Exhibit 4.3

ANADARKO EMPLOYEE SAVINGS PLAN

(As Amended and Restated Effective January 1, 2015)

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS	1
1.1	Account	1
1.2	Active Service	2
1.3	Administrative Committee	4
1.4	Affiliated Employer	5
1.5	Base Compensation	5
1.6	Beneficiary	5
1.7	Board	5
1.8	Code	5
1.9	Committee	5
1.10	Company	5
1.11	Compensation	6
1.12	Considered Compensation	6
1.13	Contribution	7
1.14	Effective Date	7
1.15	Eligible Employee	7
1.16	Employee	7
1.17	Employer	7
1.18	Entry Date	7
1.19	ERISA	7
1.20	Highly Compensated Employee	8
1.21	Hour of Service	8
1.22	Investment Committee	8
1.23	Leased Employee	8
1.24	Non-Highly Compensated Employee	.9
1.25	Participant	9
1.26	Plan	9
1.27	Plan Administrator	9
1.28	Plan Sponsor	9
1.29	Plan Year	9
1.30	Prior Plan	9
1.31	Rollover Contribution	9
1.32	Total and Permanent Disability	9

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1.33	Transferred	9
1.34	Trust	10
1.35	Trust Agreement	10
1.36	Trustee	10
1.37	Trust Fund	10
1.38	USERRA	10
1.39	Valuation Date	10
1.40	Vesting Account	10
ARTICLE II EMPLOYEES ELIGIBLE TO PARTICIPATE		10
2.1	Eligibility Requirements	10
2.2	Ineligible Classes of Employees	11
2.3	Frozen Participation	12
2.4	Transfer between Employers	12
ARTICLE III CONTRIBUTIONS		13
3.1	Elective Contributions	13
3.2	Participant Contributions	19
3.3	Rollover Contributions	19
3.4	Employer Contributions	21
3.5	Contribution Limits	24
3.6	Composition of and Deadline for Payment of Employer Contributions	34
3.7	Return of Contributions for Mistake, Disqualification or Disallowance of Deduction	34
3.8	Qualified Military Service	35
ARTICLE IV PARTICIPATION		35
4.1	Periodic Notification by Employer	35
4.2	Allocation of Contributions	35
4.3	Limitation on Additions to Account	37
4.4	Valuation of Trust Fund	41
4.5	Determination of Income or Loss and Appreciation or Depreciation	41
4.6	Forfeitures and Allocation Thereof	41
4.7	Effective Date of Allocations and Adjustments	43
4.8	Accounting for Transferred Participant	44
4.9	No Vesting Unless Otherwise Prescribed	44
4.10	Investment Elections with respect to Commingled Funds	44
4.11	Special Transition Rule	45

ARTICLE V RETIREMENT		46
5.1	Normal Retirement	46
5.2	Late Retirement	46
5.3	Rights of Participants and Prohibition of Unauthorized Distribution	46
ARTICLE VI DISTRIBUTION OF BENEFITS		46
6.1	Death Benefit	46
6.2	Retirement Benefit	49
6.3	Total and Permanent Disability Benefit	50
6.4	Severance Benefit	50
6.5	Accounting for Distributions; Offsets in Special Circumstances	52
6.6	Distributions Settlement Options	52
6.7	Lost Participants or Beneficiaries	58
6.8	Withdrawals by Participants	59
6.9	Claims Procedure for Benefits	63
6.10	Loans to Participants and Beneficiaries	66
6.11	Distributions to Alternate Payee under QDRO	70
6.12	Minimum Distribution Requirements	70
ARTICLE VII TOP HEAVY PLAN PROVISIONS		75
7.1	Application of Top-Heavy Provisions	75
7.2	Definitions	75
7.3	Accelerated Vesting	78
7.4	Minimum Contribution	78
ARTICLE VIIIPLAN ADMINISTRATOR AND COMMITTEES		79
8.1	Named Fiduciaries	79
8.2	Appointment, Term of Service and Removal of Committees	79
8.3	Trustee	79
8.4	Powers of Administrative Committee	79
8.5	Powers of Investment Committee	80
8.6	Standard of Performance	81
8.7	Liability of Plan Administrator and Committee	81
8.8	Exemption from Bond	82
8.9	No Compensation	82
8.10	Persons Serving in Dual Fiduciary Roles	82
8.11	Indemnification of Members of Plan Administrator and Committees	82

8.12	Required Information	83
8.13	Correction of Errors	83
ARTICLE IX ADOPTION OF PLAN BY OTHER EMPLOYERS		83
9.1	Adoption Procedure	83
9.2	No Joint Venture Implied	84
9.3	Transfer of Participants	84
ARTICLE X AMENDMENT AND TERMINATION		84
10.1	Right to Amend and Limitations Thereon	84
10.2	Mandatory Amendments	85
10.3	Termination of Plan	86
10.4	Voluntary or Involuntary Termination by an Adopting Employer	87
10.5	Vesting Upon Discontinuance of Employer Contributions, Total or Partial Termination	88
10.6	Withdrawal of an Employer	88
10.7	Continuance Permitted Upon Sale or Transfer of Assets	89
10.8	Requirement on Merger, Transfer, etc	89
ARTICLE XI MISCELLANEOUS		91
11.1	Plan Not An Employment Contract	91
11.2	Benefits Provided Solely From Trust Fund	91
11.3	Spendthrift Provision	91
11.4	Gender, Tense and Headings	92
11.5	General Transition Rules Relating to Amendment, Restatement and Continuation of the Plan	92
11.6	Severability	93
11.7	Governing Law	93
11.8	Mandatory Venue	93
11.9	Notices	94
11.10	Expenses of Administration	94
11.11	Counterparts	95

ANADARKO EMPLOYEE SAVINGS PLAN

(As Amended and Restated Effective January 1, 2015)

This amendment and restatement of the Anadarko Employee Savings Plan (the “Plan”) is generally effective as of January 1, 2015, unless otherwise noted under certain terms and provisions of the Plan.

W I T N E S S E T H:

WHEREAS, for the exclusive benefit of its eligible employees and their beneficiaries, the Company previously adopted the Plan;

WHEREAS, the Plan is intended to meet the requirements for tax qualification and exemption under applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and to comply with applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); and

WHEREAS, the Plan has previously been amended from time to time; and

WHEREAS, effective December 29, 2006, the Plan was amended and restated at which time the Kerr-McGee Corporation Savings Investment Plan (the “KMG Plan”) and the Western Gas Resources, Inc. Retirement Plan (the “Western Gas Plan”) were merged with and into the Plan with the Plan being the surviving plan; and

WHEREAS, the Company has amended the Plan from time to time since the December 29, 2006 amendment and restatement, including additional amendment and restatements effective December 31, 2008 and January 1, 2013, respectively, and now desires to again amend and restate the Plan, this time effective as of January 1, 2015;

NOW, THEREFORE, the Plan is hereby amended and restated in its entirety under the form hereinafter set forth, effective as of January 1, 2015:

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ARTICLE I

DEFINITIONS

As used herein, the words and phrases set forth below shall have the meanings attributed to them unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning:

1.1          Account: “Account” means, with respect to a Participant, all of the ledger accounts maintained by the Administrative Committee under the Plan to set out such Participant’s proportionate interest in the Trust Fund. In addition to accounts maintained in accordance with the provisions of any Prior Plan, and subject to Section 11.5, the following accounts shall be established for each Participant.

A “Participant Contribution Account” shall be maintained to reflect the Participant Contributions that are made on an after-tax basis on behalf of a Participant and the allocable investment earnings or losses on such amounts.

An “Elective Contributions Account” shall be maintained to reflect the Elective Contributions that are made on behalf of the Participant and allocable investment earnings or losses on such amounts.

A “Roth Contributions Account” shall be maintained to reflect the designated Roth contributions that are made on behalf of the Participant and the allocable investment earnings and losses on such amounts.

A “Rollover Account” shall be maintained for each Participant who has made a Rollover Contribution to the Plan, which reflects the amount of Rollover Contributions and the allocable investment earnings or losses on such amounts. For each Participant who made a Rollover Contribution, an “After-Tax Rollover Account” shall be maintained which reflects the after-tax contributions portion of a Rollover Contribution, and the allocable investment earnings or losses on such amount. A “Roth Rollover Account” shall be maintained to reflect the portion of any Rollover Contribution from a designated Roth elective deferral account under another qualified Roth contribution program of another qualified plan that is rolled over to the Plan and the allocable investment earnings and losses on such amounts.

An “Employer Matching Contribution Account” shall be maintained to reflect the Employer Matching Contributions that are made on behalf of the Participant and the allocable investment earnings or losses on such amounts.

An “Employer Post-2013 Matching Contribution Account” shall be maintained to reflect the Employer Post-2013 Matching Contributions that are made on behalf of the Participant and the allocable investment earnings and losses on such amounts.

An “Employer Safe Harbor Contributions Account” shall be maintained to reflect the Employer Safe Harbor Contributions that are made on behalf of the Participant and the allocable investment earnings and losses on such amounts.

An “Employer Profit Sharing Account” shall be maintained to reflect the Employer Profit Sharing Contributions, made on behalf of the Participant and the allocable investment earnings and losses on such amounts.

A “PWA Contributions Account” shall be maintained to reflect the PWA Contributions, that are made on behalf of each Participant who is eligible to share in such PWA Contributions under the Plan, and the allocable investment earnings and losses on such amounts.

Should the Administrative Committee, in its discretion, so direct, any of the above-described Accounts may be divided into subaccounts in order to facilitate administration of the Plan.

1.2          Active Service: “Active Service” means the number of whole years and complete months of the Employee’s period(s) of service with any Employer or Affiliated Employer, whether or not such periods of service were completed consecutively, subject to the following provisions. Except as otherwise provided below, in determining the number of whole years and complete months of an Employee’s period of service, non-successive periods of service shall be aggregated, and less than whole year periods of service (whether or not consecutive) shall be aggregated on the basis that twelve complete months of service (thirty days shall be deemed to be a complete month in the case of aggregation of fractional months) equal a Year of Service. Each Participant shall be credited with all Active Service to which he was entitled prior to the Effective Date.

Employment service with any Affiliated Employer shall be deemed to be Active Service with the Employer. Furthermore, employment service with an Employer that has adopted the Plan but is not an Affiliated Employer shall be deemed to be Active Service with the Employer.

If an Employee severs from service by reason of a quit, discharge, or retirement, and the Employee then performs an Hour of Service within twelve months of the severance from service date, such Employee’s period of severance shall be deemed to have been a period of service.

If an Employee severs from service by reason of a quit, discharge, or retirement during an absence from service for any reason other than a quit, discharge or retirement, and then performs an Hour of Service within twelve months of the date on which the Employee was first absent from service, such Employee’s period of severance shall be deemed to have been a period of service.

Periods of severance taken into account as periods of service shall not be taken into account for purposes of determining whether an Employee is in the employ of the Employer for purposes of allocating Non-Elective Contributions and forfeitures.

In the event that an Employer assumes and maintains the plan of a predecessor employer described in Code Section 414(a)(2), service for such predecessor employer shall be treated as service for the Employer in accordance with Code Section 414(a)(1). However, if the Employer does not maintain the plan of a predecessor employer, the Plan shall treat any Employee’s service with the predecessor employer as service with the Employer only to the extent prescribed in Code Section 414(a)(2).

In addition, pursuant to nondiscriminatory rules, the Administrative Committee may allow Employees to be credited with Active Service with respect to periods of service that would otherwise be disregarded under the Plan. Without limiting the scope of the preceding sentence, the Administrative Committee may, in its discretion, provide that an individual who was employed by a corporation or other entity that either becomes an Employer or an Affiliated Employer, or sells or otherwise transfers properties or other assets to an Employer or an Affiliated Employer, will be granted credit under the Plan for Active Service based on the service that such individual had with such prior corporation or other entity (or any predecessor thereto) for periods before such individual has commenced or recommenced participation in the Plan, but only if (1) thirty (30) or fewer individuals are to receive crediting for such prior service in a particular acquisition or transfer; (2) such service would not otherwise be credited as Active Service; and (3) such crediting of Active Service (a) has a legitimate business reason, (b) does not by design or operation discriminate significantly in favor of Highly Compensated Employees, and (c) is applied to all similarly situated employees. Any question as to whether an individual is entitled to Active Service credit pursuant to the two preceding sentences and, if so, the amount of such credit, shall be determined by the Administrative Committee in its discretion.

If a Participant has an Account balance at the time he incurs a one-year period of severance, and such Participant becomes reemployed by the Employer, the Active Service completed by such Participant before such period of severance shall not be taken into account for purposes of determining the Participant’s vested interest in his Account after such period of severance unless the Participant completes one year of Active Service upon reemployment. If a Participant has incurred five (or more) consecutive periods of severance, the period of Active Service completed after such period of severance shall not be taken into account for purposes of determining the Participant’s vested interest in his Account prior to such five (or more) consecutive periods of service. If a Participant does not have any vested right to Employer Contributions credited to his Account at the time he incurs a period of five (or more) consecutive one year periods of severance, the Active Service completed by the Employee before such period of severance shall not be taken into account for any reason when the period of five (or more) periods of severance equals or exceeds his period of service, whether or not consecutive, completed before such period of severance. In computing the aggregate period of service prior to any such period of severance, any Active Service which may be disregarded by any prior period of severance shall be disregarded.

For purposes of vesting, a “Year of Service” shall mean a 12 month period of service with any Employer or Affiliated Employer commencing on the Employee’s employment commencement date or reemployment commencement date, whichever is applicable, and ending on the severance from service date. “Employment commencement date” and “reemployment commencement date” shall mean, respectively, the dates on which the Employee first performs an Hour of Service initially, and following a period of severance not deemed to have been a period of service.

A “period of severance” shall mean the period of time commencing on the severance from service date and ending on the date on which the Employee again performs an Hour of Service. A “one year period of severance” shall mean a 12-consecutive month period beginning on the severance from service date and ending on the first anniversary of such date if the Employee does not perform an Hour of Service during such 12-consecutive month period; provided, however, solely for purposes of determining whether an Employee has incurred a one year period of severance, any Employee who is absent from employment with the Employer or Affiliated Employer for a period of absence which is incurred by reason of (1) the pregnancy of the Employee, (2) the birth of a child of the Employee, (3) the placement of a child with the Employee in connection with adoption of such child by the Employee, (4) for purposes of caring for such child for a period beginning immediately following such birth or placement, or (5) to which the Employee is entitled under the Family and Medical Leave Act of 1993 (“FMLA”), shall not be charged with a period of severance with respect to (a) the 12-consecutive month period commencing on the first day of such absence or (b) the 12-consecutive month period commencing on the first anniversary date of the first day of the period described in clause (a) if the period in clause (a) is included in the Employee’s period of service. The applicable 12-consecutive month period described in clause (a) or (b) shall be subtracted from any period of severance which would otherwise include the period described in clause (a) or (b).

An Employee’s “severance from service date” shall occur on the earlier of (i) the date on which the Employee quits, retires, is discharged, or dies; or (ii) the first anniversary of the first day of a period in which the Employee remains absent from service (with or without pay) for any reason other than a quit, retirement, discharge, or death, such as vacation, holiday, sickness, disability, leave of absence or layoff. In addition, any period of absence not described in the preceding sentence which is incurred by reason of (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, shall be deemed to be a period of absence described in clause (ii) of the preceding sentence.

In addition, if a Participant who is absent from work as a result of military service is reemployed within the relevant reemployment period pursuant to USERRA, the period of the Participant’s military service shall be counted as Active Service.

The Plan’s method of crediting Active Service changed from hours of service to elapsed time effective December 29, 2006. For periods prior to December 29, 2006, a “Year of Service” means a Plan Year during which an Employee was credited with at least 1,000 Hours of Service under this Plan or the Western Gas Plan.

Each Participant in the Plan received credit for all periods of Active Service as calculated and credited under the terms of the Plan, the KMG Plan, or the Western Gas Plan as of December 29, 2006. For the 2007, 2008, and 2009 Plan Years, any Participant who was in employment service with Western Gas Resources Corporation (“Western Gas”) on August 23, 2006, and whose termination of employment date occurred during the 2007, 2008, or the 2009 Plan Year, received credit for purposes of vesting under the Plan equal to the greater of (i) the number of Years of Service which would be credited to the Participant if such Years of Service had been calculated under the terms of the Western Gas Plan (as in effect on August 23, 2006), or (ii) the number of Years of Service which would be credited as calculated under the terms of the Plan.

1.3           Administrative Committee: “Administrative Committee” means the “Anadarko Petroleum Corporation Administrative Subcommittee,” as appointed by the Plan Administrator.

1.4          Affiliated Employer: “Affiliated Employer” means an employer which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)), or which is a trade or business (whether or not incorporated) which is under common control (within the meaning of Code Section 414(c)), or which is a member of an affiliated service group of employers (within the meaning of Code Section 414(m)), which related group of corporations, businesses or employers includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o).

1.5          Base Compensation: “Base Compensation” means (subject to application of the top-heavy rules of Section 7.2(b)), as to each Employee, Compensation but excluding the following items:

(a)	Payments (however denominated) that are not part of the Employer’s Annual Incentive Program, including but not limited to, bonuses under the Company’s Value Creation Plan (or similar bonus payment plan), override plan bonuses, front-end hiring bonuses, retention bonuses, spot award bonuses, overseas bonuses and production bonuses;

(b)           Expense reimbursements and other expenses allowances;

(c)           Cash and non-cash fringe benefits (including unused paid time off (PTO));

(d)           Moving expenses;

(e)	Amounts deferred by the Employee under a nonqualified deferred compensation arrangement that is subject to Code Section 409A;

(f)            Employee welfare benefits; and

(g)	Any other amounts that receive special tax benefits under the Code that are included in Compensation.

1.6          Beneficiary: “Beneficiary” means the person(s) or trust(s) created for the benefit of a person who is the natural object of the Participant’s bounty or estate, whichever is designated by the Participant to receive the benefits payable hereunder upon his death.

1.7          Board: “Board” means the Board of Directors of the Plan Sponsor.

1.8          Code; “Code” means the Internal Revenue Code of 1986, as amended, and regulations and other authority issued thereunder by the appropriate governmental authority. References to any section of the Code or the Treasury Regulations shall include reference to any successor section or provision, as applicable.

1.9          Committee: “Committee” means the Administrative Committee or the Investment Committee, as applicable in context.

1.10        Company: “Company” means Anadarko Petroleum Corporation.

1.11        Compensation: “Compensation” has the same meaning as set forth in Section 4.3(c)(ii) for purposes of determining the annual addition limitation under Code Section 415.

1.12        Considered Compensation: “Considered Compensation” means the total of all wages, salaries, fees for professional service and other amounts received in cash or in kind by a Participant for services actually rendered or labor performed for the Employer to the extent such amounts are includible in his gross income, subject to the following adjustments and limitations. Considered Compensation shall not include (a) Employer contributions to, or payments from, this Plan or any other deferred compensation plan or program, regardless of whether such plan or program is qualified under Code Section 401(a) or nonqualified, (b) amounts realized from the exercise of a stock option that is not an incentive stock option under Code Section 422 or other type of qualified stock option, (c) income realized when restricted stock (or property) held by an employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture as described in Code Section 83, (d) amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option, or (e) other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee) or contributions made by an employee towards the purchase of an annuity contract described in Code Section 403(b).

Considered Compensation shall be determined before reduction under a Compensation Deferral Agreement under (i) the Plan or another plan described in Code Section 401 (k) or 408(k), (ii) an annuity described in Code Section 403(b), or (iii) an election under a cafeteria plan described in Code Section 125. Considered Compensation will include compensation paid or made available during each Plan Year that is not includible in the gross income of the Participant by reason of Code Section 132(f)(4). A Participant’s Considered Compensation shall be limited to $265,000, as adjusted under Code Section 401(a)(17)(B), in accordance with Code Section 401(a)(17), section 1.401(a)(17)-l of the Treasury Regulations and any guidance issued by the Internal Revenue Service.

For purposes of this definition of “Considered Compensation”, and for purposes of any corresponding limitations on Considered Compensation, the following provisions shall apply:

(a)	The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (“determination period”) beginning in such calendar year. If a determination period consists of fewer than 12 months, the applicable compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12; and

(b)	If Considered Compensation for any prior determination period is taken into account in determining a Participant’s benefits in the current Plan Year, the Considered Compensation for that prior determination period is subject to the applicable compensation limit in effect for that prior determination period.

If a Participant who is performing qualified military service (as defined in Code Section 414(u)) while on active duty for a period of more than thirty (30) days is receiving amounts that represent all or a portion of the Considered Compensation such Participant would have received if he were performing services for the Employer during such period of qualified military service, such amounts shall be treated as Considered Compensation for all purposes under the Plan.

1.13        Contribution: “Contribution” means an amount which the Employer or Participant contributes to the Trust as described in Article III.

1.14        Effective Date: “Effective Date” means January 1, 2015, the effective date of the amendment and restatement of the Plan.

1.15        Eligible Employee: “Eligible Employee” means an Employee who has satisfied the eligibility requirements of the Plan under Article II.

1.16        Employee: “Employee” means each person who is employed as an employee by one or more Employers, is on an Employer’s payroll, and whose wages are subject to FICA withholding. Employee also includes any person who is not employed by an Employer but is performing services for an Employer pursuant to an agreement between such Employer or an Affiliated Employer and a leasing organization and who is a “Leased Employee” as defined herein. However, a Leased Employee shall not be considered an Employee for purposes of the Plan if (a) such person is covered by a money purchase pension plan qualified under Code Section 401(a) providing (i) a nonintegrated employer contribution rate at least ten percent (10%) of Considered Compensation, (ii) immediate participation, and (iii) full and immediate vesting; and (b) “Leased Employees” do not constitute more than twenty percent (20%) of the Employer’s or Affiliated Employer’s workforce who are Non-Highly Compensated Employees.

An individual who becomes an Employee pursuant to a transaction described in Code Section 410(b)(6)(c) shall not be considered to be an Employee for purposes of the Plan until after the transaction relief period available under Code Section 410(b)(6)(c) expires, except if the Administrative Committee, in its discretion, elects an earlier date for designating any such Employee (or group of Employees) to be eligible to participate in the Plan. Any such determination of the Administrative Committee shall be made on a non-discriminatory basis under the Code.

1.17        Employer: “Employer” means the Company and any other person (described in Code Section 7701(a)) which has adopted the Plan in accordance with its applicable provisions. The adopting Employers shall be listed in the Adopting Employers Appendix which is attached to the Plan, as such Appendix may be updated by the Administrative Committee from time to time without the need for a formal amendment to the Plan.

1.18        Entry Date: “Entry Date” means the date on which an Employee becomes a Participant by commencing participation in the Plan after having met its eligibility requirements. Each day of the Plan Year will be an Entry Date.

1.19        ERISA: “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and regulations and other authority issued thereunder by the appropriate governmental authority. Reference to any section of ERISA shall include reference to any successor section or provision of ERISA.

1.20        Highly Compensated Employee: “Highly Compensated Employee” means any
Employee who:

(a)	was at any time a 5-percent owner (as defined in Code Section 416(i)(l)) during the Plan Year for which the determination is being made (the “determination year”) or during the 12-month period immediately preceding the Plan Year (the “look-back year”); or

(b)	received compensation (described below) from the Employer in excess of $120,000 (as adjusted at such time and in such manner as prescribed under Code Sections 414(q) and 415(d)) during the look-back year.

In accordance with Code Section 414(q)(6), a former Employee shall be treated as a Highly Compensated Employee in the determination year if such former employee (a) was a Highly Compensated Employee when he separated from service or (b) was a Highly Compensated Employee at any time after attaining age 55.

For purposes of this Section 1.20, “compensation” shall mean Considered Compensation. Only compensation received by the Employee, or deemed to be received, shall be considered for purposes of this Section; therefore, compensation shall not be annualized in order to compute an Employee’s compensation in the determination year or the look-back year.

The rules of Code Section 414(b), (c), (m), (n) and (o) shall be applied before the above provisions of this Section are applied. The rules described in the immediately preceding sentence do not apply for purposes of determining who is a 5-percent owner. Notwithstanding any provision hereof to the contrary, the determination of who is a Highly Compensated Employee shall be made in accordance with Code Section 414(q) for all Plan Years.

To the extent that the provisions of this Section are inconsistent or conflict with the definition of a “highly compensated employee” set forth in Code Section 414(q), the provisions of Section 414(q) shall govern and control.

1.21        Hour of Service: Each hour for which an individual is directly or indirectly paid, or entitled to payment, by an Employer or an Affiliated Employer as an Employee for the performance of duties or for reasons other than the performance of duties.

1.22        Investment Committee: “Investment Committee” means the “Anadarko Petroleum Corporation Investment Subcommittee,” as appointed by the Plan Administrator.

1.23        Leased Employee: “Leased Employee” means any person (a) who is not a common law employee of the recipient Employer and (b) who (pursuant to an agreement between an Employer (or Affiliated Employer) and any other person (“leasing organization”)) has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6) (i) on a substantially full time basis for a period of at least one year (including periods of service for the recipient Employer for which such person would have been a Leased Employee but for the requirements of this subclause (i)) and (ii) such services are performed under the primary direction or control of the recipient Employer.

1.24        Non-Highly Compensated Employee: “Non-Highly Compensated Employee” means an Employee who is not a Highly Compensated Employee.

1.25        Participant: “Participant” means an Employee who is participating in the Plan and, if consistent with the context in which such term is used, a former Employee who still has an Account balance.

1.26        Plan: “Plan” means the Anadarko Employee Savings Plan, as herein set forth and all subsequent amendments. The Plan is designated as a profit sharing plan for purposes of Code Sections 401, 402, 412 and 417.

1.27        Plan Administrator: “Plan Administrator” means the “plan administrator” as such term is defined in ERISA Section 3(16)(A), which is designated as the “Anadarko Petroleum Corporation Administrative and Investment Committee,” the members of which are appointed by the Executive Vice President responsible for Human Resources of the Company.

1.28        Plan Sponsor: “Plan Sponsor” means the Company and any successor thereto which adopts and continues the Plan.

1.29        Plan Year: “Plan Year” means the fiscal year of the Plan which is the 12-month period that ends on December 31st of each year.

1.30        Prior Plan: “Prior Plan” means a defined contribution plan described in Code Section 414(f), which plan at all relevant times met the requirements for qualification under Code Section 401(a) or 403(a) as in effect on the date immediately prior to the date that such plan was completely amended, restated and continued under the form of the Plan, without a gap or lapse in coverage, time or effect of a qualified plan and exempt trust under applicable provisions of the Code.

1.31        Rollover Contribution: “Rollover Contribution” means an amount (a) which the Administrative Committee determines may be deposited in the Trust Fund in accordance with Section 3.3 without adversely impacting the qualification and exemption of the Plan and the Trust under Code Sections 401(a) and 501(a), respectively, and (b) which is contributed by a Participant to his Rollover Account.

1.32        Total and Permanent Disability: “Total and Permanent Disability” means a mental or physical disability which will render the Participant incapable of continuing his usual and customary employment with the Employer or an Affiliated Employer. For this purpose, a Participant will be deemed to have suffered a Total and Permanent Disability only if he is eligible to receive benefits from the long term disability plan maintained by the Employer (the “LTD plan”). If the Participant is not covered under the LTD plan for whatever reason, then he will be deemed to have suffered a Total and Permanent Disability only if he is determined to be disabled under the federal Social Security Act.

1.33         Transferred: “Transferred” as used with respect to an Employee and “Transfer of an Employee” means the termination of employment with one Employer and the contemporaneous commencement of employment with another Employer or Affiliated Employer.

1.34        Trust: “Trust” means the trust estate created under the Plan.

1.35         Trust Agreement: “Trust Agreement” means the legal instrument creating and embodying the term and conditions of the Trust.

1.36         Trustee: “Trustee” means the trustee or trustees qualified and acting as Trustee under the Trust Agreement.

1.37        Trust Fund: “Trust Fund” means the cash, bonds, stock and other assets or liabilities held by the Trust.

1.38        USERRA: “USERRA” means the federal Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.

1.39        Valuation Date: “Valuation Date” means the date determined by the Administrative Committee to apply with respect to valuation of any Account balance. The Valuation Date may be daily, or at the end of any month, quarter or other time period as specified by the Administrative Committee. In any event, there shall be a Valuation Date as of the last day of each Plan Year.

1.40        Vesting Account: “Vesting Account” means the portion of the Account which is subject to a vesting schedule as described in Section 4.6(b).

ARTICLE II

EMPLOYEES ELIGIBLE TO PARTICIPATE

2.1          Eligibility Requirements: An Eligible Employee who was a Participant in the Plan on the date immediately prior to the Effective Date shall be deemed to be a Participant hereunder as of the Effective Date.

Each other Eligible Employee shall be eligible to be a Participant on the later of (a) the Effective Date or (b) his employment commencement date or reemployment commencement date, as applicable.

Eligible Employees include only those Employees who (a) are employed in an employment position with the Employer, (b) on the Employer’s United States payroll regardless of the location of the Employee’s worksite, and (c) not classified in an ineligible class of Employees pursuant to Section 2.2. An Employee is on an Employer’s United States payroll if the Employee is paid from a payroll department of the Employer located within the United States of America. Under no circumstances are the payroll departments of the Employer’s foreign branches or subsidiaries treated as United States payroll departments of any Employer for purposes of the Plan.

Should an Employee be separated from the service of the Employer for any reason during a period which includes his Entry Date, such Employee shall be eligible to commence participation in the Plan on the date he completes an Hour of Service following his return to. service with the Employer.

Pursuant to nondiscriminatory rules established by the Administrative Committee, the Administrative Committee may vote to allow Employees to enter the Plan as Participants on any date which would not otherwise be permitted under the Plan. Any such decision shall be communicated to the affected Participants.

2.2         Ineligible Classes of Employees: The following Employees or other individuals shall not be Eligible Employees under the Plan:

(a)	Employees who are included in a unit of Employees covered by a collective bargaining agreement between the Employees’ representative and an Employer shall be excluded from participation in the Plan if retirement benefits were the subject of good faith bargaining between the Employees’ representative and the Employer and the agreement does not require the Employer to include such Employees in the Plan. For purposes of the preceding sentence, the term “Employees’ representative” shall not include any organization more than one-half of the members of which are Employees who are owners, officers or executives of the Employer. To the extent that Employees who are included in a unit of Employees covered by a collective bargaining agreement are covered under the Plan, the terms of such participation, including but not limited to eligibility, vesting and the right to share in Employer Contributions, shall be set forth in a Union Participation Appendix to the Plan.

(b)	Notwithstanding any other provision of the Plan to the contrary, (i) any individual who was considered by the Employer to be an independent contractor, but who is later reclassified as an Employee whose wages should have been reported on Form W-2 (or its successor) (excluding any Leased Employee described in clause (ii) below), with respect to the period for which such individual was paid by the Employer as an independent contractor, or (ii) any Leased Employee, shall be excluded from participation in the Plan with respect to the period in which any individual described in clause (i) was considered to be an independent contractor and the period in which any individual described in clause (ii) is a Leased Employee. The immediately preceding sentence shall fully apply only with respect to Plan Years (or portions thereof) in which none of the individuals described in such sentence is required to be covered in order to ensure that the Plan is operated in compliance with the requirements of Code Sections 401(a) and 410(b). In the event that any individual who is included in the class of reclassified independent contractors or Leased Employees described in clause (i) or (ii) of the first sentence of this paragraph, must be covered with respect to a Plan Year in order to ensure the requirements of the immediately preceding sentence are met, starting with the class of reclassified independent contractors, only such number of individuals within the class which includes the individual (beginning with the individuals with the lowest Considered Compensation determined on an annualized basis) as is necessary to ensure compliance with the requirements of the immediately preceding sentence shall be covered in the Plan only for the Plan Year (or portion thereof) that is necessary to ensure the requirements of the immediately preceding sentence are met. In the event any individual is later reclassified as an Employee, and such individual is not included as a Participant pursuant to the preceding provisions of this paragraph, the reclassified independent contractor or Leased Employee shall be eligible to become a Participant effective as of the first Entry Date after the Plan Administrator is notified of such reclassification, unless the reclassified individual does not otherwise satisfy the eligibility requirements of Section 2.1.

(c)	Employees who are nonresident aliens and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)) shall not be eligible to participate in the Plan.

(d)	Employees who are (i) not classified as regular Employees and/or (ii) classified on the payroll system as “limited benefit employees”, shall not be eligible to participate in the Plan.

(e)	Individuals performing services for the Employer who are on the payroll of a third-party employer of record service, or a staffing or temporary employee agency, shall not be eligible to participate in the Plan.

(f)	Any Employee who is not a citizen or legal resident of the United States and is not regularly employed at a worksite of the Employer within the United States shall not be eligible to participate in the Plan.

(g)	Any individual who is an employee of an entity that is not an Employer or Affiliated Employer and is seconded or “borrowed” by an Employer to provide services on a temporary basis to the Employer shall not be eligible to participate in the Plan.

2.3           Frozen Participation: While employment service with an Affiliated Employer which is not an Employer is counted for purposes of determining Active Service, no person shall authorize Elective Contributions to the Plan or share in the allocation of any Contributions or forfeitures except for the period(s) of service that he is actually employed as an Eligible Employee. If an Employee is (a) transferred from an Employer to an Affiliated Employer which is not an Employer or (b) otherwise ceases to be employed as an Eligible Employee (but does not have a severance from service), his Account shall thereupon be frozen, he shall not be permitted to authorize Elective Contributions to the Plan, and his Account shall not share in the allocation of any Employer Contributions or, if applicable, any forfeitures (except for the period(s) of service that he is actually employed as an Eligible Employee), but he shall continue to accrue Active Service for vesting purposes.

2.4           Transfer Between Employers: Notwithstanding any other provision of the Plan to the contrary, a Participant who transfers employment between Employers shall not be considered to have incurred a termination of employment for purposes of the Plan, and such transferring Participant shall continue to participate in the Plan in the same capacity as long as he remains an Eligible Employee.

ARTICLE III

CONTRIBUTIONS

Index of Plan Provisions Covered in Article III

Section or Subsection	Section Number

Elective Contributions	3.1
Elective Contribution Agreements	3.1(a)
Roth Contributions Agreements	3.1(b)
Dollar Limit on Elective Deferrals	3.1(c)
Remedying Excess Deferrals	3.1(d)
Participant Contributions	3.2
Rollover Contributions	3.3
Employer Contributions	3.4
Employer Matching Contributions	3.4(a)(1)
Employer Post-2013 Matching Contributions	3.4(a)(2)
Employer Safe Harbor Contributions	3.4(b)
Employer Profit Sharing Contributions	3.4(c)
Restoration of Forfeited Benefits	3.4(d)
Top-Heavy Minimum Contribution	3.4(e)
Special Profit Sharing Contribution	3.4(f)
PWA Contributions	3.4(g)
Contribution Limits	3.5
Actual Deferral Percentage Test	3.5(a)
Excess Employer Contributions over ADP Limits	3.5(b)
Actual Contribution Percentage Test	3.5(c)
Excess Aggregate Contributions over ACP Limits	3.5(d)
Mandatory Disaggregation of Certain Plans	3.5(e)
Composition of and Deadline for Payment of Employer Contributions	3.6
Return of Contributions for Mistake, Disqualification and Disallowance of Deduction	3.7
Qualified Military Service	3.8

3.1          Elective Contributions:

(a)	Elective Contribution Agreements: Subject to applicable conditions and limitations of the Plan, Participants may authorize the Employer to make Elective Contributions on their behalf, in lieu of receipt of such amounts in cash. Elective Contributions shall be held, invested and distributed as provided under applicable provisions of the Plan. No Elective Contribution Agreement (or any other deferral mechanism that may be permitted under the Plan) may be adopted retroactively. The opportunity to authorize Elective Contributions hereunder shall be made available to Participants on a non-discriminatory basis.

Each Participant may enter into an agreement in a form satisfactory to the Administrative Committee (“Elective Contribution Agreement”) whereunder the Participant shall agree, subject to any necessary adjustments’ pursuant to this Section and Sections 3.5 and 4.3 (i) to a reduction (expressed in whole percentages only) of not less than one percent (1%) and not more than thirty percent (30%) of his Base Compensation before such authorized reduction and attributable to the applicable pay periods and (ii) to have the Employer contribute (as an Elective Contribution) an amount equal to the amount of the authorized reduction, which Elective Contribution shall be credited to the Participant’s Elective Contributions Account.

Each Eligible Employee hired on or after July 1, 2011 who does not affirmatively elect (i) to not make Elective Contributions under the Plan or (ii) another designated percentage of his Base Compensation as an Elective Contribution, will be deemed to have made an informed consent and automatic election to have the Employer withhold six percent (6%) of his Base Compensation as an Elective Contribution without any affirmative election or other action being required by such Employee under the Plan. The deemed election to make Elective Contributions, if applicable, shall be effective not later than the 90th day following such Eligible Employee’s employment commencement date or reemployment commencement date, as applicable.

Each Participant, whether enrolled in the Plan pursuant to an affirmative or automatic enrollment, may elect, in his discretion, to change the election percentage (within the percentage limits set forth herein) applicable to his Elective Contribution election, to suspend his Elective Contribution election, or to reinstate his Elective Contribution election, each in accordance with the Plan’s administrative procedures as in effect at such time.

Each Participant who is automatically enrolled in the Plan may elect to take a “permissible withdrawal,” as defined in Code Section 414(w)(2)(A). Such permissible withdrawal shall consist of all Elective Contributions (and allocable investment earnings or losses thereon) that were made prior to the date of the election. The election must be made within 90 days after the first Elective Contribution with respect to such Participant in accordance with Code Section 414(w)(2)(B). If a Participant elects to take a permissible withdrawal pursuant to this paragraph, then the Employer Safe Harbor Contributions or the Employer Post-2013 Matching Contributions, if any, allocable to such withdrawn Elective Contributions will be forfeited. Investment earnings allocable to the forfeited Employer Safe Harbor Contributions or Employer Post-2013 Matching Contributions will also be forfeited. Any fee charged to the Participant for the permissible withdrawal may not be greater than any other fee charged for a cash distribution.

A Participant who, within the time frames required by USERRA, returns to Active Service of an Employer following a period of “qualified military service,” as defined in Code Section 414(u), shall be entitled to authorize additional Elective Contributions as “makeup contributions” in accordance with Code Section 414(u)(2).

Participants who have attained age 50 or older before the close any Plan Year ending on or after December 31, 2001, shall be eligible to make Elective Contributions in addition to the Elective Contributions provided for in the preceding paragraph of this Section 3.1(a) (“Catch-Up Elective Contributions”) in accordance with, and subject to the limitations of, Code Section 414(v). Such Catch-Up Elective Contributions shall not be taken into account for purposes of limitations of Section 3.1(c) (and Code Section 402(g)) and Section 4.3 (and Code Section 415.) In addition, the Plan shall not be treated as failing to satisfy the provisions of Section 3.5(a) (and Code Section 401(k)(3)), Code Section 410(b), Article VII (and Code Section 416), by reason of making such Catch-Up Elective Contributions.

(b)	Roth Contribution Agreements: A Participant may elect to make designated Roth Contributions in one percent (1%) increments of any amount from one percent (1%) to thirty percent (30%) of his Base Compensation for a Plan Year in lieu of Elective Contributions that he is otherwise eligible to make pursuant to Section 3.1(a). The sum of a Participant’s designated Roth Contributions and his Elective Contributions for a Plan Year may not exceed 30% of his Base Compensation. A Participant’s election to make designated Roth Contributions to the Plan pursuant to this Section 3.1(b) shall be made in accordance with the procedures established by the Administrative Committee at the time he makes the election to authorize Elective Contributions and shall be irrevocable once Roth Contributions have been contributed to the Plan based upon such election.

A Participant’s designated Roth Contribution election shall remain in force and effect for all periods following the effective date of such election until modified or terminated or until such Participant terminates his employment or ceases to be an Eligible Employee. A Participant who has elected to make designated Roth Contributions to the Plan may change his election percentage (within the percentage limits set forth herein), may suspend his Roth Contribution election, or reinstate his Roth Contribution election, each in accordance with the Plan’s administrative procedures as in effect at such time.

A Participant who is entitled to make and elects to make Catch-Up Elective Contributions to the Plan pursuant to Section 3.1(a) may designate that such Catch-Up Contributions be Roth Catch-Up Contributions instead of Elective Catch-Up Contributions at the time of such election.

A Participant’s designated Roth Contributions for a Plan Year shall be allocated to his Roth Contribution Account, which shall be credited with such contributions and debited for any withdrawals which a Participant elects to make from his Roth Contributions Account. Such Account shall be adjusted as appropriate to reflect any loan made from such Account pursuant to Section 6.10 and principal and interest payments made to repay such loan. No Contributions other than Roth Contributions, and allocated investment earnings, or losses, shall be credited to a Participant’s Roth Contribution Account.

(c)	Dollar Limit On Elective Deferrals: Elective Contributions pursuant to any Elective Contribution Agreement and Roth Contribution Agreement, except Catch-Up Contributions, when added to (i) any Employer Contribution under the Plan or any other cash or deferred arrangement (described in Code Section 401 (k)) to the extent not includable in gross income for the taxable year under Code Section 402(a)(8), (ii) any employer contribution to a simplified pension plan under a salary reduction agreement to the extent not includable in gross income for the taxable year under Code Section 402(h)(1)(B), (iii) any employer contribution to purchase an annuity contract described in Code Section 403(b) under a salary reduction agreement (within the meaning of Code Section 3121(a)(5)(D)) to the extent not includable in gross income for the taxable year under Code Section 403(b), (iv) any employer contribution pursuant to any election to defer under any eligible deferred compensation plan to the extent not includable in gross income under Code Section 457 and (v) any Roth contributions to a plan as described in Code Section 402A are limited to the dollar limit specified in Code Section 402(g) (as adjusted by the Commissioner of Internal Revenue at the same time and in the same manner as prescribed in Code Section 415(d)). In addition, Elective Contributions and/or any similar elective deferrals (described in Code Section 402(g)(3)) to the Plan and/or any other qualified plan, contract or arrangement, which is described in the immediately preceding sentence and maintained by the Employer or any Affiliated Employer, shall not in the aggregate exceed the dollar limitation (as adjusted) of the immediately preceding sentence and Code Section 402(g) as in effect at the beginning of such taxable year. To the extent that the Participant’s Elective Contributions and/or Roth Contributions to this Plan exceed the dollar limit on Elective Deferrals in effect for a Plan Year, the Participant will be deemed to have elected to increase his after-tax Participant Contributions by the amount that he was contributing to this Plan as Elective Contributions and/or Roth Contributions as of the date that such dollar limit is met.

(d)	Remedying Excess Deferrals: To the extent that a Participant’s elective deferrals authorized pursuant to the Sections of the Code referenced in the immediately preceding subsection (c) exceed the applicable limit under Code Section 402(g) for a Participant’s taxable year (“excess deferrals”), then not later than the first March 1 immediately following the close of the taxable year of such excess deferral, the Participant shall notify the Administrative Committee in writing of any portion of any such excess deferrals which the Participant has elected to allocate to the Plan. Such notice shall include the Participant’s certified claim for a specified amount of excess deferrals for the preceding calendar year and shall be accompanied by the Participant’s certified statement that such excess deferrals, when added to amounts deferred under other plans or arrangements described in Code Sections 402A, 401(k), 408(k), 403(b) or 457, exceeds the limit imposed under Code Section 402(g) for the year in which the deferral occurred. In accordance with Section 1.402(g)-l(e)(2) of the Treasury Regulations, to the extent that the Participant only has Elective Contributions and/or Roth Contributions for the taxable year under the Plan and any other plan or arrangement described in the previous sentence which is maintained by the same Employer, such Employer may notify the Administrative Committee of any excess deferrals made on behalf of the Participant. In that event, such excess deferrals shall be reclassified as after-tax Participant Contributions and shall not be distributed as described below. Any matching contributions based on the reclassified Elective and/or Roth Contributions shall not be forfeited upon such reclassification provided that such Participant would otherwise be entitled to receive matching contributions based on such amount if such amount had been originally contributed as after-tax Participant Contributions.

Following receipt by the Administrative Committee of the notice described in the immediately preceding paragraph (and notwithstanding any other provision of the Plan relating to spousal consent), not later than the first April 15 immediately following such March 1 deadline for written notification of the Administrative Committee, the Plan shall distribute to such Participant in a lump sum the amount of excess deferrals allocated to the Plan (and any income allocable to such amount). Excess deferrals which must be distributed to a Participant will be prorated between his Elective Contributions and his designated Roth Contributions as directed by the Participant or, in the absence of such direction, based on a proration methodology adopted by the Administrative Committee and applied on an uniform basis. Such distribution shall be made first by distribution of nonmatched Elective or Roth Contributions, if any, allocated to the Participant’s Elective and/or Roth Contributions Account (as applicable), and, if necessary, next by distribution of Elective Contributions and/or Roth Contributions which were matched by matching contributions. To the extent that such excess deferrals are attributable to matched Elective Contributions or Roth Contributions (and any income allocable thereto) which amounts are distributed to the Participant pursuant to the preceding provisions of this Section 3.1(d), matching contributions (and any income allocable thereto) will be appropriately reduced and such reduced matching contributions (and any income allocable thereto) shall be applied as forfeitures pursuant to Section 4.6. The provisions of this paragraph (which provide for reduction of matching contributions made with respect to Elective Contributions and/or Roth Contributions which are distributed hereunder) are intended to comply with the requirements of Code Sections 401(a), 401(k), 401(m) and 411. To the extent that any provision of this paragraph is inconsistent with the preceding sentence, such provision shall be deemed to be inoperative and the Plan shall be operated in a manner that complies with the requirements of the immediately preceding sentence.

For Plan Years beginning on and after January 1, 2007, the investment earnings income or losses allocable to the portion of the Participant’s Elective Contributions Account and/or his Roth Contributions Account that is attributable to excess deferrals shall be the earnings income or losses for the Plan Year and the gap period that is attributable to Elective Contributions and/or Roth Contributions multiplied by a fraction. The numerator of such fraction is the Participant’s excess deferrals allocable to such Account for the Plan Year and the denominator is the sum of (i) the aggregate Account balance of the Participant attributable to Elective Contributions or Roth Contributions as of the beginning of the Plan Year to which the excess deferral relates, plus (ii) the Participant’s Elective Contributions and/or Roth Contributions for the Plan Year and the gap period. For purposes of this Section, “gap period” means the period between the last day of the Plan Year and a date that is not more than seven (7) days before the excess deferrals are distributed. For Plan Years beginning prior to January 1, 2007, no investment earnings or losses will be allocated for the gap period. However, for Plan Years beginning on and after January 1, 2008, the income or loss allocable to excess deferrals will be determined through the end of the Plan Year to which such excess deferrals relate, and the income or loss allocable to such excess deferrals for the gap period will not be distributed or forfeited.

Notwithstanding the preceding provisions of subsection (d), any Participant who has excess deferrals for a taxable year may receive a corrective distribution of such deferrals (and allocable investment earnings thereon) during the same year (i) if the Participant notifies the Administrative Committee of an excess deferral, (ii) the corrective distribution is made after the date on which the Plan received the excess deferral, and (iii) the Plan designates and treats the distribution as a distribution of an excess deferral. Any distribution described in the immediately preceding sentence shall be made as soon as practicable, but absent circumstances beyond the control of the Administrative Committee, not later than 60 days after the first day of the month that occurs on or after the later of (i) the actual receipt by the Administrative Committee of the Participant’s notification of an excess deferral or (ii) the date that the Plan actually receives the excess deferral.

Notwithstanding any other provision of this subsection (d) to the contrary, the amount of excess deferrals that may be distributed under this subsection (d) shall be reduced by any Excess Employer Contributions over the ADP limit (described in Section 3.5) previously distributed with respect to a Participant for the Plan Year beginning with or within such Participant’s taxable year. In no event shall any Participant receive from the Plan a corrective distribution for the taxable year of an amount in excess of the Participant’s total Elective Contributions and/or Roth Contributions under the Plan for the taxable year. Except as may be otherwise required under Section 3.5, any excess deferral not timely distributed shall remain in the Trust and be subject to any otherwise applicable conditions and limitations of the Plan. In addition, any excess deferrals which are timely distributed under the preceding provisions of this subsection (d) shall not be treated as an annual addition under Section 4.3. Also, excess deferrals by Non-Highly Compensated Employees shall not be taken into account under the ADP Test of Section 3.5 to the extent such excess deferrals are made under the Plan or any other qualified plan of the Employer or any Affiliated Employer. A distribution of Elective Contributions (and allocable investment earnings thereon) under this subsection (d) shall not be considered as a distribution for purposes of compliance with the minimum distribution provisions of Section 6.12.

3.2           Participant Contributions: A Participant may elect to contribute to the Plan as after-tax Participant Contributions an integral percentage of his Base Compensation which, when added to the integral percentage of his Base Compensation that is contributed to the Plan as Elective Contributions and Roth Contributions, does not exceed 30% of his Base Compensation. Such election shall be made in the manner prescribed by the Administrative Committee. A Participant will be deemed to have elected to make after-tax Participant Contributions, or will be deemed to have elected to increase his after-tax Participant Contributions election, by the amount of his Elective Contributions and/or Roth Contributions elections when the Participant has contributed the maximum amount of Elective Contributions and/or Roth Contributions during a Plan Year for the remainder of that Plan Year.

Each Participant may elect, in his discretion, to change the election percentage (within the percentage limits set forth herein) applicable to his Participant Contributions election, to suspend his Participant Contributions election, or to reinstate his Participant Contributions election, each in accordance with the Plan’s administrative procedures as in effect at such time.

Participant Contributions will be included in and subject to the ACP Test described in Section 3.5(c) and the corrective actions described in Section 3.5(d).

3.3           Rollover Contributions:

(a)	Rollover from Non-Roth Accounts: Rollover Contributions on the part of Employees shall be permitted from time to time as determined by the Administrative Committee. In the event Rollover Contributions are permitted, the opportunity to contribute shall be made available to Employees on a nondiscriminatory basis. An Employee who is permitted to make a Rollover Contribution shall not be entitled to authorize Elective Contributions to the Plan or share in the allocation of any Employer Contributions or forfeitures unless and until the Employee meets the requirements of Sections 2.1, 3.1 and 4.2 of the Plan. Any Rollover Contribution made by an Employee shall be held in a separate Rollover Account for such Employee which will share in any allocable investment earnings or losses of the Trust Fund. Rollover Contributions shall have no effect on any limitation under the Plan based on Contributions.

The qualified plans from which Rollover Contributions may be received pursuant to this Section 3.3 are qualified plans described in Code Sections 401(a) or 403(a), annuity contracts described in Code Section 403(b), and eligible plans under Code Section 457(b) which are maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. Rollover Contributions pursuant to this Section 3.3 attributable to qualified plans described in Sections 401(a) or 403(a) shall include After-Tax Employee Contributions. Rollover Contributions described in this Section 3.3 attributable to annuity contracts described in Code Section 403(b) may exclude After-Tax Employee Contributions.

Effective on and after July 1, 2012, Rollover Contributions shall also be permitted from a former Employee provided that (1) the qualified plan from which the Rollover Contribution is received is either the Anadarko Retirement Plan or the Kerr-McGee Corporation Retirement Plan; (2) such former Employee has an Account balance in the Plan that is not subject to the automatic cash-out rules set forth in Section 6.6(a)(i) as of the date of the Rollover Contribution (determined without regard to the Rollover Contribution); and (3) the Rollover Contribution is in the form of a direct rollover.

Effective on and after July 1, 2012, Rollover Contributions shall also be permitted from a surviving spouse to whom the Participant was married on the date of the Participant’s death, provided that (1) the qualified plan from which the Rollover Contribution is received is either the Anadarko Retirement Plan or the Kerr-McGee Corporation Retirement Plan; (2) the surviving spouse is the sole Beneficiary of the Participant’s Account under the Plan; (3) the Participant’s Account balance under the Plan which is payable to the surviving spouse has not been distributed as of the date of the Rollover Contribution; (4) the Participant’s Plan Account balance is not subject to the automatic cash-out rules set forth in Section 6.6(a)(i) as of the date of the Rollover Contribution (determined without regard to the Rollover Contribution); and (5) the Rollover Contribution is in the form of a direct rollover.

(b)	Roth Rollover Contributions: An Eligible Employee or Participant who has received a distribution from a designated Roth elective deferral account under another qualified Roth contribution program of another qualified plan described in Code Section 402A(e)(l) may rollover all or any portion of such distribution to the Plan in a Roth Rollover Contribution to the extent that the rollover is permitted under Code Section 402A(c). Any Eligible Employee or Participant desiring to effect a Roth Rollover Contribution must execute and file such request with the Administrative Committee on the form prescribed for such purpose. An Eligible Employee’s or Participant’s Roth Rollover Contribution shall be credited to his Roth Rollover Contribution Account as of the day such Contribution is made.

A Roth Rollover Contribution to the Plan may be effectuated only by wire transfer directed to the Trustee or by issuance of a check made payable to the Trustee, which is negotiable only by the Trustee and identifies the Employee for whose benefit the Roth Rollover Contribution is being made. The Administrative Committee may require as a condition to accepting any Roth Rollover Contribution that such Employee furnish any evidence that the Administrative Committee in its discretion deems satisfactory to establish that the proposed Roth Rollover Contribution is eligible for rollover and in accordance with applicable provisions of the Code. All Roth Rollover Contributions to the Plan must be made in cash.

An Eligible Employee who has made a Roth Rollover Contribution in accordance with this Section 3.3(b), but who has not otherwise become a Participant in accordance with Article II, shall become a Participant coincident with such Roth Rollover Contribution; provided, however, such Participant shall not have a right to authorize Contributions to the Plan or have Employer Contributions made on his behalf unless and until he has otherwise satisfied the eligibility requirements imposed by Article II.

3.4           Employer Contributions:

(a)	Employer Matching Contributions:

(1)	Employer Matching Contributions were contributed for Plan Years beginning before January 1, 2007 and were allocated to Participants’ Employer Matching Contribution Accounts for such Plan Years. For Plan Years beginning on and after January 1, 2007 and before January 1, 2014, in lieu of the Employer Matching Contributions described in this Section 3.4(a), the Plan was a “safe harbor 401(k) plan” as described in Code section 401(k)(12) and Employer Safe Harbor Contributions were made in accordance with Section 3.4(b) and allocated to Participants’ Employer Safe Harbor Contributions Accounts. Employer matching contributions for Plan Years beginning on or after January 1, 2014 shall be made as Employer Post-2013 Matching Contributions pursuant to Section 3.4(a)(2).

(2)	For each payroll period, the Employer shall contribute to the Trust on behalf of each affected Participant, as Employer Post-2013 Matching Contributions, an amount that equals the lesser of (i) 6% of the Participant’s Base Compensation for such payroll period or (ii) 100% of the sum of the Participant’s Elective Contributions, Catch-Up Contributions, After-Tax Contributions and designated Roth Contributions made during such payroll period.

Employer Post-2013 Matching Contributions shall be fully vested when made and cannot be distributed prior to the Participant’s severance from employment, death, Total and Permanent Disability, or attainment of age 59½, or upon termination of the Plan without the establishment of a successor plan, and cannot be distributed on account of hardship pursuant to Section 6.8.

(b)	Employer Safe-Harbor Contributions: For Plan Years beginning on and after January 1, 2007 and before January 1, 2014, in lieu of the Employer Matching Contributions described in Section 3.4(a), the Plan will be a “safe harbor 401(k) plan” as described in Code Section 401(k)(12). The Employer will make Employer Safe Harbor Contributions each month equal to 100% of the sum of each Participant’s Elective Contributions, Catch-Up Contributions, After-Tax Contributions, and Roth Contributions that do not exceed 6% of the Participant’s Base Compensation that is paid during that month.

Employer Safe Harbor Contributions shall be fully vested when made and cannot be distributed prior to the Participant’s severance from employment, death, Total and Permanent Disability, or attainment of age 59½, or upon termination of the Plan without the establishment of a successor plan, and cannot be distributed on account of hardship pursuant to Section 6.8.

At least 30 days and not more than 90 days before the beginning of each Plan Year, the Employer shall provide each Eligible Employee with a written notice of the Employee’s rights and obligations under this Section 3.4(b). If an Eligible Employee becomes eligible to participate in the Plan after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice shall be provided no more than 90 days before the Eligible Employee first becomes eligible to participate and not later than the date the Employee becomes eligible to participate.

(c)	Employer Profit Sharing Contributions: In addition to the Employer Post-2013 Matching Contributions or the Employer Safe Harbor Contributions, the Employer may, in its discretion, contribute for a Plan Year an Employer Profit Sharing Contribution, in such amount as determined by the Company in its discretion, that is allocable to the Participants employed by one or more of the business units of the Employer, provided that the Participant must still be employed by the Employer on the last day of the Plan Year. The Company shall determine whether any Employer Profit Sharing Contribution shall be made pursuant to this Section 3.4(c) for a Plan Year, the business unit(s) for which such Employer Profit Sharing Contribution shall be made, and the percentage of the Participant’s Base Compensation which shall be contributed as an Employer Profit Sharing Contribution. For purposes of this Section 3.4(c), a “business unit” shall mean, as determined by the Company in its discretion, (i) an operating division (or subsidiary) of the Employer or (ii) a corporate and/or administrative group of the Employer’s Employees. Notwithstanding any other provision of the Plan to the contrary, the right to receive an allocation of any Employer Profit Sharing Contribution pursuant to this Section 3.4(c) shall be subject to the applicable provisions of Code Sections 401(a)(4) and 410(b).

(d)	Restoration of Forfeited Benefits: Not later than the last day of the Plan Year in which occurs any repayment described in Section 4.6, the Employer shall contribute an amount which, when added to unallocated forfeitures, shall be equal to the amount previously forfeited under the Plan by any Participant entitled to have his Account restored in accordance with Section 4.6. In addition, as soon as administratively practicable following receipt of a claim under circumstances described in Section 6.7, the Employer shall contribute an amount equal to the value of the forfeited benefits payable under Section 6.7.

(e)	Top-Heavy Minimum Contribution: In the event that the Plan is a Top-Heavy Plan described in Article VII with respect to any Plan Year, the Employer shall contribute any amount necessary to ensure that Participants who are entitled to a minimum allocation pursuant to Section 7.4 receive such an allocation.

(f)	Special Profit Sharing Contribution: The Company will make a Special Profit Sharing Contribution for the Plan Year commencing on January 1, 2006 and ending on December 31, 2006 (the “2006 Plan Year”) on behalf of each Eligible Employee, as described in Section 2.1, who (i) was covered in 2006 under the Western Gas Resources, Inc. Retirement Plan (“WGR Plan”) prior to its merger into the Plan and (ii) completed at least 1,000 Hours of Service (A) as an employee of Western Gas Resources, Inc. (“WGR”) under the WGR Plan and/or (B) as an Eligible Employee of the Company or its Affiliates during the 2006 Plan Year. For purposes of clarity, all Hours of Service earned by an Eligible Employee with WGR and with the Company and its Affiliates during the 2006 Plan Year shall be counted for this purpose. The Special Profit Sharing Contribution shall be in an amount equal to eight percent (8%) of the Compensation, as defined in this Section 3.4(f), of such Eligible Employee for the 2006 Plan Year including, for this purpose, compensation recognized in 2006 under the WGR Plan.

The Company will make a Special Profit Sharing Contribution for the Plan Year commencing on January 1, 2007 and ending on December 31, 2007 (the “2007 Plan Year”) on behalf of each Eligible Employee, as described in Section 2.1, who (i) was covered in 2006 under the WGR Plan prior to its merger into the Plan and (ii) completed at least 1,000 Hours of Service as an Eligible Employee of the Company or its Affiliates during the 2007 Plan Year. The Special Profit Sharing Contribution shall be in an amount equal to eight percent (8%) of the Compensation, as defined in this Section 3.4(f), of such Eligible Employee for the 2007 Plan Year.

For purposes of this Section 3.4(f), Compensation shall mean each Participant’s basic salary or wages that is reported on Form W-2 (or its successor form), but shall specifically exclude: bonuses, commissions, overtime pay, compensation in excess of eighty (80) hours of straight time paid during a normal two (2) week pay period for a Participant whose regular schedule is other than a forty (40) hour work week, moving expense reimbursements and any other employee business expense reimbursements, directors’ fees and insurance premiums.

The determination of the individuals who are eligible to receive an allocation of the Special Profit Sharing Contribution shall be made by the Plan Administrator based on employment records, and any decision by the Plan Administrator will be deemed to be final and conclusive subject to the claims appeal procedures of the Plan.

The Special Profit Sharing Contribution will be subject to the vesting schedule in Section 6.4.

(g)	PWA Contributions: Effective for Plan Years beginning on or after January 1, 2007, a Participant who is (i) an Eligible Employee hired on or after January 1, 2007 and (ii) eligible to participate in the Personal Wealth Contributions Account component of the Anadarko Retirement Plan as a Personal Wealth Account Participant, shall receive by January 31, 2008, a PWA Contribution equal to four percent (4%) of his Base Compensation for 2007, and thereafter such Participant shall be entitled to receive a PWA Contribution equal to four percent (4%) of his Base Compensation paid during each payroll period. Effective for Plan Years beginning on and after January 1, 2008, an Eligible Employee who was covered during 2006 under the Western Gas Plan prior to its merger into the Plan shall be entitled to receive a PWA Contribution equal to four percent (4%) of his Base Compensation paid during each payroll period. Effective for Plan Years beginning on and after January 1, 2012, a Participant who is a Retirement Choice Participant under the Kerr-McGee Corporation Retirement Plan or the Anadarko Retirement Plan shall be entitled to receive a PWA Contribution equal to four percent (4%) of his Base Compensation paid during each payroll period beginning on and after such date. Further, a Participant who terminates employment with the Employer, subsequently returns to employment with an Employer, and is reinstated as a Personal Wealth Account Participant in either the Kerr-McGee Corporation Retirement Plan or the Anadarko Retirement Plan shall be entitled to receive a PWA Contribution equal to four percent (4%) of his Base Compensation paid during each payroll period beginning on and after such date. All PWA Contributions will be subject to the vesting schedule set forth in Section 6.4 and credited to the affected Participant’s PWA Contributions Account.

Any Participant who terminates employment with the Employer, subsequently returns to employment with an Employer, and is reinstated as a participant in either the Kerr-McGee Corporation Retirement Plan or the Anadarko Retirement Plan, in each case other than as a Personal Wealth Account Participant under such retirement plan, shall not be eligible for a PWA Contribution under this Plan.

3.5           Contribution Limits: No Contribution by the Employer shall exceed the amount which is deductible by the Employer under Code Section 404.

No Contribution shall be made to the Plan under circumstances which would result in any violation of the limitations of Section 3.1, this Section 3.5 or Section 4.3.

(a)	Actual Deferral Percentage Test (“ADP Test”): For any Plan Year that the safe harbor requirements of Section 3.4(b) are not met, the actual deferral percentage (“ADP”) for all eligible Highly Compensated Employees shall not exceed the greater of:

(i)	the ADP for the group of all eligible Non-Highly Compensated Employees multiplied by 1.25; or

(ii)	the ADP of the group of all eligible Non-Highly Compensated Employees multiplied by two (2); provided, however, that the ADP for the group of eligible Highly Compensated Employees cannot exceed the ADP of the group of all eligible Non-Highly Compensated Employees by more than two percentage points (2%).

The relationship of the ADP of all eligible Highly Compensated Employees and the ADP for all eligible Non-Highly Compensated Employees shall be determined based on the ADP of the Non-Highly Compensated Employees for the Plan Year being tested (the “current year method”).

For purposes of performing the ADP Test, the provisions of Code Section 401(k)(3) and Section 1.401(k)-2 of the Treasury Regulations are hereby incorporated into the Plan for all purposes. In addition, if (i) any Highly Compensated Employee is eligible to authorize Elective Contributions or Roth Contributions under the Plan and to have matching contributions allocated with respect thereto or (ii) such Highly Compensated Employee is eligible to make Elective Contributions and/or Roth Contributions under any other cash or deferred arrangement (described in Code Section 401(k)) and/or to make employee contributions (described in Code Section 401(m)) or to receive matching contributions (described in Code Section 401(m)(4)(A)) under any other qualified plan of any Affiliated Employer, regardless of whether such plan contains a cash or deferred arrangement, the disparities between the ADPs of the respective groups of eligible Highly Compensated Employees and Non-Highly Compensated Employees shall be reduced as described in Section 1.401(m)-2 of the Treasury Regulations, and the provisions of Section 3.5(d) below.

Provided that the minimum coverage requirements of Code Section 410(b)(1) are satisfied, the Plan Administrator may elect for any Plan Year to perform the ADP Test by testing the groups of Employees (highly compensated and non-highly compensated) who have satisfied the minimum age and service requirements of Code Section 410(a)(1) separately from the groups of Employees (highly compensated and non-highly compensated) who have not satisfied the minimum age and service requirements of Code Section 410(a)(1).

The ADP for a specified group of eligible Employees for a Plan Year shall be the average of the actual deferral ratios (calculated separately for each Employee in such group) (“ADR”) of the sum of Elective Contributions (excluding Catch-Up Elective Contributions) and Roth Contributions (collectively, “ADP Contributions”), paid to the Trust on behalf of each such Employee for such Plan Year and allocated to the Employee’s Elective Contributions Account and/or his Roth Contribution Account (collectively, “ADP Accounts”) for such Plan Year, to the Employee’s “Compensation” for the Plan Year. For the purposes of performing the ADP Test, to the extent another definition of “Compensation” which satisfies Code Section 414(s) is not used, “Compensation” for this purpose shall mean the Employee’s Considered Compensation for the entire Plan Year and not only while he is a Participant.

An ADP Contribution will be taken into account for purposes of the ADP Test only if it relates to Compensation that either (i) would have been received by the Employee in the Plan Year but for the Employee’s election to make ADP contributions, or (ii) is attributable to services performed by the Employee during the Plan Year and, but for the Employee’s election, would have been received by the Employee within two and one-half (2/4) months after the close of the Plan Year. An ADP Contribution will be considered as having been allocated to the Employee’s ADP Accounts as of a date within a Plan Year, and thus taken into account for purposes of the ADP Test, if allocation of such ADP Contribution is not contingent upon participation or performance of services after such date during the Plan Year and the ADP Contribution is actually paid to the Trust no later than twelve (12) months after the Plan Year to which the Contribution relates.

Provided that the ADP Test is satisfied both with and without exclusion of these ADP Contributions, ADP Contributions shall include excess deferrals over the annual dollar limit described in Section 3.1 (even if distributed under Section 3.1(d)) made by Highly Compensated Employees, as well as all ADP Contributions made by all Participants that are not taken into account in the ACP Test described in Section 3.5(c) below. In accordance with Section 1.402(g)-l(e)(iii) of the Treasury Regulations, excess deferrals described in Section 3.1 made by Non-Highly Compensated Employees, to the extent made under the Plan or a plan maintained by an Affiliated Employer, shall not be taken into account under the ADP Test.

In accordance with the requirements of Section 1.401(k)-l(b)(3) of the Treasury Regulations, two or more cash or deferred arrangements (as defined in Code Section 401(k)) may be considered one such arrangement for purposes of determining whether such arrangements satisfy the requirements of Code Sections 401(a)(4), 401(k) and 410(b). In such case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of applying this Section 3.5(a) and Code Sections 401(a)(4), 401(k) and 410(b). If the Employer and any Affiliated Employer, individually or collectively, maintain two or more plans that are treated as a single plan for purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)), all cash or deferred arrangements that are included in such plans are to be treated as a single arrangement for purposes of this Section 3.5(a) and Code Sections 401(a)(4), 401(k) and 410(b). Plans may be aggregated under the preceding provisions of this paragraph only if they have the same Plan Year and only if such plans are (i) all tested using the current year method or (ii) all tested using the prior year method.

If any Highly Compensated Employee is a participant under two or more cash or deferred arrangements (as defined in Code Section 401(k)) of the Employer, for purposes of determining the ADR with respect to such Highly Compensated Employee, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, the immediately preceding sentence shall be applied by treating all cash or deferred arrangements with years ending with or within the same calendar year as a single arrangement.

(b)	Excess Employer Contributions Over ADP Limits: In the event that with respect to any Plan Year, the aggregate amount of ADP Contributions (taken into account in computing the ADP of Highly Compensated Employees for the Plan Year) exceeds the maximum amount of such ADP Contributions permitted under the ADP Test set out above (“Excess Employer Contributions”), then (to the extent that another means of satisfying the ADP Test is not implemented by the Administrative Committee), within two and one-half (2 1/2) months from the end of the Plan Year or as soon as practicable, but not later than the end of the Plan Year immediately following the Plan Year to which any such Excess Employer Contributions pertain, such excess (plus allocable investment earnings or losses) shall be distributed to affected Highly Compensated Employees as provided below.

The amount of such Excess Employer Contributions for an affected Highly Compensated Employee shall be determined as follows. First, the ADR of the Highly Compensated Employee with the highest ADR shall be reduced to the extent required to (i) enable the Plan to satisfy the ADP Test set out above, or (ii) cause such Highly Compensated Employee’s ADR for the Plan Year to equal the ADR of the Highly Compensated Employee with the next highest ADR. If two or more Highly Compensated Employees have the same ADR, then the ADR of each such Highly Compensated Employee shall be reduced equally until the Plan satisfies the ADP Test or the ADR of such Highly Compensated Employees is equal to the ADR of the Highly Compensated Employee with the next highest ADR. This process shall be repeated until the Plan satisfies the ADP Test for the Plan Year. The sum of the amounts by which the Highly Compensated Employee’s ADP Contributions must be reduced is equal to the total Excess Employer Contribution for the Plan Year.

The total Excess Employer Contributions for the Plan Year shall be distributed by reducing the amount of the ADP Contributions of the Highly Compensated Employees with the highest dollar amount of ADP Contributions to the extent required to (i) distribute the total amount of the Excess Employer Contributions, or (ii) cause such Highly Compensated Employees’ ADP Contributions to equal the ADP Contributions of the Highly Compensated Employees with the next highest dollar amount of ADP Contributions. This process shall be repeated until the total Excess Employer Contributions for the Plan Year has been fully distributed.

The amount of Excess Employer Contributions to satisfy the ADP Test that may be distributed under this Section 3.5(b) to a Highly Compensated Employee for a Plan Year shall be reduced by any excess deferrals that were previously distributed to such Participant with respect to his taxable year ending with or within such Plan Year.

Any such Excess Employer Contributions shall be treated as annual additions subject to Section 4.3.

Excess Employer Contributions (and any allocable investment earnings thereon) shall be distributed from the portion of the Participant’s ADP Contributions Accounts attributable to the Contributions used in the ADP Test. In addition, to the extent that such Excess Employer Contributions are attributable to ADP Contributions (and any allocable investment earnings thereon) which amounts are distributed to the Participant pursuant to the preceding provisions of this Section 3.5(b), matching contributions (and any allocable investment earnings thereon determined in the same manner as for other contributions) will be appropriately reduced and such reduced matching contributions (and allocable investment earnings thereon) shall then be applied as forfeitures pursuant to Section 4.6. The provisions of this paragraph which provide for reduction of matching contributions made with respect to Excess Employer Contributions are intended to comply with the requirements of Code Sections 401(a), 401(k), 401(m) and 411 and shall be applied accordingly.

The allocable investment earnings or losses to the portion of the Participant’s ADP Contributions Account that is attributable to Excess Employer Contributions shall be the earnings or loss for the Plan Year, and the gap period that is attributable to ADP Contributions, multiplied by a fraction. The numerator of such fraction is the Participant’s Excess Employer Contributions for the Plan Year and the denominator is the sum of (i) the total Account balance of the Participant attributable to ADP Contributions as of the beginning of the Plan Year to which the Excess Employer Contribution relates, plus (ii) the Participant’s ADP Contributions for the Plan Year and the gap period. For purposes of this Section, “gap period” means the period between the last day of the Plan Year and a date that is not more than seven (7) days before the excess deferrals are distributed. Excess Employer Contributions which must be distributed to a Participant pursuant to this Section 3.5(b) will be prorated between his Elective Contributions and his designated Roth Contributions as directed by the Participant or, in the absence of such direction, based on a proration methodology adopted by Administrative Committee and applied to Participants for that Plan Year on an uniform basis.

For Plan Years beginning on or after January 1, 2008, the investment earnings or loss allocable to Excess Employer Contributions will be determined through the end of the Plan Year to which such Excess Employer Contributions relate, and the earnings or loss allocable to such Excess Employer Contributions for the gap period will not be distributed or forfeited.

(c)	Actual Contribution Percentage Test (“ACP Test”): The actual contribution percentage (“ACP”), as determined for a Plan Year pursuant to this Section 3.5(c), for all eligible Highly Compensated Employees shall not exceed the greater of:

(i)	the ACP for the group of all eligible Non-Highly Compensated Employees multiplied by 1.25; or

(ii)	the ACP of the group of all eligible Non-Highly Compensated Employees multiplied by two (2); provided, however, that the ACP for the group of eligible Highly Compensated Employees may not exceed the ACP for the group of all eligible Non-Highly Compensated Employees by more than two percentage points (2%).

Unless otherwise elected by the Plan Sponsor, the relationship of the ACP for all eligible Highly Compensated Employees for a Plan Year shall be determined with respect to the ACP of all eligible Non-Highly Compensated Employees based on the current year ACP of the Non-Highly Compensated Employees for the Plan Year being tested (the “current year method”).

For purposes of performing the ACP Test, the provisions of Code Section 401(m) and Section 1.401(m)-l of the Treasury Regulations are hereby incorporated into the Plan for all purposes. In addition, if any Highly Compensated Employee is eligible to authorize ADP Contributions under the Plan and to have matching contributions allocated with respect thereto, or if such Highly Compensated Employee is eligible to make ADP Contributions (described in Code Section 402(g)(3) or Section 402(A)) under any other cash or deferred arrangement (described in Code Section 401(k)) and/or to make employee contributions (described in Code Section 401(m)) or to receive matching contributions (described in Code Section 401(m)(4)(A)) under any other qualified plan of the Employer and/or any Affiliated Employer, regardless of whether such plan contains a cash or deferred arrangement, the disparities between the ACPs of the respective groups of eligible Highly Compensated Employees and Non Highly Compensated Employees shall be reduced as required by applicable provisions of Code Section 40l(m).

Provided that the minimum coverage requirements of Code Section 410(b)(1) are satisfied, the Plan Administrator may elect for any Plan Year to perform the ACP Test by testing the groups of Employees (highly compensated and non-highly compensated) who have satisfied the minimum age and service requirements of Code Section 410(a)(1) separately from the groups of Employees (highly compensated and non-highly compensated) who have not satisfied the minimum age and service requirements of Code Section 410(a)(1).

Subject to the limitations set forth below, the ACP for a specified group of eligible Employees for a Plan Year shall be the average of the actual contribution ratios (calculated separately for each Employee in such group) (“ACR”) of the sum of any (i) matching contributions allocated to his Employer Post-2013 Matching Contributions Account pursuant to Section 3.4(a) for the Plan Year, and (ii) Participant Contributions allocated to each Participant’s Participant Contributions Account for the Plan Year (“ACP Contributions”), to the Employee’s Compensation for the Plan Year. Notwithstanding the preceding sentence, the ACP described in the preceding sentence shall not include Employer Post-2013 Matching Contributions that are forfeited either to correct excess aggregate contributions or because the contributions to which they relate are excess deferrals, excess employer contributions or excess aggregate contributions. Only to the extent taken into account under Section 1.401(m)-2(a)(6) of the Treasury Regulations, any Elective Contributions allocated to the Participant’s ADP Accounts may be included as ACP Contributions. To the extent that any contribution is required to satisfy the ADP Test set forth above in Section 3.5(b), it may not be used to satisfy the ACP Test. For any Plan Year during which the requirements of Section 3.4(b) are satisfied beginning after December 31, 2008, matching contributions may be disregarded from ACP Contributions. For the purposes of performing the ACP Test, to the extent another definition of “Compensation” which satisfies Code Section 414(s) is not used, “Compensation” shall mean Considered Compensation that is received by the eligible Employee during the entire Plan Year and not only while he is a Participant.

For purposes of computing an Employee’s ACR, ACP Contributions may include excess deferrals described in Section 3.1 and any ADP Contributions that are not taken into account in the ADP Test, provided that the ADP Test is satisfied both with and without exclusion of these ADP Contributions. The ACR of each eligible Employee and the ACP of each group shall be calculated to the nearest one hundredth of one percent of the eligible Employee’s Compensation. The ACR of an eligible Employee is zero if no ACP Contributions, which are used in computing actual contribution ratios, are allocated on behalf of such Employee.

If the Employer and any Affiliated Employer, individually or collectively, maintain two or more plans that are treated as a single plan for purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)), all employee contributions and/or matching contributions, as such contributions are defined in Section 1.401(m)~l(f) of the Treasury Regulations, are to be treated as made under a single plan for purposes of this Section 3.5(c) and Code Sections 401(a)(4), 401(k) and 410(b). Plans may be aggregated under the preceding provisions of this paragraph only if they have the same Plan Year and only if such plans are (i) all tested using the current year method or (ii) all tested using the prior year method. If any Highly Compensated Employee is a participant under two or more plans of the Employer or any Affiliated Employer which are subject to Code Section 401(m), then for purposes of determining the ACR with respect to such Highly Compensated Employee, all employee and/or matching contributions made under such plans must be aggregated.

(d)	Excess Aggregate Contributions Over ACP Limits: The amount of such excess aggregate contributions shall be determined as follows. First, the ACR of the Highly Compensated Employee with the highest ACR shall be reduced to the extent required to (i) enable the Plan to satisfy the ACP Test set out above, or (ii) cause the ACR of such Highly Compensated Employee for the Plan Year to equal the ACR of the Highly Compensated Employee with the next highest ACR. Such reduction shall be applied first to the Participant Contributions made by, and next to the Company Matching Contributions, if any, of the Highly Compensated Employee with the highest ACR. If two or more Highly Compensated Employee have the same ACR, then the ACR of each such Highly Compensated Employee shall be reduced equally until the Plan satisfies the ACP Test or the ACR of such Highly Compensated Employees is equal to the ACR of the Highly Compensated Employee with the next highest ACR. This process shall be repeated until the Plan satisfies the ACP Test for the Plan Year. The sum of the amounts by which the individual Highly Compensated Employee’s Contributions must be reduced is equal to the total excess aggregate contribution for the Plan Year.

The total excess aggregate contribution for the Plan Year shall be distributed, or if forfeitable, forfeited, by reducing the amount of the relevant Contributions of the Highly Compensated Employee with the highest dollar amount of Contributions taken into account for the ACP Test to the extent required to (i) distribute or forfeit the total amount of the excess aggregate contribution, or (ii) cause such Highly Compensated Employee’s affected Contributions to equal the affected Contributions of the Highly Compensated Employee with the next highest dollar amount of affected Contributions. This process shall be repeated until the total excess aggregate contribution for the Plan Year has been distributed or, if forfeitable, forfeited. Distributions of excess aggregate contributions shall be made from Participant’s Accounts in the following priority:

(1)	First the Participant Contributions that were not considered in determining the amount of any Company Matching Contributions that were made pursuant to Section 3.4(a) shall be distributed;

(2)	Next, the Participant Contributions that were considered in determining the amount of any Matching Contributions that were made pursuant to Section 3.4(a) shall be distributed and the Company Matching Contributions made pursuant to Section 3.4(a) and allocable thereto shall be forfeited; and

(3)	Next, the Company Matching Contributions that were made to the Plan pursuant to Section 3.4(a) and allocated to the Participant’s Company Matching Contributions Account shall be distributed (or, if forfeitable, forfeited).

If Section 3.4(b) is applicable and the only ACP Contributions that are includable in the ACP Test are Participant Contributions, then the excess aggregate contributions shall be distributed first from the Participant Contributions that were not included in determining the amount of any Employer Safe Harbor Contributions. If excess aggregate contributions are not then fully distributed, the Participant Contributions that were included in determining the amount of Employer Safe Harbor Contributions will be distributed and the allocable Employer Safe Harbor Contribution will be forfeited.

The investment earnings or loss allocable to the portion of the Participant’s ACP Contributions Account that is attributable to excess aggregate contributions is the earnings or loss for the Plan Year and the gap period that is attributable to ACP Contributions, multiplied by a fraction. The numerator of such fraction is the Participant’s excess aggregate contributions for the year and the denominator is the sum of (i) the total Account balance of the Participant attributable to ACP Contributions as of the beginning of the Plan Year to which the excess aggregate contribution relates, plus (ii) the Participant’s ACP Contributions for the Plan Year and the gap period. For purposes of this Section, “gap period” means the period between the last day of the Plan Year and a date that is not more than seven (7) days before the excess deferrals are distributed.

For Plan Years beginning on and after January 1, 2008, the earnings or loss allocable to excess aggregate contributions will be determined through the end of the Plan Year to which such excess aggregate contributions relate, and the earnings or loss allocable to such excess aggregate contributions for the gap period will not be distributed or forfeited.

The Administrative Committee (on or before the fifteenth day of the third month following the end of the Plan Year but, in any event, before the end of the next Plan Year) shall direct the Trustee to distribute to the affected Highly Compensated Employees their portions of the excess aggregate contributions (and earnings allocable thereon) or, if forfeitable, forfeit such non-vested excess aggregate contributions. Vested Matching Contributions may not be forfeited to correct excess aggregate contributions; provided, however, an otherwise vested Matching Contribution may be forfeited if the ADP Contribution to which such Matching Contribution relates is an excess contribution (above the ADP limits of Code Section 401(k)(3)) or an excess deferral (above the annual dollar limit of Code Section 402(g)) or a Participant contribution that is an excess aggregate contribution.

Excess aggregate contributions are counted as Employer Contributions, for purposes of Code Sections 404 and 415, for the Plan Year when made, even if distributed from the Plan. In addition, forfeitures of excess Matching Contributions to satisfy the ACP Test are counted as annual additions under Code Section 415 for the Plan Year when made on behalf of the applicable Highly Compensated Employees from whose Accounts such amounts were forfeited. If forfeitures are re-allocated to Participants’ Accounts pursuant to Section 4.6, such forfeitures are also treated as annual additions under Code Section 415 on behalf of such Participants for the Plan Year in which such amounts are re-allocated.

(e)	Mandatory Disaggregation of Certain Plans: Notwithstanding any provision of this Section 3.5 to the contrary, the Plan shall be operated in accordance with Section 1.401(k)-l(g)(11) of the Treasury Regulations concerning mandatory disaggregation of certain types of plans. Subject to all the requirements of Section 1.401(k)-l(g)(ll)(iii) of the Treasury Regulations, the following plans shall be treated as comprising separate plans:

(i)	Plans benefiting collective bargaining unit employees. A plan that benefits employees (A) who are included in a unit of employees covered by a collective bargaining agreement and (B) who are not included in such a collective bargaining unit, is treated as comprising separate plans.

(ii)	ESOP and non-ESOPs. The portion of a plan that is an employee stock ownership plan described in Code Section 4975(e) or 409 (an ESOP) and the portion of the plan that is not an ESOP are treated as separate plans, except as otherwise permitted under Section 54.4975-11(e) of the Treasury Regulations. Notwithstanding the foregoing, the portion of a plan that is an ESOP that provides for elective contributions and/or matching contributions may be aggregated with a plan that is not an ESOP for purposes of the ADP Test and the ACP Test, if applicable.

(iii)	Plans benefiting employees of qualified separate lines of business. If an Employer is treated as operating qualified separate lines of business for purposes of Code Section 410(b), the portion of a plan that benefits employees of one qualified separate line of business is treated as a separate plan from the portions of the same plan that benefit employees of the other qualified separate lines of business of the Employer.

(iv)	Plans maintained by more than one employer:

(A)	Multiple employer plans. If the Plan benefits employees of more than one Employer and the employees are not included in a unit of employees covered by a collective bargaining agreement (a multiple employer plan), the Plan will be treated as comprising separate plans each of which is maintained by a separate Employer.

(B)	Multiemployer plans. The portion of a plan that benefits employees who are included in a collective bargaining unit, the portion of a plan that benefits employees who are included in another collective bargaining unit and the portion of a plan that benefits non-collective bargaining unit employees are all treated as separate plans. Consistent with Code Section 413(b), the portion of a plan that is maintained pursuant to a collective bargaining agreement is treated as a single plan maintained by a single employer that employs all the employees benefiting under the same benefit computation formula and covered pursuant to that collective bargaining agreement. The non-collectively bargained portion of the plan is treated as maintained by one or more employers, depending on whether the non-collective bargaining unit employees who benefit under the plan are employed by one or more employers.

3.6           Composition of and Deadline for Payment of Employer Contributions: Contributions shall be paid to the Trustee in cash. Any Elective Contributions, Catch-Up Contributions, Roth Contributions and Participant Contributions shall be paid to the Trustee within the time period required by ERISA. All other Contributions of an Employer for each Plan Year shall be paid to the Trustee in one or more installments as the Administrative Committee may from time to time determine; provided, however, a Contribution must be paid not later than the time prescribed by law for filing the Employer’s federal income tax return (including extensions thereof) for such Employer’s taxable year ending with or within the Plan Year if (a) the Contribution is treated by the Plan in the same manner that the Plan would treat a Contribution actually received on the last day of such taxable year and (b) either of the following conditions are satisfied: (1) the Employer designates the Contribution in writing as a payment on account of such taxable year, or (2) the Employer claims such Contribution as a deduction on its federal income tax return for such taxable year; and further provided, that to the extent required under regulations or other authority prescribed by the appropriate governmental authority, any Contributions which are to be taken into account for purposes of determining the ADP (defined in Section 3.5) shall be paid to the Trustee not later than the last day of the 12-month period that immediately follows the end of the Plan Year to which such Contributions pertain. To the extent required under regulations or other authority prescribed by the appropriate governmental authority, Matching Contributions which are taken into account for the ACP Test (defined in Section 3.5) shall similarly be paid to the Trustee not later than the last day of the 12-month period that immediately follows the end of the Plan Year to which such Contributions pertain.

3.7           Return of Contributions for Mistake, Disqualification or Disallowance of Deduction: The assets of the Trust Fund shall in no event be paid to or revert to any Employer or be used for any purpose other than the exclusive benefit of the Participants and their Beneficiaries and the reasonable expenses of administering the Plan except that:

(a)	If an Employer makes a Contribution by mistake of fact, such mistaken Contribution may revert and be repaid to the Employer within one year after the payment of the Contribution;

(b)	The Contribution for each Plan Year is conditioned on the Plan’s initial qualification under Code Section 401(a) and the Employer’s Contribution may revert and be repaid to the Employer within one year after the date of denial of the initial qualification of the Plan; and

(c)	The Contribution is conditioned upon the deductibility thereof under Code Section 404 and, to the extent the deduction is disallowed, the Contribution may revert and be repaid to the Employer within one year after the disallowance of the deduction.

In any case hereinabove described in clauses (a), (b), or (c) of this Section 3.7, the Employer shall have, subject to the limitations set forth below, the authority and discretion to determine whether a Contribution, or any part thereof, shall revert and be repaid to it or shall instead remain a part of the Trust Fund. The amount which may be repaid to the Employer under clauses (a) or (c) of this Section 3.7 may not exceed the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to such excess contribution shall not be repaid, and losses attributable thereto shall reduce the amount which may be returned. If the repayment of the amount attributable to the mistaken Contribution would cause the balance of any Participant’s Account to be reduced to less than the balance which would have been in the Account had the mistaken amount not been contributed, then the amount which may be repaid to the Employer shall be limited so as to avoid such reduction.

3.8           Qualified Military Service: Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). Loan repayments may be suspended under the Plan as permitted under Code Section 414(u)(4).

ARTICLE IV

PARTICIPATION

4.1           Periodic Notification by Employer: As soon as practicable after each Plan Year (or such shorter period as may be prescribed by the Administrative Committee), each Employer shall submit to the Administrative Committee the amount of any Elective, Catch-Up, Roth, Participant, Employer Matching, Employer Profit Sharing, Employer Post-2013 Matching and/or Employer Safe Harbor Contributions that it made for the period then ended, the names of its Participants entitled to share in each type of Contribution, the number of years of Active Service of its Participants, the amount of Considered Compensation, and the amount of Base Compensation for each such Participant for such period.

4.2           Allocation of Contributions:

(a)	Elective Contributions: Elective Contributions authorized by the Participant pursuant to an affirmative or a deemed Elective Contribution Agreement (and permitted under applicable limitations of the Plan) under Section 3.1(a) shall be allocated to the Participant’s Elective Contributions Account as soon as administratively practicable after the date that the Employer can reasonably segregate such amounts from its general assets.

(b)	Roth Contributions: Roth Contributions authorized by a Participant (and permitted under applicable limitations of the Plan) under Section 3.1(b) shall be allocated to the Participant’s Roth Contributions Account as soon as administratively feasible after the date the Employer can reasonably segregate such amounts from its general assets.

(c)	Participant Contributions: Participant Contributions authorized by a Participant (and permitted under applicable limitations of the Plan) under Section 3.2 shall be allocated to the Participant’s Participant Contribution Account as soon as administratively feasible after such amounts can reasonably be segregated from the Employer’s general assets.

(d)	Employer Post-2013 Matching Contributions: Employer Post-2013 Matching Contributions under Section 3.4(a)(2) shall be allocated to the Participant’s Post-2013 Employer Matching Contribution Account on behalf of each Participant who satisfies the requirements of Section 3.4(a)(2). Such Employer Post-2013 Matching Contributions shall be made by the Employer as soon as administratively feasible after the end of each month, but in no event later than the last day of the next Plan Year.

(e)	Employer Safe Harbor Contributions: Employer Safe Harbor Contributions under Section 3.4(b) shall be allocated to each Participant’s Employer Safe Harbor Contributions Account as soon as administratively feasible after the last day of each month.

(f)	Employer Profit Sharing Contributions: Employer Profit Sharing Contributions under Section 3.4(c) shall be allocated to the Participant’s Employer Profit Sharing Contributions Account on behalf of each Participant who satisfies the requirements of Section 3.4(c) and is employed by a business unit for which the Profit Sharing Contribution is made. Employer Profit Sharing Contributions shall be made by the Employer not later than the date set forth in Section 3.6.

(g)	Top-Heavy Minimum Contribution: Notwithstanding any other provision of the Plan to the contrary, if the Plan is a Top Heavy Plan described in Article VII for the Plan Year, such portion of the Contribution (made pursuant to Section 3.4(e)) shall be allocated among the Participants who are employed by an Employer on the last day of the Plan Year (including Participants who, except for Section 7.4, may not otherwise be entitled to share in the allocation) as required to ensure that each such Participant is credited with an amount which when added to any other portion of the Contribution allocated to his Account will equal the minimum allocation required under Section 7.4. Any such amount allocated hereunder shall be deemed to be an Employer Profit Sharing Contribution which is credited to the Participant’s Employer Profit Sharing Contributions Account.

(h)	Restoration of Forfeited Amounts: The Administrative Committee shall allocate any Contribution (made in accordance with Section 3.4(d)) to the Account required to be restored under Section 4.6. The Administrative Committee shall temporarily hold any Contribution (made in accordance with Section 3.4(d) to restore an Account in accordance with Section 6.7) in an unallocated distribution account until it can be paid out as required by Section 6.7. Distribution from the unallocated distribution account to the appropriate person shall be made as soon as administratively practicable.

(i)	PWA Contributions: PWA Contributions shall be allocated and credited to the Participant’s PWA Contributions Account on behalf of each Participant who satisfies the requirements of Section 3.4(g). PWA Contributions after January 1, 2008 shall be made by the Employer as soon as administratively feasible after the end of each payroll period, but in no event later than the date set forth in Section 3.6.

4.3           Limitation on Additions to Account:

Capitalized terms used in this Section 4.3 which are not otherwise defined in Article I are defined in Section 4.3(c).

(a)	Participant Covered Solely in This Plan: This Section 4.3(a) applies only if the Participant does not participate in, and has never participated in, another qualified plan, a welfare benefit fund, as defined in Code Section 419(e), or an individual medical account, as defined in Code Section 415(1)(2), maintained by the Employer, which provides an Annual Addition.

(i)	If the Participant does not participate in, and has never participated in another qualified plan, a welfare benefit fund (as defined in Code Section 419(e)), or an individual medical account (as defined in Code Section 415(1)(2)), maintained by the Employer, the amount of Annual Additions which may be credited to the Participant’s Account as of any allocation date for any Limitation Year will not exceed the lesser of (1) the Maximum Permissible Amount or (2) any other limitation contained in the Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Participant’s Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

(ii)	Prior to the determination of the Participant’s actual Compensation for a Limitation Year, the Employer may determine the Maximum Permissible Amount on the basis of a reasonable estimation of the Participant’s annual Compensation for such Limitation Year, uniformly determined for all Participants similarly situated.

(iii)	As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Participant’s actual Compensation for such Limitation Year.

(iv)	If the Annual Additions which would be credited to a Participant’s Account under the Plan for a Limitation Year would nonetheless exceed the Maximum Permissible Amount for such Participant for such year, the Excess Amounts which, but for this Section, would have been allocated to such Participant’s Account shall be corrected in accordance with correction procedures provided under the Employee Plans Compliance Resolution System in Revenue Procedure 2013-12, or any such subsequent guidance issued by the Internal Revenue Service.

(b)	Participant Covered Under Another Defined Contribution Plan: This Section 4.3(b) applies if, in addition to the Plan, the Participant is covered under another qualified plan which is a defined contribution plan, a welfare benefit fund, as defined in Code Section 419(e), or an individual medical account, as defined in Code Section 415(f)(2), maintained by the Employer during any Limitation Year, which provides an Annual Addition during the Limitation Year.

(i)	The Annual Additions which may be credited to a Participant’s Account under the Plan for any such Limitation Year will not exceed the lesser of (1) the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant’s account under the other plans, welfare benefit funds and individual medical accounts for the same Limitation Year or (2) any other limitation contained in the Plan. If the Annual Additions with respect to the Participant under other defined contribution plans, welfare benefit funds, and individual medical accounts, maintained by the Employer are less than the Maximum Permissible Amount and the Employer Contribution that would otherwise be contributed or allocated to the Participant’s Account under the Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans, welfare benefit funds, and individual medical accounts, in the aggregate, are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant’s Account under the Plan for the Limitation Year.

(ii)	Prior to determining the Participant’s actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount in the manner described in Section 4.3(a)(ii).

(iii)	As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year shall be determined on the basis of the Participant’s actual Compensation for such Limitation Year.

(iv)	If an Excess Amount was allocated to a Participant’s Account on an allocation date of the Plan which coincides with an allocation date of another plan, the Excess Amount attributed to the Plan will be the product of:

(1)	the total Excess Amount allocated as of such date, multiplied by

(2)	the ratio of (A) the Annual Additions allocated to the Participant’s Account for the Limitation Year as of such date under the Plan, divided by (B) the total Annual Additions allocated to the Participant’s Account for the Limitation Year as of such date under the Plan and all other qualified defined contribution plans.

(v)	Any Excess Amounts attributed to the Plan shall be corrected as provided in Section 4.3(a)(iv).

(c)	Definitions: For purposes of this Section 4.3, the following terms shall be defined as follows:

(i)	Annual Addition — With respect to any Participant, an Annual Addition for the Limitation Year shall be the sum of (1) all Elective Contributions (except Catch-Up Elective Contributions), Roth Contributions and Participant Contributions; (2) all Employer Contributions allocated to his Account; and (3) any forfeitures allocated to his Account. Contributions do not fail to be Annual Additions merely because they are excess deferrals (described in Section 3.1), Excess Employer Contributions above the ADP limits (described in Section 3.5), or excess aggregate contributions above the ACP limits (described in Section 3.5); provided, however, excess deferrals which are timely distributed by April 15 following the year of deferral to the applicable Participant pursuant to Section 3.1 are not Annual Additions.

Amounts allocated to an individual medical account, as defined in Code Section 415(1), which is part of a defined benefit plan maintained by the Employer, are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued which are attributable to postretirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer, are treated as Annual Additions to a defined contribution plan.

(ii)	Compensation — For each Limitation Year, Compensation means Considered Compensation, excluding amounts paid after a Participant’s severance from employment date, except as provided in this paragraph. For this purpose, payments made not later than the later of (a) 2/4 months after the Participant’s severance from service date or (b) the end of the Limitation Year in which the severance from service date occurs and that are regular wages that would have been paid to the Participant if his employment had not been severed for services provided during regular working hours, overtime, commissions, bonuses or similar compensation. Payments made to a Participant in qualified military service, to the extent the amount does not exceed the amount that would have been paid if the Participant had not entered into military service will be considered to be Compensation. Payment of any other post-severance compensation, including (i) severance pay, (ii) Code Section 280G parachute payments, and (iii) nonqualified deferred compensation that would not have been paid but for the severance from employment, will not be considered to be Compensation for this purpose.

(iii)	Employer — The Employer that adopts the Plan. In the case of a group of Employers which constitutes a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)) or which constitutes trades or businesses (whether or not incorporated) which are under common control (as defined in Code Section 414(c) as modified by Code Section 415(h)) or all members of an affiliated service group (as defined in Code Section 414(m)) or any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o), all such Employers shall be considered a single Employer for purposes of applying the limitations of this Section 4.3.

(iv)	Excess Amount — The excess of the Annual Additions credited to the Participant’s Account for the Limitation Year over the Maximum Permissible Amount.

(v)	Limitation Year — The 12-consecutive month period which begins on the first day of the Plan Year and anniversaries thereof. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

(vi)	Maximum Permissible Amount — The Maximum Permissible Amount with respect to any Participant shall be the lesser of (1) $40,000 (as adjusted) or (2) except as otherwise provided below, 100 percent of his actual Compensation for the Limitation Year. Effective on January 1 of the calendar year prescribed in Code Section 415(d) and each January 1 thereafter, the $40,000 limit above will be automatically adjusted to the new dollar limitation determined by the Commissioner of Internal Revenue for that calendar year in accordance with applicable provisions of Code Sections 415(b), 415(c) and 415(d). The new limitation will apply to Limitation Years ending within the calendar year of the date of the adjustment. The 100 percent of actual Compensation limitation referred to above shall not apply to any contribution for medical benefits (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)) after separation from service which is otherwise treated as an Annual Addition, or to any other amount otherwise treated as an Annual Addition under Code Section 415(1)(1) or 419A(d)(2).

If a short Limitation Year is created because of an amendment changing the limitation to a different 12-consecutive month period, the Maximum Permissible Amount shall not exceed the defined contribution dollar limitation for the short Limitation Year determined as follows: the dollar limitation in effect for the calendar year in which the short Limitation Year ends will be multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year, and the denominator of which is 12.

4.4           Valuation of Trust Fund: The fair market value of each Participant’s Account shall be determined as of each Valuation Date. The determination of the fair market value of a Participant’s Account shall reflect its allocable share of the investment earnings or losses of the Trust Fund.

4.5           Determination of Income or Loss and Appreciation or Depreciation: For purposes of allocations of income or loss and appreciation or depreciation of the Trust Fund in accordance with Section 4.4, each Participant’s Accounts shall be divided into subaccounts to reflect such Participant’s investment designation in a particular investment fund pursuant to Section 4.10. As of each Valuation Date, the allocable share of the investment earnings or losses of each investment fund, separately and respectively, since the next preceding Valuation Date shall be allocated among the corresponding subaccounts of the Participants. With respect to each Participant whose employment is terminated for any reason, so long as there is any balance in his Account, such Account shall continue to receive allocations of investment earnings or losses pursuant to this Section 4.5.

4.6          Forfeitures and Allocation Thereof:

(a)	General Rule: In the event that a Participant terminates employment with any Employer and all Affiliated Employers, his vested interest in his Account balances will be paid (or deemed to be paid in the case of a nonvested Participant, as described below) in accordance with this Section 4.6 and Section 6.6, and any nonvested amount shall be immediately forfeited at such time as is provided under subsequent provisions of this Section 4.6. All forfeitures shall be applied not later than the last day of the Plan Year immediately following the Plan Year in which the forfeiture occurred (i) first to reinstate any Account required to be reinstated during the Plan Year under the subsequent provisions of this Section 4.6 and then (ii) used to pay the administrative expenses of the Plan and Trust to the extent not inconsistent with ERISA and/or applied to reduce the amount of any Employer Contributions.

Otherwise vested Employer Post-2013 Matching Contributions shall be forfeited if the Contributions to which such matching contributions are attributable are (i) excess deferrals over the dollar limit prescribed in Code Section 402(g) (Section 3.1(c)) or (ii) Excess Employer Contributions over the ADP limit (Section 3.5(a)). Any forfeitures that result from excess matching contributions described in the immediately preceding sentence shall be allocated in accordance with the procedures described in the first paragraph of this Section 4.6; provided, however, no such forfeitures will be allocated back to the Participants’ Accounts from which such forfeitures were taken.

(b)	Actual and Deemed Cash-outs of Nonvested or Partially Vested Accounts After the Participant’s Termination of Employment; Reinstatement of such Accounts: With respect to any Participant who terminates employment with the Employer and all Affiliated Employers and (i) has a vested interest in his Employer Matching Contributions Account, his PWA Contributions Account, and/or his Employer Profit Sharing Contributions Account (collectively referred to herein as the “Vesting Account”) that is less than one hundred percent (100%) and (ii) pursuant to Section 6.6, receives a distribution (including a direct rollover pursuant to Section 6.6(b)) of the full amount of his entire vested interest in his Vesting Account in the form of a lump sum distribution, which distribution includes the full amount of his entire vested interest in his Vesting Account, then the nonvested amount credited to his Vesting Account shall become a forfeiture as of the distribution date. In the event that a partially vested terminated Participant who received a distribution resumes employment covered under the Plan, his Vesting Account shall be restored pursuant to Section 4.6(c) if he repays to the Trustee the full amount of such distribution attributable to such Vesting Account prior to the earlier of (i) the date on which the Participant incurs a period of five (5) consecutive one-year periods of severance or (ii) five (5) years after the first date that he is subsequently re-employed by the Employer.

If a Participant terminates service and has a zero percent (0%) vested interest in his Vesting Account, such Participant will be deemed to have received a distribution of his entire vested interest (i.e., $0) in his Employer Vesting Account on the date his employment terminated and the entire nonvested and forfeitable amount credited to his Vesting Account shall become a forfeiture as of the date his employment terminated. If a terminated Participant had a zero percent (0%) vested interest in his Vesting Account at the time of his termination of employment and such non-vested Participant resumes employment covered under the Plan prior to incurring a period of five (5) consecutive one year periods of severance, such reemployed Participant shall be deemed to have repaid a distribution of zero dollars on the date of his reemployment with the Employer and his Vesting Account shall be restored pursuant to Section 4.6(c).

(c)	Amount and Timing of Restoration of Accounts: With respect to Vesting Accounts which are entitled to be restored as a result of compliance with the requirements of Section 4.6(b), the amount to be restored under this Section 4.6(c) shall be the amount credited to the Participant’s Vesting Account, both the vested and the nonvested portions, immediately prior to the rehired Participant’s distribution date (or deemed distribution), unadjusted by any subsequent investment earnings or losses. Such restoration shall be made as soon as administratively practicable after the later of (i) the date the Participant resumes employment covered under the Plan or (ii) the date on which any required repayment is completed. The restoration shall be effective as of the end of the Plan Year (or other period designated by the Administrative Committee) coincident with or next following the occurrence of the event which gives rise to the restoration of the Participant’s Vesting Account.

Except as otherwise provided above, a Participant’s Vesting Account shall not be restored upon resumption of employment covered under the Plan. Any portion of the Trust Fund attributable to periods prior to resumption of employment by a Participant whose Vesting Account has not been restored shall be held and distributed in accordance with applicable provisions of the Plan. Separate accounts may be established and maintained for Contributions allocable to such a Participant after his resumption of employment covered under the Plan.

(d)	Cash-outs of Fully Vested Accounts After the Participant’s Termination of Employment; Non-Reinstatement of Such Accounts: With respect to any Participant (i) who terminates employment with any Employer and all Affiliated Employers, (ii) who has a vested interest in his Vesting Account equal to 100% and (iii) who received a distribution from his Vesting Account in the form of a lump sum distribution by the close of the second Plan Year following the Plan Year in which his employment terminated, which distribution includes the full amount of his entire vested interest in his Employer Vesting Account, shall not be permitted to repay to the Trustee the full amount of such distribution attributable to Employer Contributions to restore his Vesting Account.

(e)	Deferred Distributions of Partially Vested Accounts: With respect to a Participant (i) who terminates employment with any Employer and all Affiliated Employers with greater than a zero percent (0%), but less than a one hundred percent (100%), vested interest in his Vesting Account and (ii) who is not otherwise subject to the forfeiture provisions of Sections 4.6(b) above, the forfeitable portion of such terminated Participant’s Vesting Account shall be forfeited on the date on which such Participant incurs a period of five (5) consecutive one-year periods of severance from Active Service.

(f)	Investment of Nonforfeitable Portion of Employer Account: If Participants are permitted to direct the investment of their Accounts in accordance with Section 4.10, a terminated Participant shall be entitled to direct the investment of his Account until distribution of his Account balance in accordance with Article VI.

4.7          Effective Date of Allocations and Adjustments: The Administrative Committee will credit to each eligible Participant’s Account his portion of the Employer Post-2013 Matching Contributions, Employer Safe Harbor Contributions, PWA Contributions, and, if applicable, Employer Profit Sharing Contributions, so, that all such contributions will be credited to each such Participant’s Account as of the end of the Plan Year (or such shorter accounting period as may be prescribed by the Administrative Committee) for which they are attributable.

Any amounts contributed to a Participant’s Rollover Account shall be credited as soon as administratively feasible after such Rollover Contribution is made.

4.8          Accounting for Transferred Participant: In the case of a Participant whose active employment is transferred from the Employer to another Affiliated Employer, or whose employment is transferred from another Affiliated Employer to the Employer, the Administrative Committee, as of the date that the Participant is transferred or as soon as administratively practical thereafter, shall transfer on the Plan’s accounting recordkeeping system such Participant’s Account and any notes evidencing participant loans so that it will be reflected as being attributable to the employer with whom such employee is currently employed.

4.9          No Vesting Unless Otherwise Prescribed: No allocations, adjustments, credits or transfers shall ever vest in any Participant any right, title or interest in the Trust Fund except at the times and upon the terms and conditions herein set forth.

4.10        Investment Elections with respect to Commingled Funds:

(a)	Investment Funds Established: The assets of the Plan shall be invested at the election of Participants in one or more categories of assets (which conform to any portfolio standards and guidelines established by the Trustee), as may be determined from time to time by the Investment Subcommittee and made available on a nondiscriminatory basis to all Participants subject to the provisions of this Section 4.10. The Plan Sponsor, in its corporate or settlor capacity, has directed that one of the investment alternatives that are made available to Participants under the Plan shall include a fund that invests primarily in the common stock of the Plan Sponsor, and none of the Plan Administrator, any Committee or any other Plan fiduciary shall have any authority or ability to remove such fund from the investment alternatives of the Plan.

(b)	Election Procedures Established: Each Participant may designate the percentage of his Account (as such Account presently exists and the percentage of future Contributions, if any, to be allocated to such Account) to be invested in one or more designated mutual funds or other asset categories. Each Participant may change his investment elections for his current Account balance and/or future Contributions at such times as prescribed by the Administrative Committee, in its discretion. Any such change, when made, shall continue to be effective for all succeeding investments of Contributions until revoked or changed in a like manner.

The rules established and the discretion exercised by the Administrative Committee hereunder shall apply to all Participants on a nondiscriminatory basis. Furthermore, the rules pertaining to investment funds, election procedures and such other matters affecting the rights of Participants to direct the investment of all or a prescribed portion of their Account balances, as such rules are established by the Administrative Committee and in effect from time to time, shall be communicated to Participants in the summary plan description or by other appropriate notice so that Participants have appropriate information to make informed investment decisions within the parameters established by such rules.

If a Participant does not make an affirmative investment election, the Trustee will invest the Participant’s Accounts in a default investment option that is intended to meet the requirements for a “qualified default investment alternative” as defined in ERISA Section 404(c).

Each Participant, at any time in his complete discretion, may direct that the portion of his Account that is invested in Company Stock shall be divested and reinvested into any other investment option that is available under the Trust. Notwithstanding the previous sentence, investments or reinvestments into Company Stock or any other investment funds available under the Plan may be subject to restrictions that the Administrative Committee, in its discretion, may establish from time to time to prevent excessive trading which could be detrimental to or otherwise adversely affect other Participants who make similar investments; provided, however, that (A) such restrictions shall not prevent a Participant from divesting an existing investment in Company Stock and (B) none of the Plan Administrator, any Committee or any other Plan fiduciary shall have any authority or ability to establish any restrictions on the Company Stock fund required by Section 4.10(a) for a purpose other than preventing excessive trading which could be detrimental to investments in such fund. Any transactions involving Company Stock are subject to (i) all applicable procedures established under the Plan for transactions and (ii) all applicable laws and requirements governing insider trading including, without limitation, securities laws and regulations.

(c)	Allocations Attributable to Directed Investments in Commingled Funds: Each valuation and determination of income or loss and appreciation or depreciation allocable to each such Participant’s Account with respect to each investment fund shall be administered in accordance with Sections 4.4 and 4.5.

(d)	Section 404(c) of ERISA: Except as may otherwise be prescribed by the Administrative Committee, categories of assets, election procedures and other rules relating to investment elections under this Section 4.10 are intended to comply with the requirements of Section 404(c) of ERISA.

4.11        Special Transition Rule: Notwithstanding any other provision of the Plan to the contrary, if the Plan is retroactively effective with respect to any Plan Year (or other applicable accounting period) of a Prior Plan, the Account of any individual who was a Participant during such Plan Year (or other applicable accounting period) shall be credited with any Employer Contributions and forfeitures under the Plan attributable to such accounting period, if such Participant’s Account would have been entitled to such an allocation under the Prior Plan immediately prior to the later of (i) the adoption of or (ii) the effective date of the amendment, restatement and continuation of the Prior Plan under the form of the Plan. In addition, notwithstanding any other provision of the Plan to the contrary, if the Participant described in the preceding sentence would have been so entitled under the Prior Plan immediately prior to the later of (i) the adoption of or (ii) the effective date of, its amendment, restatement and continuation under the form of the Plan, the Account of such Participant shall be charged or credited, in accordance with the terms of the Prior Plan, with its proportionate share of the allocable investment earnings or losses attributable to such accounting period.

ARTICLE V

RETIREMENT

5.1          Normal Retirement: A Participant may retire on the date he attains his normal retirement age. A Participant’s normal retirement age shall be his sixty-fifth (65th) birthday, at which time he shall be one hundred percent (100%) vested in his entire Account. For Eligible Employees who previously participated in the KMG Plan prior to December 29, 2006, “Normal Retirement Date” means the earlier of the date on which the Participant terminates employment as an Employee (i) by the retirement of the Participant under the terms and conditions of a defined benefit plan maintained by the Employer under which the Participant is entitled to an immediate retirement benefit or (ii) the date the Participant attains age 65. For Eligible Employees who participated in the Western Gas Plan prior to December 29, 2006, the Normal Retirement Date is the date the Participant attains age 60.

5.2          Late Retirement: A Participant may continue his employment after he attains normal retirement age and retire on a date thereafter.

5.3          Rights of Participants and Prohibition of Unauthorized Distribution: Until a Participant retires or otherwise terminates employment service, he shall be accorded all rights as a Participant under the Plan; provided however; subject to Section 6.8, he shall receive no distribution until he actually retires or otherwise becomes entitled to a distribution under Article VI.

ARTICLE VI

DISTRIBUTION OF BENEFITS

Subject to the special transition rule of Section 4.11, distributions under the Trust shall be made to Participants, former spouses and other alternate payees under a QDRO pursuant to Section 6.11. Beneficiaries, executors or administrators, as the case may be, only upon the following conditions and in the manner specified.

6.1          Death Benefit: On the death of a Participant prior to his termination of employment, his death benefit shall be (a) 100% of the amount credited to his Account as of the Valuation Date for which the last valuation was made coincident with or next preceding the date of the Participant’s death, (b) an amount equal to any Contributions made after such Valuation Date and allocated to his Account, and (c) to the extent that the Participant’s Account has any undistributed balance which has not been paid as of the end of the applicable accounting period (for which the last valuation was made), that portion of the periodic adjustments and allocations required by Article IV to be credited to his Account. On the death of a Participant after his termination of employment, his death benefit shall be (i) the vested portion of the amount credited to his Account as of the Valuation Date for which the last valuation was made coincident with or next preceding the date of the Participant’s death and (ii) to the extent that the Participant’s Account has any undistributed balance which has not been paid as of the end of the applicable accounting period (for which the last valuation was made), that portion of the periodic adjustments and allocations required by Article IV to be credited to his Account. In accordance with Section 6.10, the death benefit shall be reduced by any security interest held by the Plan by reason of any outstanding loan to the Participant. Effective as of January 1, 2007, if the Participant should die performing qualified military service (as defined in Code Section 414(u)), such Participant shall be deemed to have been reemployed at the time of death for purposes of determining the amount of any death benefit that would be applicable hereunder (other than benefit accruals relating to the period of qualified military service, except to the extent otherwise specified in the Plan).

The death benefit shall be paid to the Participant’s surviving spouse, or if there is no surviving spouse or the surviving spouse consents in the manner described below, to such Participant’s designated Beneficiary (other than such surviving spouse). Effective as of June 26, 2013, the term “spouse” where used in the Plan includes an individual of the same sex as the Participant if the Participant and such individual validly entered into a marriage in a domestic or foreign jurisdiction whose laws authorize the marriage of two individuals of the same sex and if the couple is domiciled in a jurisdiction that recognizes the validity of same sex marriages and, effective as of September 16, 2013, the term “spouse” where used in the Plan includes an individual of the same sex as the Participant if the Participant and such individual validly entered into a marriage in a domestic or foreign jurisdiction whose laws authorize the marriage of two individuals of the same sex, even if the couple is domiciled in a jurisdiction that does not recognize the validity of same-sex marriages. At any time, subject to the following provisions of this Section 6.1, each Participant shall have the right to designate any Beneficiary or Beneficiaries to receive his death benefit and shall have the unrestricted right to revoke any such designation; provided, however, subject to the subsequent provisions hereof which permit the spouse to consent to the Participant’s waiver of the requirements of this sentence, any new designation of a Beneficiary (other than the Participant’s spouse) by a Participant who is lawfully married in a domestic or foreign jurisdiction (or deemed to be married under applicable state law) shall require a new spousal consent, except as provided below. Each such Beneficiary designation or revocation by a Participant shall be evidenced by a written instrument which shall be (i) limited to a benefit for at least one specific Beneficiary (including a nonspouse Beneficiary, or a class of Beneficiaries or contingent Beneficiaries), (ii) filed with and accepted by the Administrative Committee, and (iii) signed by the Participant.

With respect to any Participant who is lawfully married in a domestic or foreign jurisdiction (or deemed to be married under applicable state law), any such Participant’s designation of a Beneficiary (other than the Participant’s spouse) to receive any portion of such death benefit shall be deemed to be ineffective, unless the Participant’s spouse consents to such designation and acknowledges the effect of such election, which consent and acknowledgment shall be evidenced by a written instrument which shall be (a) limited to a benefit for at least one specific Beneficiary which may not be changed without spousal consent (or the spouse’s consent expressly permits at least one additional designation of another Beneficiary without any requirement of further consent by such spouse if such spouse’s consent expressly acknowledges that a more limited consent could be provided), (b) filed with and accepted by the Administrative Committee, (iii) signed by the spouse, and (iv) bear the signature of a representative designated by the Administrative Committee or a Notary Public as witness to the signature. Notwithstanding the immediately preceding sentence, a Participant’s designation of a Beneficiary (other than the Participant’s spouse) shall be effective if it is established to the satisfaction of the Administrative Committee that the consent required in the preceding sentence cannot be obtained because (i) there is no spouse, (ii) the spouse cannot be located, (iii) the Participant has provided a duly certified copy of a court order issued by a court of competent jurisdiction which recognizes that the Participant is legally separated or has been abandoned (under applicable local law) and the Administrative Committee has not received a certified copy of a qualified domestic relations order (described in Code Section 414(p)) which requires spousal consent, or (iv) there exists such other circumstance (as are prescribed under Code Sections 401(a)(ll) and 417(a)(2)) which obviate the necessity of obtaining the consent described in the preceding sentence. In addition, if the surviving spouse is not legally competent to give consent, such spouse’s legal guardian, who may be the Participant, may give the required consent. Any consent by a Participant’s spouse (or establishment that the consent of a Participant’s spouse cannot be obtained) shall be effective only with respect to such spouse.

Notwithstanding any other provision hereof to the contrary, any spousal consent which expressly acknowledges that a more limited consent could be provided may expressly provide that the spouse consents to the designation by the Participant of any Beneficiary (or any number of specified Beneficiaries) without any requirement of further consent by the spouse and, in such event, no further spousal consent shall be required, provided that any change of Beneficiary by the Participant does not exceed any limit contained in the spouse’s consent on such Participant’s right to change his Beneficiary. Any spousal consent shall be deemed to be revocable unless it is expressly made irrevocable at the election of the Participant’s spouse.

Any designation of a Beneficiary (other than the Participant’s spouse) which otherwise meets the above requirements of this Section shall become inoperative in the event that (a) the Participant subsequently legally marries in a domestic or foreign jurisdiction (or subsequently is deemed to be married under applicable state law), (b) any missing spouse is located, or (c) any other circumstance which earlier precluded the necessity of obtaining consent of the Participant’s spouse no longer exists. If no designation of Beneficiary is on file with the Administrative Committee at the time of the Participant’s death, or if the Administrative Committee for any reason determines that such designation is ineffective, then, subject to the second paragraph above of this Section, such Participant’s spouse, if then living, or if not, then the executor, administrator or other personal representative of the estate of such Participant or, if there is no administration of such Participant’s estate, the Participant’s heirs-at-law under the laws of the state of such Participant’s domicile, shall be conclusively deemed to be the Beneficiary designated to receive such Participant’s death benefit. A Participant’s Beneficiary designation shall be ineffective in the event that all of the Beneficiary(ies) designated by the Participant predecease the Participant and, in such case the Participant’s death benefit, if any, payable under the Plan shall be paid as provided in the preceding sentence. If the Administrative Committee determines that a Participant’s Beneficiary designation is effective, but the situation is present in which one or more, but not all, of the Beneficiary(ies) of the same type (primary or contingent, as applicable) designated by a deceased Participant predecease the Participant, the portion of the Participant’s death benefit, if any, payable under the Plan with respect to such predeceased Beneficiary(ies) shall be paid as follows:

(i)	If the death benefit payable to an individual predeceased Beneficiary does not exceed $50,000, then such death benefit shall be paid to the Participant’s executor or administrator of his estate, or his heirs-at-law under the laws of the state of the Participant’s domicile if there is no administration of such Participant’s estate; and

(ii)	If the death benefit payable to an individual predeceased Beneficiary equals or exceeds $50,000, then such death benefit shall be paid to such Beneficiary’s executor or administrator of his estate, or his heirs-at-law under the laws of the state of the Beneficiary’s domicile if there is no administration of such Beneficiary’s estate.

Any designation of the Participant’s spouse as the Beneficiary of his Account shall be automatically voided by a subsequent dissolution of that marriage.

The provisions of this Section 6.1 are intended to comply with the requirements of Code Sections 401(a)(ll) and 417(a)(2). To the extent any provision hereof is inconsistent with the preceding sentence, such provision shall be deemed to be inoperative and the Plan shall be operated in a manner which complies with the requirements of the immediately preceding sentence.

Whenever the Trustee is authorized under the Plan or by a designation of Beneficiary to pay funds to a minor or an incompetent, the Trustee shall be authorized to pay such funds to a parent of such minor, to a guardian of such minor or incompetent, or directly to such minor, or to apply such funds for the benefit of such minor or incompetent in such manner as the Administrative Committee may in writing direct. The Trustee, Administrative Committee, and Employer shall be fully discharged with respect to any payment made in accordance with the preceding sentence.

No spouse or Beneficiary shall be entitled to receive a benefit from the Plan if such person would be disqualified from inheriting any assets with respect to the Participant under the laws of the state of the Participant’s domicile because he brought about the death of the Participant. In such event, the Participant’s Beneficiary shall be determined under this Section 6.1 disregarding any such disqualified person.

6.2          Retirement Benefit: Upon the retirement of a Participant at or after his normal retirement age pursuant to Section 5.1, his retirement benefit shall be (a) 100% of the amount credited to his Account as of the Valuation Date (for which the last valuation was made) coincident with or next preceding his retirement, (b) an amount equal to any Contributions made after such Valuation Date that are allocated to his Account, and (c) to the extent that his Account has any undistributed balance which has not been paid as of the end of the applicable accounting period (for which the last valuation was made), that portion of the periodic adjustments and allocations required by Article IV to be credited to his Account. In accordance with Section 6.10, the retirement benefit shall be reduced by any security interest held by the Plan by reason of any outstanding loan to the Participant.

6.3          Total and Permanent Disability Benefit: In the event that the Administrative Committee determines that a Participant’s employment was terminated due to his Total and Permanent Disability, his disability benefit shall be (a) 100% of the amount credited to his Account as of the Valuation Date (for which the last valuation was made) coincident with or next preceding such determination, (b) an amount equal to any Contributions made after such Valuation Date that are allocated to his Account, and (c) to the extent that his Account has any undistributed balance which has not been paid as of the end of the applicable accounting period (for which the last valuation was made), that portion of the periodic adjustments and allocations required by Article IV to be credited to his Account. The determination of the Administrative Committee shall be final and conclusive with respect to all persons and entities. In accordance with Section 6.10, the disability benefit shall be reduced by any security interest held by the Plan by reason of any outstanding loan to the Participant.

6.4          Severance Benefit: Upon a Participant’s severance from employment with the Employer and all Affiliated Employers for any reason other than death, normal retirement pursuant to Section 5.1, or Total and Permanent Disability, his benefit payable under the Plan shall be an amount equal to the sum of: (a) 100% of the total amount credited to his Elective Contributions Account, Roth Contributions Account, Participant Contribution Account, Employer Safe Harbor Contributions Account, Employer Post-2013 Matching Contributions Account, and Rollover Account (including any subaccounts) as of the Valuation Date (for which the last valuation was made) coincident with or next preceding the date of such Participant’s severance, and any Contributions, Rollover Contributions or direct transfers made by or on his behalf after such Valuation Date which are allocated to any of the above-listed accounts; (b) the vested percentage of the total amount credited to his Vesting Accounts (including any subaccounts thereunder), as of such Valuation Date, together with the vested percentage of the amount of any Contributions made on his behalf after such Valuation Date which are allocated to his Vesting Accounts, as such vesting percentage is shown in the Vesting Schedule set out below for the number of whole years of Active Service credited to the Participant prior to his severance of employment; and (c) to the extent that the Participant’s Account has any undistributed balance which has not been paid as of the Valuation Date (for which the last valuation was made), that portion (to the extent vested) of the periodic adjustments and allocations required by Article IV to be credited to his Account. In accordance with Section 6.10, the benefit payable under this Section 6.4 shall be reduced by any security interest held by the Plan by reason of any outstanding loan to the Participant. All Participants who complete an Hour of Service on or after October 12, 2006, shall be fully vested in their Employer Matching Contributions Accounts. The vested percentage of the Vesting Accounts of each Participant who does not complete an Hour of Service after October 12, 2006 shall be determined in accordance with the applicable vesting schedules that were effective prior to October 12, 2006.

Profit sharing contributions that were transferred to this Plan from the Howell Corporation qualified retirement plan and credited to the Participant’s transferred Profit Sharing Contributions Account shall continue to vest in accordance with the following vesting schedule:

Years of Active Service	Vesting Percentage

One Year of Active Service	20%
Two Years of Active Service	40%
Three Years of Active Service	60%
Four Years of Active Service	80%
Five Years of Active Service	100%

All other Employer Profit Sharing Contributions Accounts, including the profit sharing contribution accounts transferred from the Western Gas Plan, shall vest in accordance with the following vesting schedule:

Years of Active Service	Vesting Percentage

One Year of Active Service	33%
Two Years of Active Service	66%
Three Years of Active Service	100%

If the undistributed Profit Sharing Account of a former employee in the Western Gas Plan is transferred to the Plan as a result of the merger of the Western Gas Plan into the Plan, the Participant’s vested interest in such transferred Profit Sharing Account shall be equal to the Participant’s vested interest as of his date of termination of employment with his employer under the terms of the Western Gas Plan.

All PWA Contributions shall vest in accordance with the following vesting schedule:

Years of Active Service	Vesting Percentage

One Year of Active Service	0%
Two Years of Active Service	0%
Three Years of Active Service	100%

The above vesting schedules are subject to automatic 100% vesting in the event of a full or partial termination of the Plan in accordance with the requirements of Section 10.5. The amount credited to such Participant’s Account which is not vested upon distribution shall be forfeited and applied as provided in Section 4.6.

Notwithstanding the foregoing vesting schedule for PWA Contributions, a Participant’s PWA Contributions Account will become fully vested if his employment is terminated due to a Qualifying Termination. For this purpose, the term “Qualifying Termination” means an involuntary termination of the Participant’s employment with the Employer and all its Affiliates due to elimination of the Participant’s position, or at the convenience or discretion of the Employer as authorized by the Plan Sponsor’s Vice President of Human Resources.

The Plan Administrator will determine, in its discretion, whether there has been a Qualifying Termination, and all such determinations shall be made on a basis that does not discriminate in favor of the Highly Compensated Employees.

Subject to the foregoing accelerated vesting rules, if a Participant terminates employment when his PWA Contributions Account or his Employer Profit Sharing Account is not fully vested, the nonvested portion of such Account will be forfeited on the earlier of (i) the date of distribution of the vested portion of the Participant’s Account balance or (ii) the date the Participant incurs five (5) consecutive one-year periods of severance from Active Service.

Any Participant who was actively employed by Western Gas Resources, Inc. as of August 23, 2006 and who is terminated on any date thereafter as a result of either (i) a constructive termination or (ii) a not for cause termination, shall be fully vested in all of his Accounts under the Plan. For this purpose, “constructive termination” means an involuntary relocation of the Participant by the Employer to a new principal place of business more than 25 miles from such Participant’s primary place of business as of August 23, 2006. The term “not for cause termination” means the involuntary termination of the Participant’s employment by the Employer other than for cause, as determined by the Employer. For this purpose, “cause” means (i) deliberate or intentional failure by the Participant to perform his material employment duties, including, without limitation, Participant’s intentional refusal to act upon a reasonable instruction of management; (ii) the Participant’s engaging in willful misconduct, gross neglect, or fraudulent acts; or (iii) a conviction of, or a plea of nolo contendere, a guilty plea or confession by the Participant for or to an act of fraud, misappropriation or embezzlement, or for or to any felony.

6.5          Accounting for Distributions; Offsets in Special Circumstances: Subject to Section 4.6 concerning restoration of Participants’ Accounts and to Section 4.10 concerning individual investment direction, any distribution of benefits under the Plan (and any forfeitures arising incident thereto) shall be subtracted from the affected Participant’s Account balance as of the Valuation Date coincident with or next preceding the date on which such distribution was paid. Moreover, notwithstanding any other provision of the Plan to the contrary, if after a Participant terminates employment with the Employer and all Affiliated Employers, such person is (a) reemployed by an Employer after receiving a distribution pursuant to Section 6.6 and again becomes eligible for participation in the Plan, and (b) has his Account restored pursuant to Section 4.6, then any benefits that such Participant may become entitled to receive after reentry in the Plan shall be reduced by any amounts distributed from his Account which were not repaid by such Participant incident to restoration of his Account pursuant to Section 4.6.

6.6          Distributions - Settlement Options:

(a)	Form and Method of Payment of Benefits: Except in the event of a special circumstance as specifically described in an applicable provision of the Plan, distributions shall be made under the Plan only upon the occurrence of one of the events described in Sections 6.1 through 6.4. Distributions provided for under the Plan shall be made in the form of a lump sum payment, including a direct rollover in accordance with Section 6.6(b).

(i)	Distributable Account Balance Does Not Exceed $5,000. If the Participant’s vested Account balance (including the value of his Rollover Contribution Account, if any) does not exceed $1,000 as of the date of the distribution, the Participant’s vested Account balance will be distributed to the Participant with no consent of the Participant being required; provided, however, if the Participant’s vested Account balance (including the value of the Participant’s Rollover Contribution Account, if any) exceeds $1,000, but does not exceed $5,000 (disregarding the value of the Participant’s Rollover Contribution Account, if any), the Participant’s vested Account balance will be distributed to an individual retirement account established pursuant to the rules established by the Plan Administrator unless the Participant affirmatively elects distribution in another form available pursuant to Section 6.6(a). To the extent that a Participant’s Account is subject to the mandatory rollover requirements of this paragraph, the Participant’s Roth Contributions Account, if any, must be rolled over to a Roth individual retirement account or annuity described in Code Section 408A (a “Roth IRA”).

(ii)	Distributable Account Balance Exceeds $5,000: A Participant must consent to any distribution if the vested portion of his Account balance which is distributable under the Plan exceeds $5,000 (disregarding the value of the Participant’s Rollover Account, if any). If the value of a Participant’s vested Account balance (excluding Rollover Contributions) which is distributable under the Plan is in excess of $5,000, and the Participant consents to the distribution, the Administrative Committee shall direct the Trustee to make settlement of the Participant’s Account in a lump sum distribution or a direct rollover, as elected by the Participant, as soon as practicable after the Administrative Committee receives such consent. No such consent shall be considered valid unless (within the period which begins not more than one hundred eighty (180) days before the annuity starting date (described below) and ends not less than thirty (30) days before the annuity starting date), such Participant has been informed of his right to defer receipt of the distribution and of the consequences of failing to defer receipt of the distribution. This explanation may be provided by any means which will normally ensure or facilitate the continued attention of the Participant during the period prescribed below in which the Participant is to consent to the distribution or otherwise be deemed to have elected to defer receipt (as set out below). Consent of the Participant shall be invalid unless it is given after receipt of the explanation described above and not more than one hundred eighty (180) days before the annuity starting date. The term “annuity starting date” means the first day of the first period for which an amount is paid pursuant to the settlement option elected under the Plan.

Notwithstanding the provisions of the immediately preceding paragraph of this Section 6.6(a)(ii), such distribution may commence less than 30 days after the required notice is given, provided that:

(A)	the Administrative Committee informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

(B)	the Participant, after receiving the notice, affirmatively elects a distribution.

In addition, subject to a designated Beneficiary’s right to elect the date of settlement in the case of a Participant who dies prior to receipt of any benefits under the Plan, a valid consent to distribution may be made by the Participant without the necessity of obtaining the consent of the Participant’s spouse or any other Beneficiary.

If the Administrative Committee fails to receive the Participant’s consent to the distribution, the settlement shall be made within a reasonable time after the last day of the Plan Year in which occurs the earlier of (i) the date the Participant dies, (ii) the Participant’s Required Distribution Date pursuant to Section 6.6(a)(iii), or (iii) the Participant’s Required Beginning Date pursuant to Section 6.6(a)(iv). The Account balance of any Participant described in the immediately preceding sentence shall continue to be part of the Trust Fund and thus shall continue to be allocated its proportionate share of any allocable investment earnings or losses pending distribution of such Account balance; provided, however, no further Contributions or forfeitures shall be credited to such Account.

If Participants are permitted to direct the investment of their Accounts in accordance with Section 4.10, Participant shall be entitled to direct the investment of his Account after the Participant becomes entitled to a distribution under Article VI.

For distributions after December 31, 2007, a Participant may elect to transfer by direct rollover, or by trustee-to-trustee transfer, a distribution of his Account balance to a Roth IRA, if the distribution constitutes an eligible rollover distribution and the Participant is eligible to make rollover contributions to a Roth IRA.

(iii)	Required Distribution Date. Unless otherwise elected by the Participant, the Trustee must make full settlement or begin benefit payments to the Participant not later than the 60th day after the latest of the close of the Plan Year in which: (a) the Participant attains the normal retirement age set out in Section 5.1; (b) occurs the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or (c) the Participant terminates employment with the Employer. However, if a Participant does not affirmatively elect to receive such distribution and a form of distribution prior to the latest of the events described in the preceding sentence, the Participant will be deemed to have elected to defer distribution until the earlier of the date he affirmatively elects to receive the distribution or the Participant’s Required Beginning Date. The entire vested benefit payable to a Participant must be distributed or commence to be distributed no later than the Required Beginning Date, as defined in subsection (iv) below.

(iv)	Required Beginning Date. The “Required Beginning Date” of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2, if the Participant is a 5% owner as defined in the Code. The Required Beginning Date for all other Participants is the first day of April in the calendar year following the later of (i) the calendar year in which the Participant attains age 7O1/2 or (ii) the calendar year in which the Participant terminates employment. With respect to distributions, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9), notwithstanding any provision of the Plan to the contrary.

(v)	Participant’s Death Prior to Receipt of All Vested Benefits. In the event that the Participant dies prior to payment of benefits hereunder, his entire vested benefit shall be distributed following death on, or as soon as is administratively practicable following, the date elected by the Participant’s Designated Beneficiary (but in any event not later than the date specified in Section 6.12).

(vi)	Protected Benefit Forms: Any Participant who is receiving installment payments from the Plan, the KMG Plan or the Western Gas Plan that commenced to be paid as a distribution prior to the Effective Date, shall continue to receive such installment payments in accordance with his previous installment election.

(b)	Special Rules Regarding Eligible Rollover Distributions: The Employer shall impose income tax withholding at a flat rate of twenty percent (20%) or such other rate as may be required by the Secretary of the Treasury on any “eligible rollover distribution” (defined below) from the Plan that is not transferred directly to an “eligible retirement plan” (defined below). The Employer shall provide a notice to the recipient of a Plan distribution prior to making the distribution, which notice shall generally explain the tax withholding and rollover rules that apply to such distribution. The requirements of this Section 6.6(b) shall be construed in accordance with Code Section 401(a)(31).

(i)	Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 6.6(b), a distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The provisions of this subsection (i) shall apply only if the Participant’s eligible rollover distributions during the Plan Year are reasonably expected to total $200 or more or, if less than 100% of the Participant’s eligible rollover distribution is to be a direct rollover, the direct rollover is $500 or more. For purposes of determining whether the Participant’s eligible rollover distribution exceeds these amounts, the portion of the distribution that is attributable to the Participant’s Roth Contributions Account will be treated as a separate distribution. The Administrative Committee will be entitled to rely on a statement from the (A) Participant of (B) the plan administrator or trustee of the other qualified plan, or the trustee or custodian of the individual retirement account or annuity, to which the direct rollover is to be transferred, to the effect that such plan, account or annuity is, or is intended to be, an eligible retirement plan.

(ii)	Definitions.

(1)	Eligible rollover distribution: An eligible rollover distribution means any distribution of all or any portion of the Participant’s Account, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more, (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9), (iii) the portion of any distribution that is not includable in gross income determined without regard to the exclusion for net unrealized appreciation with respect to employer securities, and (iv) any in-service distribution made on account of hardship. After-tax Employee Contributions shall not be excluded from the definition of eligible rollover distribution pursuant to clause (iii) of the preceding sentence. However, any portion of an eligible rollover distribution attributable to after-tax Employee Contributions may be made only to an individual retirement account or annuity described in Code Sections 408(a) or (b), a Roth IRA or to a qualified trust or to an annuity contract described in Code Section 403(b), which trust or contract agrees to separately account for amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. Similarly, any portion of an eligible rollover distribution attributable to the Participant’s Roth Contributions Account may only be made to another designated Roth elective deferral account under a qualified Roth contribution program (as defined in Code Section 402A(e)(l)) or a Roth IRA, and then only to the extent permitted under Code Section 402(c).

(2)	Eligible retirement plan: An “eligible retirement plan” means any of the following that accepts the distributee’s eligible rollover distribution: an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), a Roth IRA, an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a), an annuity contract described in Code Section 403(b), or an eligible plan described in Code Section 457(b) that is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state and which agrees to account separately for amounts transferred into such plan from this Plan. The foregoing definition of an “eligible retirement plan” shall also apply in the case of an eligible rollover distribution to a surviving spouse, or to a spouse or former spouse who is an alternate payee under a Qualified Domestic Relations Order (as described in Section 6.11). If the distributee is a Beneficiary who is not the surviving spouse of the deceased Participant or a former spouse who is an alternate payee under a Qualified Domestic Relations Order, (i) “eligible retirement plan” shall mean an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b) or a Roth IRA, (ii) the eligible retirement plan or account must be established in the name of the deceased Participant for the benefit of such non-spouse Beneficiary, and (iii) the distribution must otherwise satisfy the definition of an eligible rollover distribution.

Effective as of January 1, 2008, a distributee may elect to have any portion of an eligible rollover distribution transferred by direct rollover to a Roth IRA if the distributee is eligible to make rollover contributions to the Roth IRA.

(3)	Distributee: A distributee includes a Participant. In addition, the Participant’s surviving spouse and the Participant’s spouse or former spouse who is an alternate payee under a Qualified Domestic Relations Order (as described in Section 6.11) and any non-spouse Beneficiary are also distributees with regard to the interest of such spouse, former spouse or non-spouse Beneficiary.

(4)	Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(c)	Distributions from the Company Stock Fund. To the extent that any portion of a Participant’s Account is invested in the investment fund maintained under the Plan which primarily invests in the common stock of the Company (the “Company Stock Fund”), such Participant shall have the right to elect to receive distribution in shares of the common stock of Anadarko Petroleum Corporation (“Company Stock”), but only with respect to the portion of his Account balance that is invested in the Company Stock Fund. Any fractional shares of Company Stock allocated to the Participant’s Account shall be distributed in cash. If a Participant does not elect to receive distribution in shares of Company Stock, then the entire distribution shall be made in cash.

6.7          Lost Participants or Beneficiaries: If the Administrative Committee, after making a reasonably diligent effort, cannot locate a Participant, the amount payable to the Participant shall be forfeited. If the Participant subsequently elects a distribution of his vested benefits, the amount so forfeited will be reinstated and paid to the Participant. The Employer will make such Contributions to the Plan as are necessary to reinstate such benefits.

6.8          Withdrawals by Participants:

(a)	Withdrawal of Employer Contributions: Subject to the conditions of this Section 6.8, any Participant who has withdrawn the maximum permissible amount under Section 6.8(b), utilized all loans available under Section 6.10 and who is suffering an immediate and heavy financial hardship (i) because of expenses previously incurred, or necessary to be incurred, for medical care described in Code Section 213(d) (not covered by insurance or otherwise reimbursable from any other source) of the Participant, the Participant’s spouse or any other person who qualifies as a dependent of the Participant under Code Section 152; (ii) due to lack of funds required to pay expenses and/or other amounts required (excluding mortgage payments) to effect the purchase of a principal residence for the Participant; (iii) due to a lack of funds required to make any payment required to avoid eviction from the Participant’s principal residence; (iv) due to lack of funds required to make any payment required to avoid foreclosure on the Participant’s principal residence; (v) due to a lack of funds to pay tuition or related educational fees for up to the next twelve (12) months of post-secondary education for the Participant, the Participant’s spouse or dependents (described above); (vi) payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152), and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(d)(3); (vii) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or (viii) such other financial needs which the Commissioner of Internal Revenue may deem to be immediate and heavy financial needs through the publication of revenue rulings, notices and other documents of general applicability, shall be entitled in any such event to withdraw from his Elective Contributions Account or his Roth Contributions Account an amount equal to the lesser of (A) the amount needed to alleviate the hardship or (B) the vested balance then credited to the Participant’s Elective Contributions Account and the Participant’s Roth Contributions Account which is available to be withdrawn for hardship withdrawals. The requested withdrawal under clause (A) of the immediately preceding sentence may include an additional amount necessary to pay any federal, state or local income taxes or penalties (including additional taxes under Code Section 72(t)) which are reasonably expected to result from the withdrawal.

In addition to the foregoing, a Participant will be considered to be suffering an immediate and heavy financial hardship if a withdrawal is necessary in light of an immediate and heavy financial need of the Participant’s primary Beneficiary, which need is on account of (i) expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income), (ii) payment of tuition, related educational fees and room and board expenses for up to the next twelve (12) months of post-secondary education for the primary Beneficiary, or (iii) payments for burial or funeral expenses for the primary Beneficiary.

Withdrawals permitted hereunder shall be made from the portion of the Participant’s Elective Contributions Account attributable to Elective Contributions unadjusted for allocable investment earnings or losses and from the amount credited to the Participant’s Roth Contributions Account. All other amounts credited to such Participant’s Account and not withdrawn shall remain in such Participant’s Account.

A Participant shall not be considered as suffering an immediate and heavy financial hardship unless such Participant submits to the Administrative Committee (i) written evidence (satisfactory to the Administrative Committee) of such hardship and the amount needed to alleviate the hardship and (ii) and. any other written agreement or other documentation which the Administrative Committee deems to be necessary or appropriate in order to ensure that the Participant understands and will comply with the requirements of this Section 6.8(a). Absent actual knowledge to the contrary, any Participant shall be deemed to have met the requirements of the immediately preceding sentence if the Participant complies with the requirements of the next sentence and submits a written request in which he specifically identifies the hardship and attaches a photocopy of (i) bills for medical care (described in the first paragraph of this Section 6.8(a)) previously incurred or physician’s reports and other evidence of medical care to be incurred, (ii) a contract to purchase property which he represents to be his principal residence, (iii) a notice or other evidence of imminent eviction from property which the Participant represents to be his principal residence, (iv) a notice or other evidence of imminent foreclosure action with respect to property which the Participant represents to be his principal residence, (v) enrollment or registration forms or other evidence of tuition and related educational fees due for the next twelve (12) months of post-secondary education, or (vi) other evidence acceptable to the Committee of both the claimed hardship and the amount of funds reasonably required to alleviate such hardship.

The Administrative Committee shall have no duty or obligation to independently investigate or verify the truth or accuracy of any representation of the Participant or the authenticity or accuracy of any documentary evidence provided by the Participant and, absent actual knowledge to the contrary, the Administrative Committee may assume that any such representation is true and correct and any such documentary evidence is authentic.

Any withdrawal of Elective Contributions hereunder shall result in suspension (for a period of six (6) months after the Participant’s receipt of amounts withdrawn hereunder) of Elective Contributions, Roth Contributions and Participant Contributions and any other elective deferrals (described in Code Section 402(g)(3)) or employee contributions (described in Code Section 401(m)) under any other plan of deferred compensation maintained by the Employer and/or any Affiliated Employer. The term “any other plan of deferred compensation” as used in the immediately preceding sentence shall mean any plan of deferred compensation maintained by the Employer or any Affiliated Employer, including stock option, stock purchase and similar plans, as well as a cash or deferred arrangement under a cafeteria plan described in Code Section 125, but excluding health or welfare benefit plans and excluding the mandatory contributions portion of any defined benefit plan maintained by the Employer or any Affiliated Employer. Accordingly, as a prior condition of any hardship withdrawal, the Participant must execute any written agreement or other document that the Administrative Committee deems to be necessary or appropriate to ensure that during the six month suspension period, the Participant is on notice and will comply with requirements of Code Section 401(k).

No withdrawal hereunder shall result in any forfeiture of a Participant’s vested Account balance, and no repayment of amounts withdrawn in order to wholly or partially restore a withdrawing Participant’s Account shall be permitted.

For the purposes of allocating investment earnings or losses, such withdrawal shall be subtracted from the Participant’s Account balance on the Valuation Date coincident with or next preceding the date on which the withdrawal is made.

(b)	In-Service Withdrawals: Upon proper election to, and acceptance by the Administrative Committee, a Participant may make the following In-Service Withdrawals while still employed by the Employer or an Affiliated Employer:

(1)	A Participant may withdraw any or all amounts allocated to his Rollover Account, if any.

(2)	A Participant who has withdrawn all amounts from his Rollover Account, if any, may withdraw from his Participant Contribution Account, any or all amounts allocated to such Account.

(3)	A Participant who has withdrawn all amounts allocated to his Participant Contribution Account may withdraw from his Employer Matching Contribution Account, PWA Contributions Account and Employer Profit Sharing Contribution Account any or all amounts allocated to such Accounts that have been credited for at least twenty-four (24) months, but not in excess of his vested interest therein.

(4)	A Participant who has withdrawn all amounts allocated to his Participant Contribution Account and has contributed to or had Elective Contributions made on his behalf to the Plan for at least sixty (60) cumulative months, may withdraw from his Employer Matching Contribution Account and his Employer Profit Sharing Contribution Account an amount not exceeding his vested interest therein.

(5)	A Participant who has attained age 591/2 may withdraw his vested interest of any of his Accounts under the Plan, other than an Account that cannot be distributed at such age under the Code (for example, an Account allocable to a money purchase pension plan, if any, that is merged into the Plan).

(6)	A Participant whose account balance in the Western Gas Plan was transferred to this Plan at the time the Western Gas Plan was merged into this Plan may withdraw any and all amounts from all of his Accounts under the Plan on or after the date that he attains the age of 60.

(7)	A Participant whose account balance in the KMG Plan was transferred to this Plan at the time the KMG Plan was merged into this Plan may withdraw any and all amounts from all of his Accounts under the Plan on or after the date that he attains the age of 70 1/2..

Notwithstanding any other provision of this Plan to the contrary, the election of any Participant to effectuate a withdrawal from his vested interest of his Account under this Section 6.8(b) shall not terminate such Participant’s right to participate in the Plan. For the purposes of allocating investment earnings or losses of the Trust Fund, such withdrawal shall be subtracted from the Participant’s Account balance as of the Valuation Date on which the withdrawal is made. No vested benefit will be forfeited on account of such withdrawal.

With respect to a Participant whose vested interest in his Vesting Account is less than 100% and who takes a withdrawal from his Vesting Account, any amount remaining in such Account shall continue to be maintained as a separate account. At any relevant time, such Participant’s nonforfeitable portion of his separate account shall be determined in accordance with the following formula:

X=P(AB + (RxD)) – (R x D)

For purposes of applying the formula: X is the nonforfeitable portion of such separate account at the relevant time; P is the Participant’s vested interest at the relevant time; AB is the balance of such separate account at the relevant time; R is the ratio of the balance of such separate account at the relevant time to the balance of such separate account after the withdrawal or distribution; and D is the amount of the withdrawal or distribution.

(c)	General Restriction on Withdrawals: All withdrawals pursuant to this Section 6.8 shall be made in accordance with procedures established by the Plan Administrator subject to the following:

(1)	Notwithstanding the other provisions of this Section 6.8, not more than two (2) withdrawals pursuant to Section 6.8 may be made in any one Plan Year, and no withdrawal shall be made from an Account to the extent such Account has been pledged to secure a loan from the Plan.

(2)	If a Participant’s Account from which a withdrawal is made is invested in more than one investment fund, the withdrawal shall be made pro rata from each investment fund in which such Account is invested.

(3)	All withdrawals under this Section 6.8 shall be paid in cash.

(4)	Any withdrawal hereunder that constitutes an Eligible Rollover Distribution shall be subject to the Direct Rollover election described in Section 6.6(b).

(5)	This Section 6.8 shall not be applicable to a Participant following termination of employment, and the amounts allocable to such Participant’s Accounts shall be distributable only in accordance with the other provisions of this Article VI.

(d)	Withdrawal During Qualified Military Service: During any period a Participant is performing qualified military service (as defined in Code Section 414(u)) while on active duty for a period of more than thirty (30) days, such Participant shall be entitled to elect to receive a distribution of all or a part of the portion of the Participant’s Elective Contributions Account attributable to Elective Contributions. Any Participant who elects to receive a distribution pursuant to Section 6.8(d) shall not be permitted to make any Elective Contributions, Roth Contributions or Participant Contributions to the Plan pursuant to Section 3.1 (including any USERRA makeup contributions) during the six (6) month period beginning on the date of such distribution.

(e)	Qualified Reservist Distributions: A Participant who is ordered or called to active duty after September 11, 2001 may elect a Qualified Reservist Distribution. A “Qualified Reservist Distribution” is a distribution that meets the following requirements: (i) the distribution is from amounts attributable to Elective Contributions; (ii) the Participant was, by reason of being a member of a reserve component, as defined in Section 101 of Title 37 of the United States Code, ordered or called to active duty for a period in excess of 179 days or for an indefinite period; and (iii) such distribution is made during the period beginning on the date of such order or call, and ending at the close of the Participant’s active duty period.

6.9          Claims Procedure for Benefits:

(a)	Filing a Claim: A Participant or Beneficiary (or an authorized representative) (a “Claimant”) may file a claim for benefits under the Plan by filing a written claim, identified as a claim for benefits, with the claims administrator appointed by the Administrative Committee (the “Claims Administrator”). In addition, the Claims Administrator may treat any writing or other communication received by it as a claim for benefits, even if the writing or communication is not identified as a claim for benefits.

The Claims Administrator will send the Claimant a letter acknowledging the receipt of any communication that it treats as a claim for benefits. If the Claimant fails to receive such an acknowledgement within sixty (60) days after making a claim, the Claimant should contact the Claims Administrator to determine whether the claim has been received and identified as a claim for benefits.

(b)	Approval of Claim: A claim is considered approved only if its approval is communicated in writing to a Claimant.

(c)	Denial of Claim: If a claim is denied, in whole or in part (also referred to as an “adverse benefit determination”), the Claims Administrator shall notify the Claimant of its decision by written notice, in a manner calculated to be understood by the claimant.

(1)	Timing of Notice. The notice of denial must be given within ninety (90) days after the claim is received by the Claims Administrator. If special circumstances (such as a hearing) require a longer period, the Claimant shall be notified in writing, before the expiration of the 90-day period, of the expected decision date and the reasons for an extension of time; provided, however, that no extensions will be permitted beyond 90 days after expiration of the initial 90-day period.

(2)	Contents of Notice. The notice will set forth:

(i)	The specific reasons for the denial of the claim;

(ii)	A reference to specific provisions of the Plan on which the denial is based;

(iii)	A description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and

(iv)	An explanation of the procedure for review of the denied or partially denied claim, including the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

(d)	Request for Review of Denial: Upon denial of a claim in whole or in part, a Claimant has the right to submit a written request to the Administrative Committee for a full and fair review of the denied claim, and upon request and free of charge, to reasonable access and copies of all documents, records, and other information relevant to the Claimant’s claim for benefits and may submit issues and comments in writing.

(1)	Scope of Review. The review takes into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(2)	Timing of Request for Review. A request for review of a claim must be submitted within sixty (60) days of receipt by the Claimant of written notice of the denial of the claim. If the Claimant fails to file a request for review within 60 days of the denial notification, the claim is deemed abandoned and the Claimant precluded from reasserting it.

(3)	Contents of Request for Review. If the Claimant files a request for review, his request must include a description of the issues and evidence he deems relevant. Failure to raise issues or present evidence on review may preclude those issues or evidence from being presented in any subsequent proceeding or judicial review of the claim.

(e)	Denial Upon Review:

(i)             Timing of Denial Notice. The Administrative Committee must render its decision on the review of the claim no more than sixty (60) days after the Administrative Committee’s receipt of the request for review, except that this period may be extended for an additional sixty (60) days if the Administrative Committee determines that special circumstances (such as a hearing) require such extension. If an extension of time is required, written notice of the expected decision date and the reasons for the extension will be furnished to the Claimant before the end of the initial 60-day period.

(ii)           Contents of Denial. If the Administrative Committee issues a negative decision, it provides a prompt written decision setting forth:

(1)	The specific reason or reasons for the adverse benefit determination;

(2)	A reference to specific Plan provisions on which the adverse benefit determination was made;

(3)	A statement that the Claimant is entitled to receive, upon request, and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s claim for benefits; and

(4)	A statement describing the Claimant’s right to bring an action under Section 502(a) of ERISA.

(iii)          Authority of the Administrative Committee: To the extent of its responsibility to review the denial of benefit claims, the Administrative Committee has full authority to interpret and apply, in its discretion, the terms and provisions of the Plan. The decision of the Administrative Committee shall be final and binding upon all Claimants and any person or entity making a claim through or under them.

(f)	Limits on Right to Judicial Review. A Claimant must follow the claims procedures described by this Section 6.9 before taking any action in any other forum regarding a claim for benefits under the Plan. Any suit or legal action initiated by a Claimant under the Plan must be brought by the Claimant no later than one (1) year following a final decision on the claim for benefits under these claim procedures. The one-year statute of limitations on suits for benefits applies in any forum where a Claimant initiates such suit or legal action. If a civil action is not filed within this period, the Claimant’s benefit claim is deemed permanently waived and abandoned.

(g)	Other Claims. Any other claims that arise under or in connection with the Plan, even though not claims for benefits, must be filed with the Administrative Committee and are considered in accordance with these claims and appeals procedures.

(h)	Interpleader Action. The Administrative Committee reserves the right, in its sole discretion, to initiate an interpleader action to resolve any competing claims for a benefit under the Plan or to determine the proper Beneficiary of any benefit under the Plan.

6.10       Loans to Participants and Beneficiaries:

(a)	Loans may be permitted from time to time, as determined by the Administrative Committee, to any (i) Participant who is an Employee or (ii) Participant who is a former Employee, Beneficiary, or alternate payee under a qualified domestic relations order described in Code Section 414(p), who is a “party in interest,” as defined in Section 3(14) of ERISA, or a “disqualified person,” as defined in Code Section 4975(e)(2), and (iii) on whose behalf an Account is maintained under the Plan (hereinafter an individual described in clause (i) or (ii) and (iii) shall be. referred to as a “Qualified Participant”). For purposes of this Section 6.10, a “loan” shall include any modification to an existing loan hereunder so long as, at the time of any such modification, the requirements of this Section 6.10 are met. A Qualified Participant may borrow from his vested Account balance under the Plan, subject to the rules or guidelines adopted by the Administrative Committee, by making prior application in the manner prescribed by the Administrative Committee and communicated to Participants.

(b)	The Administrative Committee shall issue rules or guidelines which shall be set forth in a Loan Policy (“Loan Policy”) which shall not be inconsistent with applicable provisions of the Code and ERISA and which shall be uniformly applicable to all Qualified Participants who are similarly situated. In addition, the Loan Policy may provide for assessment of a fee for processing loan applications, obtaining credit reports, collection and processing late payments, and similar administrative expenses which amounts may be charged directly to the Account of the affected Qualified Participant. The Administrative Committee shall from time to time prescribe such additional rules or guidelines which it deems to be necessary or appropriate and which are consistent with proper lending practices.

(c)	Subject to applicable provisions of this Section 6.10, following receipt by the Administrative Committee of a properly completed loan application, each Qualified Participant who, pursuant to the above-described Loan Policy, the Administrative Committee determines to be entitled to borrow from his Account an amount which (when added to the outstanding balance of all other loans to the Qualified Participant under all “qualified employer plans,” as defined in Code Section 72(p)(4), of the Employer and any Affiliated Employers) is not in excess of the lesser of (i) $50,000, reduced by the excess, if any, of (a) the highest outstanding balance of such loans during the one-year period ending on the day before the latest date on which a loan was made, over (b) the outstanding balance of such loans on the latest date on which a loan was made, or (ii) one-half (1/2) of the present value of the vested account balance of the Qualified Participant under the Plan as of the most recent valuation date. Any modification of an existing loan hereunder shall be deemed to be a new loan for purposes of this Section 6.10. Any such loan shall be secured by such Qualified Participant’s vested interest in his Account balance; provided however, such security interest may not exceed one-half of such Account balance immediately after the origination of each loan hereunder. In addition, any loan originated or modified hereunder with respect to a Qualified Participant who is an Employee shall be repaid by payroll deduction pursuant to a substantially level amortization schedule as provided in the Loan Policy (with payments not less frequently than quarterly) over the term of the loan. Any such loan issued hereunder to a Qualified Participant who is not an Employee shall be repaid by the Qualified Participant in accordance with a substantially level amortization schedule as provided in the Loan Policy (with payments not less frequently than quarterly) over the term of the loan. No loan shall have a maturity date in excess of five (5) years, unless the loan is used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Participant.

Any loan may be prepaid without penalty, if the Qualified Participant repays the full amount of the loan, plus all interest accrued and unpaid thereon.

A Qualified Participant may request that loan repayments during the Qualified Participant’s qualified military service be suspended under the Plan as permitted under, and in accordance with, Code Section 414(u)(4). Further, a Qualified Participant may request that loan repayments be suspended for a period not exceeding one year during any approved leave of absence; provided, however, the Qualified Participant may not thereafter extend the term of the loan beyond (i) five years from the original date of the loan, or (ii) if the loan was to acquire the principal residence of the Participant, beyond the longest period available under the Loan Policy.

Notwithstanding any other provision to the contrary, (i) no loan shall be made to any Qualified Participant who is or was either an “owner employee” or is a “shareholder employee” of any Employer that is an S corporation within the meaning of such terms under Code Section 4975(d), (ii) no Qualified Participant shall be entitled to a loan from the Trustee if the amount of the requested loan is less than the minimum amount specified in the Loan Policy, (iii) except as may otherwise be prescribed by the Administrative Committee from time to time and communicated to Qualified Participants, no Qualified Participant shall be entitled to originate, renew or modify more than the number of loans specified in the Loan Policy during any single Plan Year, and (iv) no Qualified Participant shall be entitled to a loan from the Trustee if the making of the loan would interfere with the orderly management of the Plan for the benefit of all the Qualified Participants or otherwise contravene any applicable law or regulation.

Any loan or loans to a Qualified Participant hereunder shall not be made as an investment of the Trust Fund but instead shall be considered to be an earmarked investment of the Qualified Participant’s Account. A subaccount shall be established for the Qualified Participant and shall be maintained until the loan or loans are repaid in full. Such loan or loans shall be the only investment of such subaccount, and thus such subaccount shall not be taken into account for purposes of determining or allocating investment earnings or losses of the Trust Fund.

(d)	The Administrative Committee shall, in accordance with the Loan Policy, review and approve or disapprove completed loan applications as soon as practicable after its receipt thereof, and shall promptly notify the applying Qualified Participant of the disposition of his loan application. The Administrative Committee shall have the authority to delegate the power to review and approve or disapprove loans under this Section 6.10 to a Plan Loan Administrator (or such other agents or committees composed of persons appointed by the Administrative Committee as it deems appropriate), provided that any such agents or committees shall act only in accordance with the Loan Policy established pursuant to this Section 6.10.

(e)	The unpaid balance owed by a Qualified Participant on a loan under the Plan shall not reduce the amount credited to his Account. However, from the time of payment of the proceeds of the loan to the Qualified Participant, his Account balance shall be deemed invested, to the extent of such unpaid loan balance, in such loan until the complete repayment thereof or distribution from such Account.

(f)	Except in the event of application of a Qualified Participant’s Account balance to repayment of a loan in the event of a default in accordance with subsection (i) of this Section 6.10, no withdrawal may be made by a Qualified Participant under Section 6.8 of any amount deemed invested in the outstanding balance of any loan made pursuant to this Section 6.10.

(g)	The amount of any distribution otherwise payable to a Qualified Participant shall be reduced by the amount owed (including any accrued interest) on all loans of the Qualified Participant at the time of such distribution. The Trustee shall apply the pledged portion of the Qualified Participant’s Account to be distributed toward the liquidation of the Qualified Participant’s indebtedness under the Plan. Such reduction shall constitute a complete discharge of all liability to the Plan and the Trust for the loan to the extent of such reduction.

(h)	Repayment of all loans under the Plan shall be secured by the Qualified Participant’s vested Account balance in the Plan; provided, however, that repayment shall be secured by the Qualified Participant’s vested interest in his Account only for such time that a portion of such loan is allocated to such Account. Any loan repayment shall first be credited as soon as practicable to the Qualifying Participant’s segregated subaccount and to that portion of the loan allocated to the Qualified Participant’s individual accounts. Such credited amounts shall be transferred as soon as practicable following receipt to the individual accounts of the Qualified Participant from which the assets were released upon establishment of the segregated subaccount, and shall thereafter be invested as part of the Trust Fund.

(i)	In the event of failure to make any loan payment when due in accordance with the loan documents and the Loan Policy, the loan shall be in default (“Default”) and all the unpaid balance owed by the Qualified Participant and all accrued and unpaid interest shall be due and payable immediately. Following a Default, and subject to any cure period available under the Loan Policy, the Administrative Committee and the Trustee shall apply any pledged portion of the vested Account balance of the Qualified Participant to pay the loan, in whole or in part, and take any other action or remedy as allowed by law, provided that no application of a Qualified Participant’s vested Account balance shall occur prior to the time such vested Account balance is otherwise distributable under the terms of the Plan except as permitted by the Code and ERISA. The amount of any withdrawal or distribution from the vested Account balance of a Qualified Participant or Beneficiary following a Default shall be reduced by the amount of any loan in Default and such amount shall be applied to the unpaid loan balance and any accrued but unpaid interest thereon.

(j)	Notwithstanding the foregoing, if a Participant is transferred from the employ of an Employer to an Affiliated Employer that maintains a qualified plan which provides for plan loans, the Administrative Committee may direct the Participant’s outstanding loan to be transferred to the plan maintained by the Affiliated Employer. Such loan shall be subject to the same payment terms after the transfer, except that the loan may be reamortized, if necessary, for the remainder of its original term to reflect any differences in the payroll cycles from which the payments are withheld. Similar rules will apply if a Participant transfers to the employ of an Employer from an Affiliated Employer that maintains a qualified plan which provides for plan loans. Any such transfer shall be subject to the rules of this Section 6.10(j), and is available only if the loan has not been deemed to be distributed or offset at the time of such transfer.

6.11       Distributions to Alternate Payee under QDRO: Subject to the provisions of Section 11.3 which pertain to qualified domestic relations orders (“QDRO”) and pursuant to the QDRO procedures of the Plan, in the event that the Administrative Committee receives a domestic relations order that it determines to be a valid QDRO, and if such QDRO provides that distribution of vested benefits to an alternate payee described therein is not to commence or be made immediately, but the QDRO provides for the apportionment of such benefits to be made immediately, the Administrative Committee shall establish a separate account under the Plan for the alternate payee. Subject to Section 11.3 and the QDRO procedures of the Plan, if the Administrative Committee receives a domestic relations order that it determines to be a valid QDRO, and the QDRO provides that distribution of vested benefits to an alternate payee described therein is to commence or be made immediately, the Administrative Committee shall direct the Trustee to effect distribution to the alternate payee who, for the purpose of effecting such distribution, shall be considered and treated as any other Participant who is entitled to receive a benefit payable under the Plan.

The Administrative Committee shall comply with the terms and provisions of any valid QDRO, including orders which require distributions to an alternate payee prior to a Participant’s “earliest retirement age” as such term is defined in Section 206(d)(3)(E)(ii) of ERISA and Code Section 414(p)(4)(B).

If any such distribution is made at a time when the Participant is not fully vested in his Employer Contributions Account and the Participant can increase his vested percentage in his Employer Contributions Account, the Participant’s vested interest in his Employer Contributions Account shall be determined in accordance with the formula set forth in Section 6.8(b).

6.12        Minimum Distribution Requirements: Notwithstanding any provisions of Section 6.6 to the contrary, the provisions of this Section 6.12 shall apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year. The requirements of this Section 6.12 shall take precedence over any inconsistent provisions of the Plan. All distributions required under this Section 6.12 shall be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9). Notwithstanding the other provisions of this Section 6.12, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA. Additional terms are defined in Section 6.12(f).

(a)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date, as defined in Section 6.6(a).

(b)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2 if later.

(ii)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 6.12(b), other than Section 6.12(b)(i), shall apply as if the surviving spouse were the Participant.

For purposes of this Section 6.12(b) and Section 6.12(e), unless Section 6.12(b)(iv) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 6.12(b)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 6.12(b)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 6.12(b)(i)), the date distributions are considered to begin is the date distributions actually commence.

(c)	Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 6.12(d) and 6.12(e). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401 (a)(9).

(d)	Required Minimum Distributions During Participant’s Lifetime.

(i)	Amount of Required Minimum Distribution for each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(1)	the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(2)	if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(ii)	Lifetime Required Minimum Distributions Continue through Year of Participant’s Death. Required minimum distributions will be determined under this Section 6.12(d) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(e)	Required Minimum Distributions After Participant’s Death.

(i)	Death On or After Date Distributions Begin.

(1)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(A)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	Death Before Date Distributions Begin.

(1)	Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 6.12(e)(i)(1).

(2)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3)	Designated Beneficiary Not Participant’s Surviving Spouse. If the Participant dies before distributions begin and the Designated Beneficiary is not the Participant’s surviving spouse, distribution to the Designated Beneficiary is not required to begin by the date specified in Section 6.12(b), but the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 6.12(b)(i), this Section 6.12(e) will apply as if the surviving spouse were the Participant.

(f)	Definitions.

(i)	Designated Beneficiary. The individual who is designated as the Beneficiary under Section 6.1 and is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-4, Q&A-l, of the Treasury Regulations.

(ii)	Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 6.12(b). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(iii)	Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(iv)	Participant’s Account Balance. The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any Contributions made and allocated or Forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(v)	Required Beginning Date. The date specified in Section 6.6(a)(iv).

(g)	Suspension of Required Minimum Distributions for the 2009 Plan Year.

Notwithstanding the foregoing, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s Designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. In addition, notwithstanding Section 6.6(b) of the Plan, and solely for purposes of applying the direct rollover provisions of the Plan, distributions in 2009 of 2009 RMDs and Extended 2009 RMDs will be treated as eligible rollover distributions.

ARTICLE VII

TOP-HEAVY PLAN PROVISIONS

7.1          Application of Top-Heavy Provisions: This Article VII set forth the provisions of Code Section 416 and shall be interpreted to apply only in accordance with Code Section 416. The provisions in this Article VII take precedence over any other provisions in the Plan with which they conflict. This Article VII does not apply to any Participant whose terms and conditions of employment are covered by a collective bargaining agreement.

7.2          Definitions: For purposes of this Article VII, the following words and terms will have the meanings indicated:

(a)	“Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(l) for Plan Years beginning after December 31, 2002), a 5-Percent Owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, “annual compensation” means Considered Compensation. The determination of who is a Key Employee is made in accordance with Code Section 416(i)(l) and the applicable regulations and other guidance of general applicability issued thereunder.

(b)	“Compensation” means Considered Compensation, including amounts excluded from wages by reason of the Employee’s election:

(i)	to reduce salary or wages as part of the cost of benefits under a cafeteria plan under Code Section 125, including any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage, provided the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan;

(ii)	to reduce salary or wages under a cash or deferred arrangement under Code Section 40l(k); or

(iii)	to reduce salary or wages in association with the receipt of a qualified transportation fringe benefit provided pursuant to Code Section 132(f)(4).

(c)	“Top-Heavy Plan” means a Plan where any of the following conditions exist:

(i)	The Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group;

(ii)	This Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%; or

(iii)	This Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

(d)	“Top-Heavy Ratio” means:

(i)	If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the five-year period ending on the Determination Date has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone, or for the Required or Permissive Aggregation Group as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date and the denominator of which is the sum of all account balances, both computed in accordance with Code Section 416. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416.

(ii)	If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five-year period ending on the Determination Date has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of all account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with the paragraph above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all members, determined in accordance with the above paragraph, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date, all determined in accordance with Code Section 416.

(iii)	For purposes of the above paragraphs, the value of account balances and the present value of accrued benefits is determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 for the first and second plan years of a defined benefit plan. The calculation of the Top-Heavy Ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416. Deductible employee contributions are not taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits is calculated with reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a Participant other than a Key Employee is determined under (i) a method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

(iv)	This subsection applies for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the Determination Date.

(1)	The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date are increased by distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date. The preceding sentence also applies to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of distribution made for a reason other than severance from employment, death, or disability, this provision applies by substituting “5-year period” for “1-year period”.

(2)	The accrued benefits and accounts of any individual who has not performed services for the Employer or an Affiliated Employer during the 1-year period ending on the Determination Date are not taken into account.

(e)	“Permissive Aggregation Group’’’ means a Required Aggregation Group plus any other plan or plans of the Employer or an Affiliated Employer which, when considered as a group with the Required Aggregation Group, satisfy the requirements of Code Sections 401(a)(4) and 410.

(f)	“Required Aggregation Group” means a group consisting of (1) each qualified plan of the Employer or an Affiliated Employer in which at least one Key Employee participated at any time during the determination period (regardless of whether the plan has terminated), and (2) any other qualified plan of the Employer or an Affiliated Employer which enables a plan described in (1) to meet the requirements of Code Sections 401(a)(4) or 410.

(g)          “Determination Date” means the last day of the Plan Year immediately preceding the Plan Year for which top-heaviness is determined or, in the case of the first Plan Year of a new plan, the last day of such Plan Year.

7.3          Accelerated Vesting: In the event the Plan is a Top-Heavy Plan, the vesting schedule described in Section 6.4 shall continue to apply.

7.4          Minimum Contribution: For any Plan Year in which this Plan is determined to be a Top-Heavy Plan, a minimum contribution must be made to the account of each non-Key Employee who participates in the Plan, except those who have severed from employment with the Employer at the end of the Plan Year. For the purposes of this Section 7.4, the minimum employer contribution equals the lesser of (a) three percent (3%) of such non-Key Employee’s Considered Compensation, or (b) the largest percentage of such Compensation provided for a Key Employee during the Plan Year. For purposes of this Section 7.4, Elective Contributions of Key Employees are treated as Employer Contributions. In determining the amount of Employer Contributions which are needed to satisfy the requirements of this Section 7.4, Elective Contributions for non-Key Employees are not taken into account. Notwithstanding the prior provisions of this Section 7.4, a minimum contribution is not made to any Employee to the extent the Employee is covered under any other plan of the Employer or an Affiliated Employer and the Employer or an Affiliated Employer has provided that the minimum allocation or benefit requirement applicable to Top-Heavy Plans is met in the other plan or plans.

Notwithstanding the prior paragraph, if the Employer maintains both this Plan and a defined benefit plan, for Employees covered under both plans, the minimum employer contribution is increased to five percent (5%) (from 3%) of an Employee’s Considered Compensation.

Employer Post-2013 Matching Contributions are taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence applies with respect to Employer Post-2013 Matching Contributions, under the Plan or, if the Plan provides that the minimum contribution requirement should be met in another plan, such other plan. Employer Post-2013 Matching Contributions that are used to satisfy the minimum contribution requirements are treated as matching contributions for purposes of the ACP Test and other requirements of Code Section 401(m), if applicable.

ARTICLE VIII

PLAN ADMINISTRATOR AND COMMITTEES

8.1          Named Fiduciaries: The Plan Administrator is a named fiduciary of the Plan and shall have the authority to control and manage the operation and administration of the Plan, as set forth in this document, except to the extent such responsibility and authority are otherwise specifically (a) allocated to the Committee or to other persons or entities by the Plan or Trust Agreement, (b) delegated to other persons or entities by the Plan Administrator (or its delegates), or (c) allocated to other persons or entities by operation of law. The Plan Administrator shall have the rights and duties and be subject to the rules and procedures set forth in the charter for the Plan Administrator and the Committees, as it may be amended from time to time. Except to the extent required by ERISA, no fiduciary shall have any liability for, or responsibility to inquire into, the acts and omissions of any other fiduciary in the exercise of powers or the discharge of responsibilities assigned to such other fiduciary under the Plan or the Trust Agreement.

8.2          Appointment, Term of Service and Removal of Committees: The Plan Administrator shall appoint an Administrative Committee and an Investment Committee. The members of each Committee shall serve until their resignation, death removal or termination of employment with all Employers.

8.3          Trustee: The Trustee shall be appointed, removed and replaced by and in the sole discretion of the Board; provided, however, that from and after the date of adoption of this amendment and restatement of the Plan, the Trustee shall be appointed, removed and replaced by and in the sole discretion of the Plan Administrator or the Investment Committee, whichever is granted such powers under the charter for the Plan Administrator and the Committees, as it may be amended from time to time. The Trustee shall hold the assets of the Plan in the Trust Fund established pursuant to the Trust Agreement executed in conjunction with the Plan. The Trustee shall exercise all of the powers and duties assigned to the Trustee as set forth in the Trust Agreement.

8.4          Powers of Administrative Committee: The Administrative Committee shall have full power, authority, and discretion to control and manage the operation and administration of the Plan and to construe and apply all of its provisions, provided that the Administrative Committee shall have no power, authority, or responsibility with respect to those matters which are the responsibility of the Plan Administrator, the Trustee or the Investment Committee. All discretionary powers conferred upon the Administrative Committee shall be absolute, provided that no discretionary power shall be exercised in such manner as to cause prohibited discrimination in favor of Highly Compensated Employees. The Administrative Committee shall (i) be a fiduciary and, in that capacity, have the responsibility for the general administration of the Plan, according to its terms and provisions, and (ii) have all discretion and powers necessary to accomplish such purposes, including, but not by way of limitation, the right, power, and authority:

(a)	To make nondiscriminatory rules and regulations, including the establishment and amendment of such policies and procedures as the Administrative Committee deems to be appropriate, for the administration of the Plan which are not inconsistent with its terms and provisions;

(b)	To construe all terms, provisions, conditions, and limitations of the Plan; and its construction thereof, shall be final and conclusive on all persons and entities subject to the claims review procedures of the Plan;

(c)	To correct any defect, supply any omission, or reconcile any inconsistency which may appear in the Plan in such manner and to such extent as it shall deem necessary or appropriate, and its judgment in such matters shall be final and conclusive as to all persons and entities subject to the claims review procedures of the Plan;

(d)	To select, employ, and compensate from time to time such consultants, actuaries, accountants, attorneys, and other agents as the Administrative Committee may deem necessary or advisable for the proper and efficient administration of the Plan;

(e)	To determine in its discretion all questions relating to the eligibility of employees to become Participants under the Plan, and to determine the period of Active Service and the amount of compensation upon which the benefits of each Participant shall be calculated;

(f)	To determine all controversies relating to the administration of the Plan, including but not limited to, any questions it deems advisable to determine in order to promote the efficient administration of the Plan for the benefit of its Participants and Beneficiaries;

(g)	To delegate to employees or agents such clerical and other duties of the Administrative Committee as it deems necessary or advisable for the proper and efficient administration of the Plan or the Trust;

(h)	To adopt rules and procedures for the administration of the Plan (including, without limitation, procedures covering directions, elections, or other action by Participants, and the delivery of statements and other disclosure materials to such individuals), that may provide for the use of electronic communications and other media; and

(i)	Such other rights and duties, and rules and procedures applicable to the Administrative Committee, as set out in the charter for the Plan Administrator and the Committees, as it may be amended from time to time.

8.5          Powers of Investment Committee: The Investment Committee shall (i) be a fiduciary and, in that capacity, have the general responsibility for the investment of the assets of the Plan, according to the terms and provisions of the Plan and the Trust Agreement, and (ii) have all discretion and powers necessary to accomplish such purposes, including, but not by way of limitation, the right, power, and authority:

(a)	To make nondiscriminatory rules and regulations, including the establishment and amendment of such policies and procedures as the Committee deems to be appropriate, for the investment of the assets of the Plan which are not inconsistent with the terms and provisions of the Plan and the Trust Agreement;

(b)	Subject to portfolio standards and guidelines which may be established from time to time, to direct and instruct (or to appoint an investment manager which has the power to direct and instruct) the Trustee in all matters relating to the preservation, investment, reinvestment, management and disposition of the Trust fund (or any designation portion thereof), including the authority to review any financial or other reports of the Trustee and to designate the particular investment funds to be made available to participants;

(c)	To delegate to employees or agents such clerical and other duties of the Investment Committee as it deems necessary or advisable for the proper and efficient administration of the Plan or the Trust;

(d)	To select, employ, and compensate from time to time such consultants, actuaries, accountants, attorneys, and other agents as the Investment Committee may deem necessary or advisable for the proper and efficient investment of the assets of the Plan;

(e)	to adopt rules and procedures for administration of the investments of the Plan (including, without limitation, procedures covering any directions, elections, or other action by Participants, and the delivery of statements and other disclosure materials to such individuals), that may provide for the use of electronic communications and other media; and

(f)	such other rights and duties, and rules and procedures applicable to the Investment Committee, as set out in the charter for the Plan Administrator and the Committees, as it may be amended from time to time.

8.6          Standard of Performance: The Plan Administrator, the Administrative Committee and the Investment Committee shall each (a) use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in conducting its business; (b) when exercising its power to direct investments, if applicable, diversify the investments of the Plan so as to minimize the risk of large losses unless under the circumstances it is clearly prudent not to do so; and (c) otherwise act in accordance with the provisions of the Plan and ERISA.

8.7          Liability of Plan Administrator and Committee: No member of the Plan Administrator or either Committee shall be liable for any act or omission of any other member of the Plan Administrator or either Committee, the Trustee, any investment manager, or any other agent or representative appointed by the Plan Administrator or either Committee, except to the extent required by ERISA and any other applicable state or federal law, which liability cannot be waived. No member of the Plan Administrator or either Committee shall be liable for any act or omission on his own part except to the extent required by ERISA, and any other applicable state or federal law, and then only if and to the extent such liability cannot be waived. It is the express intent of the Plan to waive any such liability to the full extent permitted by law.

8.8          Exemption from Bond: No member of the Plan Administrator or either Committee shall be required to give bond for the performance of his duties hereunder, unless required by ERISA or by other law which cannot be waived.

8.9          No Compensation: The members of the Plan Administrator and each Committee shall serve without compensation for their services, but shall be reimbursed for all expenses reasonably incurred in the performance of its duties under the Plan. The Plan Sponsor may elect to have such expenses paid out of the Trust Fund to the extent not inconsistent with ERISA.

8.10        Persons Serving in Dual Fiduciary Roles: Any person, group of persons, corporation, firm or other entity, may serve in more than one fiduciary capacity with respect to the Plan.

8.11        Indemnification of Members of Plan Administrator and Committees: To the full extent permitted by law, the Plan Sponsor and each other Employer, jointly and severally, shall indemnify each past, present and future member of the Plan Administrator and each Committee against, and each member of the Plan Administrator and each Committee shall be entitled without further act on his part to indemnity from each Employer for, any and all losses, liabilities, costs and expenses (including the amount of judgments, court costs, reasonable attorneys’ fees, and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Employer itself) incurred by such member in connection with or arising out of any pending, threatened or anticipated possible action, suit, or other proceeding, including any investigation that might lead to such a proceeding, in which he is or may be involved by reason of or in connection with his being or having been a member of the Plan Administrator or either Committee, whether or not he continues to be a member of the Plan Administrator or either Committee at the time of incurring any such losses, liabilities, costs and expenses; provided, however, that such indemnity shall not include any losses, liabilities, costs and expenses incurred by such member of the Plan Administrator or either Committee (i) with respect to any matters as to which he is finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful and culpable misconduct in the performance of his duties as a member of the Plan Administrator or either Committee, or (ii) with respect to any matter to the extent that a settlement thereof is effected in an amount in excess of the amount approved by the Plan Sponsor (or by the affected Employer if it is not an Affiliated Employer), which approval shall not be unreasonably withheld.

No right of indemnification hereunder shall be available to, or enforceable by, any such member of the Plan Administrator or either Committee unless, within thirty (30) days after his actual receipt of service of process in any such action, suit or other proceeding (or such longer period as may be approved by the Board), he shall have offered the Plan Sponsor (or affected Employer if it is not an Affiliated Employer), in writing, the opportunity to handle and defend same at its sole expense. The decision by the Plan Sponsor or other affected Employer to handle the proceeding shall conclusively determine that such member is entitled to the indemnity provided herein unless then otherwise expressly agreed by the member. Until and unless a final judicial determination has been made that indemnity is not applicable, all such member’s expenses shall be promptly and fully paid or reimbursed by the Plan Sponsor or other Employer upon demand by such member. The foregoing right of indemnification shall inure to the benefit of the heirs, executors, administrators and personal representatives of each such member of the Plan Administrator and either Committee and shall be in addition to all other rights to which such member may be entitled as a matter of law, contract, or otherwise.

8.12       Required Information:

(a)	The Plan Administrator and each Committee may rely on any information furnished by a Participant and such information is conclusively binding upon the Participant furnishing the evidence, but is not binding upon the Employer, Plan Administrator or Committee.

(b)	If a person claiming benefits under the Plan makes a false statement that is material to such person’s claim for benefits, the Administrative Committee may adjust the benefits payable to the person or require that the payments be returned to the Plan, or take any other action as the Administrative Committee deems reasonable.

(c)	Failure on the part of a Participant to comply with a request by the Administrative Committee for information or proof within a reasonable period of time is sufficient grounds for delay in the payment of any benefits that may be due under the Plan until such information or proof is received by the Administrative Committee.

8.13       Correction of Errors: If an error has occurred in crediting or debiting any Account as a result of data, recordkeeping, or other administrative error, the Administrative Committee shall correct the error by adjusting the affected Account or by taking such other actions (including but not limited to requesting a repayment by a Participant or a Beneficiary of all or part of a distribution made to him or making a special corrective distribution to a Participant or a Beneficiary).

ARTICLE IX

ADOPTION OF PLAN BY OTHER EMPLOYERS

9.1          Adoption Procedure: Any business organization may, with the approval of Board or the Administrative Committee, adopt the Plan for all or any classification of its Employees, as permitted by Code Section 401(a), by delivering to the Administrative Committee:

(a)	A certified resolution or consent of the sole proprietor, managing partner(s), or board of directors (or equivalent governing authority) of the adopting Employer, or a duly executed adoption instrument (adopted and approved by the board of directors (or equivalent governing authority) of the adopting Employer) setting forth its agreement to be bound as an Employer by all the terms, provisions, conditions and limitations of the Plan, except those, if any, specifically set forth in the adoption instrument;

(b)	All information required by the Administrative Committee and the Trustee with reference to Employees or Participants; and

(c)	The written consent of the Board or the Administrative Committee to the adoption of this Plan.

9.2          No Joint Venture Implied: The adoption instrument executed by an Employer shall become, as to it and its Employees, a part of the Plan. However, neither the adoption of the Plan by an Employer, nor any act performed by it in relation to the Plan, shall create a joint venture or partnership relation between it and any other Employer. Although the Accounts of Participants employed by the Employers which adopt the Plan shall be commingled for purposes of investment thereof, unless the Administrative Committee and the Trustee are otherwise directed by the Board, amounts held in the Trust Fund allocable to a particular Employer shall, on an ongoing basis, be available to pay benefits to Participants employed by that Employer, and to pay benefits to Participants employed by any other Employer which is an Affiliated Employer required to be aggregated with the first Employer, but not otherwise. The Administrative Committee shall maintain completely separate accounts and records for any Employer that is not an Affiliated Employer, as distinguished from maintaining the Plan on a consolidated basis with such other Employer.

9.3          Transfer of Participants: If an Employee of one Employer is Transferred to the employment of another Employer, the Employee shall maintain all of his rights under the Plan. Contributions to the Transferred Employee’s Account shall be handled in accordance with the provisions of Sections 4.2 and 4.8, and his Active Service shall be considered uninterrupted as if no Transfer had occurred. Unless otherwise specifically provided hereunder, Active Service with any Employer or Affiliated Employer shall count as Active Service with all Employers, whether before or after the date that the Employer adopts the Plan.

ARTICLE X

AMENDMENT AND TERMINATION

10.1        Right to Amend and Limitations Thereon: The Board shall have the right and power to amend the Plan at any time and from time to time on behalf of all Employers. In addition, on behalf of all Employers, either (a) the Company’s Chief Executive Officer (“CEO”) and the Company’s Chief Financial Officer (“CFO”) acting jointly, or (b) the CFO and the Company’s General Counsel (“GC”) acting jointly, shall each have the right and power (i) to adopt any amendment that is necessary or appropriate to comply with applicable law or regulation, including without limitation, ERISA and the Code, or (ii) to adopt any amendment that does not increase the cost of the Plan by more than five percent (5%) per Plan Year, as determined in good faith and with the certification of an actuary if deemed appropriate, or that increases the cost to the Company merely on account of an increase in an applicable statutory limitation. The Board, the CFO and CEO acting jointly, or the CFO and GC acting jointly, as applicable, may delegate to any officer of the Company the authority to execute an amendment to the Plan that has been approved in the manner set out above. Any amendment of the Plan shall (i) be made by a written instrument and executed by an appropriate officer of the Company and (ii) set forth the nature of the amendment and its effective date (which may be a retroactive date to the extent consistent with applicable law). No amendment shall:

(a)	Except as otherwise specifically provided in the Plan, cause or permit any Trust Fund assets to be diverted to any purpose other than the exclusive benefit of the Participants and their Beneficiaries;

(b)	Decrease the accrued benefit of any Participant or eliminate a protected form of benefit in violation of Code Section 411 (d)(6);

(c)	Materially increase the duties or liabilities of the Trustee without its prior written consent; or

(d)	Change the vesting schedule to one which would result in the vested percentage of the accrued benefit derived from Employer Contributions (determined as of the later of the amendment’s adoption date or effective date) of any Participant being less than such vested percentage computed under the Plan without regard to such amendment. If the Plan’s vesting schedule is amended, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s vested percentage, or if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule, each Participant with at least three years of Active Service may elect, within a reasonable period after the adoption of the amendment or change, to have the vested percentage computed under the Plan without regard to such amendment or change. The period during which such election may be made shall begin no later than the date upon which the amendment is adopted or deemed to be made and shall end no later than the latest of the following dates: (A) the date which is sixty (60) days after the day the amendment is adopted or deemed to be made; (B) the date which is sixty (60) days after the day that the amendment becomes effective; or (C) the date which is sixty (60) days after the day that the Participant is issued written notice of the amendment by the Employer.

In the event of an amendment, each Employer will be deemed to have consented to and adopted the amendment unless an Employer notifies the Administrative Committee to the contrary in writing within thirty (30) days after receipt of a copy of the amendment, in which case the rejection will constitute a withdrawal from the Plan by that Employer.

10.2        Mandatory Amendments: Except as otherwise provided in the Plan, or except as otherwise prescribed by applicable law or other authority prescribed thereunder by the appropriate governmental authority, the Contributions of each Employer to the Plan are intended to be:

(a)	Deductible under applicable provisions of the Code;

(b)	Exempt from the federal Social Security Act, as amended;

(c)	Exempt from withholding under the Code; and

(d)	Excludable from any Employee’s regular rate of pay, as that term is defined under the Fair Labor Standards Act of 1938, as amended.

Amendments to the Plan may be made as necessary to carry out this intention, and all such amendments may be made retroactively.

10.3       Termination of Plan: The Plan has been established with the intent that it will continue in effect indefinitely. However, the Plan Sponsor reserves the right to terminate the Plan, in whole or in part, at any time by action of the Board. A termination of the Plan shall be evidenced by a duly adopted resolution of the Board. Termination of the Plan shall be effective on the date specified in the resolution (hereinafter referred to as the “Termination Date”).

If the Plan is terminated by the Plan Sponsor with respect to all Employers, except to the extent otherwise required under applicable provisions of the Code and ERISA, (a) no further contributions shall be made to the Trust by the Employers, (b) no Employees shall become Participants of the Plan after the Termination Date, and (c) the Accounts of all Participants and Beneficiaries shall be fully vested and distributed as provided in this Section.

Upon termination of the Plan, subject to the provisions of this Section, the Trustee shall distribute to each Participant the vested amounts then credited to his Account. If a Participant’s vested Account balance (derived from Employer and Employee Contributions) which is distributable hereunder does not exceed $5,000, such Account balance shall be distributed in the form of a lump sum payment. Such distribution may be made without the necessity of obtaining the consent of the Participant. If a Participant’s vested Account balance (derived from Employer and Employee Contributions) which is distributable hereunder is in excess of $5,000, and if the Participant consents to the distribution hereunder in the form of a lump sum payment, the Administrative Committee shall direct the Trustee to make settlement of the Participant’s Account in a lump sum distribution. If a Participant’s vested Account balance (derived from Employer and any Employee Contributions) which is distributable hereunder is in excess of $5,000, and if the Participant fails to consent to the distribution hereunder, the Administrative Committee shall direct the Trustee to make settlement of the Participant’s Account in a lump sum distribution. Upon satisfaction of all liabilities to all Participants and Beneficiaries hereunder, the Trust shall terminate.

If the Plan should terminate, the Plan Sponsor or the Administrative Committee in its discretion, may notify the Internal Revenue Service of such termination of the Plan. The Plan Sponsor may apply to the Internal Revenue Service for a determination letter with respect to said termination of the Plan or termination of participation in the Plan by an Employer.

Except as may be directed by the Plan Sponsor in its discretion, the Trustee shall not distribute the assets in the Trust Fund in violation of applicable provisions of Article VI or prior to receipt of a copy of a favorable determination letter from the Internal Revenue Service to the effect that an immediate distribution of Plan assets will not adversely affect the prior qualification of the Plan under Code Sections 401(a) and the exemption of the Trust under Code Section 501(a).

Notwithstanding any other provision of the Plan to the contrary, amounts allocated to the affected Participants’ Accounts may be distributed in any form authorized hereunder which constitutes a lump sum distribution described in Code Section 401(k)(10) prior to the time that such amounts would otherwise be distributed if the Plan is terminated without establishment of an alternative defined contribution plan in contravention of Code Section 401(k)(10)(A). For purposes of the previous sentence, in accordance with Section 1.401(k)-l(d)(4) of the Treasury Regulations, an alternative defined contribution plan is any other defined contribution plan maintained by the same employer. However, if fewer than two percent (2%) of the employees who are eligible under the Plan at the time of its termination are or were eligible under another defined contribution plan at any time during the 24-month period beginning 12 months before the time of the termination, the other plan is not an alternative defined contribution plan. The term “alternative defined contribution plan” means a plan that is a defined contribution plan as defined in Code Section 414(i), but does not include an employee stock ownership plan as defined in Code Section 4975(e) or Code Section 409, a simplified employee pension as defined in Code Section 408(k) or a SIMPLE IRA plan as defined in Code Section 408(p). An alternative defined contribution plan is a successor plan only if it exists at the time the Plan is terminated or within the period ending 12 months after distribution of all assets from the Plan.

10.4        Voluntary or Involuntary Termination by an Adopting Employer: Any Employer may terminate its participation in the Plan by executing and delivering to the Administrative Committee and the Trustee a notice which specifies the date on which its participation in the Plan shall terminate. Likewise, participation of an Employer in the Plan will automatically terminate upon the general assignment by that Employer to or for the benefit of its creditors or the liquidation or dissolution of that Employer without a successor (whether or not as the result of a bankruptcy proceeding).

In the event that (a) the Plan is maintained by the Plan Sponsor and at least one other Employer which is an Affiliated Employer required to be aggregated with the Plan Sponsor, (b) on an ongoing basis, assets of the Plan are available to pay benefits to any Employee who is a Participant (and Beneficiaries thereof) and thus the Plan should be viewed as a single plan for purposes of Code Section 414(1), and (c) the Plan is operated on a consolidated basis, then, in that event, should any Employer which is an Affiliated Employer terminate participation in the Plan without provision for continuation of the portion thereof attributable to such Employer, subject to application of Section 10.5 (relating to partial terminations), any forfeitures arising incident to the distributions described above shall be allocated in accordance with Section 4.6 among the Employer, and any other Employer which is an Affiliated Employer, to reduce future Employer Contributions. Any unapplied portion (comprised of excess amounts arising from or attributable to Contributions of such terminating Affiliated Employer) of any suspense account described in Section 4.3 shall be applied pro-rata to reduce future Contributions of the Employer and any other remaining Employer which is an Affiliated Employer.

Regardless of whether the Plan is operated on an ongoing basis which should result in the Plan being viewed as a single plan for purposes of Code Section 414(1), in the event that the Plan is not operated on a consolidated basis and separate accounts are maintained for each separate Employer under the Plan, then should any Employer which is an Affiliated Employer terminate participation in the Plan without provision for continuation of the portion thereof attributable to such Employer, Participants employed by such terminating Employer as of the date of such termination of participation in the Plan shall have a 100% vested percentage in their Accounts.

The termination of participation in the Plan by any one or more of the Employers will not constitute a termination of the Plan with respect to any other remaining Employers.

10.5       Vesting Upon Discontinuance of Employer Contributions, Total or Partial Termination: Notwithstanding any other provision of the Plan, in the event that there is a total termination of the Plan or a partial termination (as determined by legal counsel for the Plan Sponsor), or complete discontinuance of the Employer Contributions hereunder, then, in either event, the vesting schedules contained in Sections 6.4 and 7.3 shall be inapplicable to the affected Participants, and each affected Participant thereupon shall have a 100% vested percentage in the amount credited to his Account as of the end of the last Plan Year for which a substantial Employer Contribution was made and in any amounts thereafter credited or allocated to his Account. However, that if the Employer shall thereafter resume making substantial Contributions hereunder, all amounts credited or allocated to an affected Participant’s Account with respect to the Plan Year for which such Contributions are resumed, and the Plan Years for which they are continued, shall vest only in accordance with the vesting schedules contained in Sections 6.4 and 7.3. During any such period of termination or complete discontinuance of Employer Contributions, all other provisions of the Plan shall nevertheless continue in full force and effect, other than provisions for Employer Contributions and the allocation thereof to the affected Participants’ Accounts.

10.6        Withdrawal of an Employer: An Employer may withdraw from the Plan either by rejecting an amendment or by giving written notice of its intent to withdraw to the Plan Sponsor, the Administrative Committee and the Trustee. The Administrative Committee shall then determine, within ninety (90) days following the receipt of the rejection or notice, the portion of the Trust Fund that is attributable to the Participants employed by the withdrawing Employer and shall forward a copy of such determination to the Trustee. Upon receipt of the determination, the Trustee shall promptly segregate those assets attributable to the Participants employed by the withdrawing Employer and transfer those assets to the successor trustee when it receives a designation of such successor from the withdrawing Employer.

The withdrawal from the Plan will not terminate the Plan with respect to the withdrawing Employer. Instead, the withdrawing Employer shall, as soon as practical, either appoint a successor trustee and reaffirm the Plan as a new and separate plan and trust intended to qualify under Code Sections 401(a) and 501(a), or establish another plan and trust intended to qualify under Code Sections 401(a) and 501(a).

The determination of the Administrative Committee, in its discretion, of the portion of the Trust Fund that is attributable to the Participants employed by the withdrawing Employer shall be final and binding upon all persons or entities. The Trustee’s transfer of those assets to the designated successor trustee shall relieve the Trustee of any further obligation or duty to the withdrawing Employer, the Participants and Employees employed by that Employer and their Beneficiaries, and to the successor trustee.

10.7       Continuance Permitted Upon Sale or Transfer of Assets: An Employer’s participation in the Plan will not automatically terminate in the event that it consolidates, merges, and is not the surviving corporation; sells substantially all of its assets; is a party to a reorganization and its Employees and substantially all of its assets are transferred to another entity; or liquidates or dissolves, if there is a successor entity. Instead, the resulting successor person, firm, corporation, or other entity may assume and continue the Plan and the Trust by executing a direction, entering into a contractual commitment or adopting a resolution, as the case may be, providing for the continuance of the Plan and the Trust simultaneous with or within one hundred twenty (120) days after such consolidation, merger, sale, reorganization, liquidation or dissolution. If after such 120-day period, the successor entity has not assumed and continued the Plan and otherwise complied with the provisions of this Section 10.7, the successor entity shall be deemed to have given notice under Section 10.4 and its participation in the Plan will then automatically terminate on the one hundred twenty-first (121st) day. In that event, the appropriate portion of the Trust Fund will be distributed exclusively to the affected Participants or their Beneficiaries as soon as practicable pursuant to Section 10.4.

10.8       Requirement on Merger, Transfer, etc.: Notwithstanding any other provision hereof, in accordance with Code Section 414(1), the Plan will not be merged or consolidated with, nor shall any assets or liabilities of the Plan be transferred to, any other plan unless each Participant would receive (if the Plan then terminated) a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit that he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). In addition, any accrued benefits under the Plan which are subject to and protected under Code Section 411(d)(6) shall not be reduced or eliminated in violation of Code Section 411(d)(6) incident to (a) any merger, consolidation, spin-off or transfer of such accrued benefits or (b) any transaction involving an amendment or having the effect of an amendment of the Plan to transfer such accrued benefits.

The Trustee, as directed by the Administrative Committee, shall have the authority to enter into (a) an agreement to merge or consolidate the Plan with another plan which meets the requirements of Code Sections 401(a) and 501(a) or (b) an agreement to accept the direct transfer of assets, including in the discretion of the Administrative Committee, notes evidencing participant loans, from any such plan or to transfer Plan assets to any such plan. To the extent that any such assets that are directly transferred to the Plan are comprised of amounts attributable to elective deferrals (described in Code Section 402(g)(3)), or qualified nonelective contributions (described in Code Section 401(m)(4)(C)), or matching contributions (described in Code Section 401(m)(4)(A)) that are treated as elective deferrals under Code Section 401(k), such amounts shall remain subject to any limitations on distribution thereof and, thus shall not be distributed under the Plan prior to such time as is permitted under the transferor plan and Code Section 401(k). Subject to the Code Sections described in the immediately preceding sentence, if assets are accepted on behalf of any Employee prior to the date that such Employee is eligible to enter the Plan as an active Participant, such Employee shall be deemed to be a Participant; provided however, such Employee shall not be entitled to authorize Elective Contributions to the Plan or share in the allocation of any Employer Contributions or any forfeitures, unless and until such Employee meets the applicable eligibility requirements in Article II.

The Trustee shall not consent or be a party to a merger, consolidation or transfer of assets with a defined benefit plan, except with respect to a transfer which the Administrative Committee has determined to be an “elective transfer” (defined below). The Trustee shall hold, administer and distribute the transferred assets as a part of the Trust Fund and the Administrative Committee shall maintain a separate Account for the benefit of each Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets. Unless a transfer of assets to the Plan is a Rollover Contribution (including a direct rollover contribution described in Code Section 401(a)(31)) or an “elective transfer” (defined below), the Plan shall apply the optional forms of benefit protections described in this Section and in Section 10.1 to all of the transferred assets. A transfer is an “elective transfer” if: (i) the transfer satisfies the preceding provisions of this Section 10.8; (ii) the transfer is voluntary, under a fully informed election by the Participant; (iii) the Participant has an alternative that retains his Code Section 411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan if that plan is not terminating and the Participant’s transferor plan account exceeds $5,000); (iv) the transfer satisfies the applicable spousal consent requirements of the Code; (v) the transferor plan satisfies the qualified joint and survivor annuity notice requirements of the Code, if the Participant’s transferred benefit is subject to those requirements; (vi) the Participant has the right to immediate distribution from the transferor plan in lieu of the elective transfer; (vii) the Participant is not eligible to receive an immediate distribution of the Participant’s entire nonforfeitable accrued benefit in a single sum distribution that would consist entirely of an eligible rollover distribution (as defined in Section 6.6(b)); (viii) the transferred benefit is the entire nonforfeitable accrued benefit under the transferor plan (a) calculated to be at least the greater of the single sum distribution provided by the transferor plan for which the Participant is eligible or the present value of the Participant’s accrued benefit under the transferor plan payable at that plan’s normal retirement age and (b) calculated by using an interest rate that complies with the requirements of Code Section 417(e) and subject to the overall limitations of Code Section 415; (ix) the Participant has 100% vested percentage in the transferred benefit; and (x) the transfer otherwise satisfies applicable regulations or other guidance issued under applicable provisions of the Code by the appropriate governmental authority.

The Trustee, as directed by the Administrative Committee and with any required consent of the affected Employee, shall have the authority to (i) accept a direct transfer of assets, including in the discretion of the Administrative Committee, notes evidencing participant loans, from any qualified plan maintained by another company that is an Affiliated Employer, or (ii) transfer any Plan assets to any qualified plan maintained by an Affiliated Employer on behalf of an Employee who transfers active employment either between different Affiliated Employers or between an Affiliated Employer. To the extent that any assets that are directly transferred to the Plan are comprised of amounts attributable to elective deferrals (described in Code Section 402(g)(3)), or qualified nonelective contributions (described in Code Section 401(m)(4)I), or matching contributions (described in Code Section 401(m)(4)(A)) that are treated as elective deferrals under Code Section 401(k), such amounts shall remain subject to any limitations on distribution thereof and, thus shall not be distributed under the Plan prior to such time as is permitted under the transferor plan and Code Section 401(k). Any such transfer of assets shall preserve under the Plan the Employee’s protected forms of benefit under the transferor’s qualified plan to extent required to comply with Code Section 411(d). If transferred assets are accepted under the Plan on behalf of any Employee prior to the date that such Employee is eligible to enter the Plan as an active Participant, such Employee shall be deemed to be a Participant for this limited purpose; provided, however, such Employee shall not be entitled to authorize any Elective Contributions to the Plan or share in the allocation of any Employer Contributions or any forfeitures unless and until such Employee satisfies the applicable eligibility requirements in Article II.

ARTICLE XI

MISCELLANEOUS

11.1       Plan Not An Employment Contract: The adoption and maintenance of the Plan shall not be deemed to be a contract between any Employer and its Employees which gives any Employee the right to be retained in the employment of any Employer; to interfere with the rights of any Employer to discharge any Employee at any time; or to interfere with any Employee’s right to terminate his employment at any time.

11.2       Benefits Provided Solely From Trust Fund: All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund; the Committee and Employer do not assume any liability or responsibility for such benefits. Each Participant assumes all risks in connection with any decrease in the market value of any common stocks, bonds or other investments held on his behalf under the Trust.

11.3       Spendthrift Provision: No principal or income payable, or to become payable, from the Trust Fund prior to its receipt by the Participant or Beneficiary will be subject to: (a) anticipation or assignment by any Participant or by any Beneficiary; (b) attachment by, interference with, or control of any creditor of a Participant or Beneficiary; or (c) being taken or reached by any legal or equitable process in satisfaction of any debt or liability of a Participant or Beneficiary. Any attempted conveyance, transfer, assignment, mortgage, pledge, or encumbrance of the Trust Fund, any part or interest in it, by a Participant or Beneficiary prior to distribution will be void, whether that conveyance, transfer, assignment, mortgage, pledge, hypothecation or encumbrance is intended to take place or become effective before or after any distribution of Trust Fund assets or the termination of the Trust. Furthermore, the Trustee shall not be required to recognize any conveyance, transfer, assignment, mortgage, pledge or encumbrance by a Participant or Beneficiary of the Trust, any part or interest in it, or to pay any money or thing of value to any creditor or assignee of a Participant or Beneficiary for any cause whatsoever.

This Section 11.3 shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order (as defined in Code Section 414(p)) pursuant to Section 6.11. In addition, in the event that pursuant to a qualified domestic relations order described above, an Account is established for the benefit of the former spouse or dependent of a Participant (“alternate payee”), and in the further event that Participants are entitled to direct the investment of their Accounts in accordance with Section 4.10, unless the Administrative Committee otherwise prescribes pursuant to its uniformly applied nondiscriminatory rules, any alternate payee shall be considered to be a Participant for purposes of Section 4.10 and, thus, shall be entitled to direct the investment of such Account.

In the event that the Administrative Committee receives notice that a domestic relations order that is intended to be a qualified domestic relations order is being prepared and will be provided to the Administrative Committee within a reasonably short time, the Administrative Committee may place a temporary hold on the rights of a Participant (a) to modify investment elections or (b) to receive a distribution or withdrawal of benefits under the Plan, pending (i) the determination of whether such order is a qualified domestic relations order within the meaning of Code Section 414(p), and (ii) the rights of the alternate payee under such order.

Notwithstanding the foregoing, the provisions of this Section 11.3 will not apply to any offset of a Participant’s Account balance against an amount that the Participant is ordered or required to pay to the Plan if (a) an order or requirement to pay arises (i) under a judgment of conviction for a crime involving the Plan, (ii) under a civil judgment (including a consent order or decree) entered by a court of competent jurisdiction in an action brought in connection with a violation (or alleged violation) of Part 4 of Title I of ERISA, or (iii) pursuant to a settlement agreement between the Secretary of Labor and the Participant in connection with a violation (or alleged violation) of Part 4 of Title I of ERISA, or (b) the judgment, order, decree or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s benefits provided under the Plan.

11.4       Gender, Tense and Headings: Whenever the context so requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. The words “herein,” “hereof,” “hereunder,” and other similar compounds of the word “here” shall refer to the entire Plan, not to any particular Section or provision of the Plan. Headings of Articles, Sections and subsections as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

11.5       General Transition Rules Relating to Amendment, Restatement and Continuation of the Plan: This Section shall generally apply to any Prior Plan.

(a)	Application of Plan: Except as otherwise expressly provided under the Plan, in the event that an Employer adopts the Plan as an amendment, restatement and continuation of the Plan or a Prior Plan, the provisions of the Plan shall apply only to Employees whose employment with the Employer terminates after the Effective Date. If an Employee’s employment with the Employer terminates prior to the Effective Date, the former Employee shall be entitled to benefits under the terms and provisions of the Plan or Prior Plan as it existed on the termination of employment date but subject to any required amendments for qualification under Code Section 401(a).

(b)	Maintenance of Accounts: Amounts credited to a Participant’s accounts under the Prior Plan, as in effect immediately prior to the Effective Date, shall constitute the opening balances of corresponding Accounts established under the Plan.

(c)	Employee Elections: Employee elections (under the Plan or Prior Plan as in effect immediately prior to its Effective Date) with respect to Employee contribution rates, investment directions, etc., shall continue in effect under the Plan or Prior Plan unless the Administrative Committee otherwise expressly directs. Similarly, any beneficiary designation in effect under the Plan or Prior Plan immediately prior to the Effective Date shall be deemed to be a valid designation filed with the Administrative Committee under applicable provisions of the Plan, to the extent consistent with the Plan and applicable law, unless and until the Participant revokes such Beneficiary designation under the terms of the Plan.

(d)	Withdrawals and Loans: Except as inconsistent with applicable law, and unless the Administrative Committee otherwise directs, any withdrawals authorized and loans made under the Plan or Prior Plan, as in effect immediately prior to the Effective Date, shall continue to be governed by the terms and provisions of the Plan or Prior Plan as it existed on the date of the withdrawal and/or loan. Any withdrawals or loans permitted under the Plan after its Effective Date shall be governed by the applicable terms and provisions of the Plan.

(e)	Accounting: Trust accounting for earnings, gain, loss, appreciation and depreciation and forfeitures under the Plan or Prior Plan, as in effect immediately prior to the Effective Date, shall not be affected by amendment and restatement of the Plan.

(f)	Distribution of Benefits: Amounts being paid to a Participant or Beneficiary under the Plan or a Prior Plan, as in effect immediately prior to the Effective Date, shall continue to be paid in accordance with the Plan or Prior Plan as in effect immediately prior to the Effective Date.

(g)	Continued Term of Plan Officials: Unless the Plan Administrator otherwise directs, members of any committee (or comparable administrator or governing authority), and the agent for service of legal process under a Prior Plan, shall not continue in such capacities under the Plan as of the Effective Date.

11.6       Severability: Each term and provision of the Plan is severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision.

11.7       Governing Law: Parties to Legal Actions: The terms and provisions of the Plan shall be construed, administered, and governed under the laws of the State of Texas without regard to conflicts of law provisions and, to the extent applicable, by the laws of the United States. The Trustee or any Employer may initiate a legal action or proceeding for the settlement of the account of the Trustee, for the determination of any question, or for instructions. The only necessary parties to any such action or proceeding are the Trustee, the Plan Sponsor or other affected Employer; provided, however, any other person may be included as a party at the election of the Trustee, the Plan Sponsor or other affected Employer.

11.8       Mandatory Venue: As the Plan is administered in Montgomery County, Texas, mandatory venue for any claim, legal suit, action, or other proceeding arising out of or relating to this Plan shall be the Federal District Court for the Southern District of Texas—Houston Division or in a judicial district court of Montgomery County, Texas, subject to removal to federal court if applicable. Notwithstanding the preceding sentence, in the event that the Administrative Committee exercises its right to initiate an interpleader action pursuant to Section 6.9(h), the Administrative Committee may in its discretion file such interpleader action in (i) a court in the state in which the Participant resides (or, in the event of the Participant’s death, resided at the time of his death), (ii) a court in the state in which at least one claimant of the Participant’s benefit resides or (iii) a court described in the first sentence of this Section 11.8.

11.9       Notices: Except as otherwise specifically provided under the Plan, any notice, direction, consent, election, waiver or other information required or permitted to be given under the Plan shall be sufficient if (a) it is in writing and otherwise complies with the requirements of applicable provisions of the Plan and any applicable procedures established by the Administrative Committee and (b) if hand-delivered to the Participant, Beneficiary, Trustee or other person to whom such communication is to be given, or if sent by registered mail (return receipt requested) by first class mail or by any other reasonable method to such person at the address last furnished by such person. Any such communication described in the immediately preceding sentence shall be effective as of the date of the postmark if mailed via registered mail and the return receipt is received by the sender, or upon actual receipt by the party receiving such communication in the event that (i) such return receipt is not received by the sender or (ii) such communication was given by in-hand delivery or by first class mail or any other reasonable method.

11.10     Expenses of Administration: Unless otherwise paid by the Plan Sponsor, all fees and expenses incurred in connection with the operation and administration of the Plan, including, but not limited to, the expenses of the Committee and the Trustee, legal, accounting, actuaries, investment, management, and other administrative fees and expenses, shall be paid out of the assets of the Plan to the full extent permissible under ERISA (and any other applicable laws) for such fees and expenses to be so paid.

(a)	Reimbursement of Plan Sponsor. The Plan Sponsor may elect to advance an amount that is properly chargeable as an expense to the Plan, and then obtain reimbursement from the Plan for such advance as soon as practicable, but within one year from the date that the expense was paid by the Plan Sponsor. In this case, the Plan Sponsor shall indicate on its records that payment of the expense on behalf of the Plan is subject to reimbursement from the Plan. The Plan shall promptly reimburse the Plan Sponsor for any expense properly chargeable to the Plan that is paid by the Plan Sponsor upon the receipt by the Plan of a reimbursement directive from the Plan Sponsor.

(b)	Allocation of Expenses to Participants. Notwithstanding the foregoing, the Plan Sponsor, in its discretion, may direct that any or all (i) administrative expenses that are directly allocable to a specific Participant shall be paid from that Participant’s Account (e.g., a Plan loan under Section 6.10) and (ii) the costs incident to the management of an investment fund, or to the purchase or sale of securities held in an investment fund, shall be paid by the Trustee from such investment fund, each to the extent not inconsistent with ERISA (or other applicable law) as determined by the Plan Sponsor in such capacity.

11.11     Counterparts: This Plan may be executed in two or more counterparts, each of which shall be deemed an original.

[Signature page follows.]

IN WITNESS WHEREOF, the Plan Sponsor has caused this Plan to be executed this 22 day of December, 2014, to be effective as of January 1, 2015, except as otherwise expressly provided under certain terms or provisions of the Plan.

PLAN SPONSOR:

ANADARKO PETROLEUM CORPORATION

By:
Julia A. Struble
Vice President, Human Resources

FIRST AMENDMENT TO

ANADARKO EMPLOYEE SAVINGS PLAN

(As Amended and Restated Effective January 1, 2015)

WHEREAS, Anadarko Petroleum Corporation (the “Company”) has previously adopted the Anadarko Employee Savings Plan (as Amended and Restated Effective January 1 2015) (the “Plan”); and

WHEREAS, the Company has reserved the right under Article X of the Plan to amend the Plan on behalf of the Employers at any time and from time to time; and

WHEREAS, the Company desires to amend the Plan to clarify the description in the Plan of how certain matching contributions were computed for Plan Years beginning on and after January 1, 2007 and before January 1, 2014;

NOW, THEREFORE, effective as of January 1, 2015, the Company hereby amends the Plan as follows:

1.             The second sentence of Section 3.4(b) of the Plan shall be deleted and the following shall be substituted therefor:

“The Employer will make Employer Safe-Harbor Contributions each pay period equal to 100% of the sum of each Participant’s Elective Contributions, Catch-Up Contributions, After-Tax Contributions and Roth Contributions that do not exceed 6% of the Participant’s Base Compensation that is paid during that pay period.”

2.             Section 6.8(b)(4) of the Plan shall be deleted and the following shall be substituted therefor:

“(4)	A Participant who has withdrawn all amounts allocated to his Participant Contribution Account and has contributed to or had Elective Contributions made on his behalf to the Plan for at least sixty (60) cumulative months, may withdraw from his Employer Matching Contribution Account, PWA Contributions Account, and his Employer Profit Sharing Contribution Account an amount not exceeding his vested interest therein.”

3.             As amended hereby, the Plan is specifically ratified and reaffirmed.

[Signature on the following page.]

IN WITNESS WHEREOF, this First Amendment to the Anadarko Employee Savings Plan (as Amended and Restated Effective January 1, 2015) is hereby approved, ratified and executed by an authorized officer of Anadarko Petroleum Corporation on this 17 day of DECEMBER, 2015, to be effective as provided above.

ANADARKO PETROLEUM CORPORATION

By:
	Name:	Julia A. Struble
	Title:	VP, HUMAN RESOURCES

SECOND AMENDMENT TO

ANADARKO EMPLOYEE SAVINGS PLAN

(As Amended and Restated Effective January 1, 2015)

WHEREAS, Anadarko Petroleum Corporation (the “Company”) has previously adopted the Anadarko Employee Savings Plan (as Amended and Restated Effective January 1, 2015) (the “Plan”); and

WHEREAS, the Company has reserved the right under Article X of the Plan to amend the Plan on behalf of the Employers at any time and from time to time; and

WHEREAS, the Company desires to amend the Plan to clarify the in-service withdrawal provisions;

NOW, THEREFORE, the Company hereby amends the Plan as follows, effective as of January 1, 2015, except as otherwise provided herein:

1.             Section 6.8(b)(2) of the Plan shall be deleted and the following shall be substituted therefor:

“(2)	A Participant who has withdrawn all amounts from his Rollover Account, if any, may withdraw from his Participant Contribution Account and, effective January 1, 2003, his After-Tax Rollover Account, if any, any or all amounts allocated to such Accounts.”

2.             Section 6.8(b)(4) of the Plan shall be deleted and the following shall be substituted therefor:

“(4)	A Participant who has withdrawn all amounts allocated to his Participant Contribution Account and, effective from August 1, 2006, has participated in the Plan for at least sixty (60) cumulative months may withdraw from his Employer Matching Contribution Account, PWA Contributions Account and his Employer Profit Sharing Contribution Account an amount not exceeding his vested interest therein.”

3.            Section 6.8(c)(1) of the Plan shall be deleted and the following shall be substituted therefor:

“(1)	Notwithstanding the other provisions of this Section 6.8, no withdrawal shall be made from an Account to the extent such Account has been pledged to secure a loan from the Plan. From January 1, 2004 through December 31, 2017, there shall not be a restriction on the number of withdrawals pursuant to this Section 6.8. Effective January 1, 2018, not more than two (2) withdrawals pursuant to this Section 6.8 may be made in any one Plan Year, except that no restriction will be imposed on the number of hardship withdrawals under Section 6.8(a) or age 59 1/2 withdrawals under Section 6.8(b)(5) and withdrawals under Section 6.8(a) and Section 6.8(b)(5) shall not count against such two-withdrawal limitation.”

4.             As amended hereby, the Plan is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, this Second Amendment to the Anadarko Employee Savings Plan (as Amended and Restated Effective January 1, 2015) is hereby approved, ratified and executed by an authorized officer of Anadarko Petroleum Corporation on this 5TH day of DECEMBER , 2017, to be effective as provided above.

ANADARKO PETROLEUM CORPORATION

By:
Joseph H. Mongrain
Vice President, Human Resources

THIRD AMENDMENT TO

ANADARKO EMPLOYEE SAVINGS PLAN

(As Amended and Restated Effective January 1, 2015)

WHEREAS, Anadarko Petroleum Corporation (the “Company”) has previously adopted the Anadarko Employee Savings Plan (as Amended and Restated Effective January 1, 2015) (the “Plan”); and

WHEREAS, the Company has reserved the right under Article X of the Plan to amend the Plan on behalf of the Employers at any time and from time to time; and

WHEREAS, the Company desires to amend the Plan to streamline withdrawal provisions, grant service credit to certain employees transferred to the Company or an affiliate of the Company in connection with an acquisition, and clarify the language in certain provisions;

NOW, THEREFORE, the Company hereby amends the Plan as follows, effective as of January 1, 2015, except as otherwise provided herein:

1.            The following new Section 1.7A shall be added immediately following Section 1.7 of the Plan:

“1.7A      Catch-Up Contributions:          “Catch-Up Contributions” means contributions described in Code Section 414(v) and includes both Catch-Up Elective Contributions and Roth Catch-Up Contributions.”

2.            The following new Section 1.31 A shall be added immediately following Section 1.31 of the Plan:

“1.31A   Roth Catch-Up Contributions: “Roth Catch-Up Contributions” means contributions described in Code Section 414(v) that are designated by a Participant to be made from designated Roth Contributions.”

3.             Effective as of January 1, 2017, the following new paragraph shall be added to the end of Section 1.2 of the Plan:

“Each Participant who is a “Transferred Employee” (as defined in that certain Purchase and Sale Agreement (the “Freeport-McMoRan PSA”) among Freeport-McMoRan Oil & Gas LLC, Freeport-McMoRan Exploration & Production LLC and Plains Offshore Operations Inc. (collectively, the “Seller”) and Anadarko US Offshore LLC dated September 12, 2016) shall be credited, as of such Participant’s “Transfer Time” (as such term is defined in the Freeport-McMoRan PSA), with Active Service for his years of service with Seller and its affiliates and their respective predecessors before such Transfer Time to the same extent as such Participant was entitled, before such Transfer Time, to credit for such service under the corresponding plan of Seller in which such Participant participated or was eligible to participate immediately prior to such Transfer Time. Such credit for such periods of Active Service shall be based on the information that the Company receives from the Seller for such purpose.”

4.             The first sentence of the third paragraph of Section 3.1(a) of the Plan shall be deleted and the following shall be substituted therefor:

“Each Eligible Employee hired on or after July 1, 2011 who does not affirmatively elect (i) to not make Elective Contributions under the Plan or (ii) another designated percentage of his Base Compensation as an Elective Contribution, Participant Contribution, or a designated Roth Contribution, will be deemed to have made an informed consent and automatic election to have the Employer withhold six percent (6%) of his Base Compensation as an Elective Contribution without any affirmative election or other action being required by such Employee under the Plan.”

5.            The reference to “After-Tax Contributions” in Sections 3.4(a)(2) and 3.4(b) of the Plan shall be deleted and references to “Participant Contributions” shall be substituted therefor.

6.             The words “(except Roth Catch-Up Contributions)” shall be added immediately after the first reference to “Roth Contributions” in (1) Section 4.3(c)(i) of the Plan and (2) the fifth paragraph of Section 3.5(a) of the Plan.

7.             The last sentence of Section 6.6(b)(1) of the Plan shall be deleted and the following shall be substituted therefor:

“The Administrative Committee will be entitled to rely on a statement from (A) the Participant or (B) the plan administrator or trustee of the other qualified plan, or the trustee or custodian of the individual retirement account or annuity, to which the direct rollover is to be transferred, to the effect that such plan, account or annuity is, or is intended to be, an eligible retirement plan.”

8.             The first two sentences of Section 6.7 of the Plan shall be deleted and the following shall be substituted therefor:

“If the Administrative Committee, after making a reasonably diligent effort, cannot locate a Participant or Beneficiary, the amount payable to the Participant or Beneficiary may be forfeited. If the Participant or Beneficiary subsequently elects a distribution of his vested benefits, the forfeited amount, unadjusted for subsequent Trust Fund earnings or losses, will be reinstated and paid to the Participant or Beneficiary.”

9.             The heading of Section 6.8(a) of the Plan (“Withdrawal of Employer Contributions”) shall be deleted and the heading “Hardship Withdrawals” shall be substituted therefor.

10.           Effective as of January 1, 2018, Section 6.8(b)(6) of the Plan and Section 6.8(b)(7) of the Plan shall be deleted.

11.           The first sentence of Section 6.8(d) of the Plan shall be deleted and the following shall be substituted therefor:

“During any period a Participant is performing qualified military service (as defined in Code Section 414(u)) while on active duty for a period of more than thirty (30) days, such Participant shall be entitled to elect to receive a distribution of all or a part of the portion of the Participant’s Elective Contributions Account attributable to Elective Contributions (including Catch-Up Elective Contributions) and, effective August 1, 2006, his Roth Contributions Account attributable to designated Roth Contributions (including Roth Catch-Up Contributions).”

12.         The second sentence of Section 6.8(e) of the Plan shall be deleted and the following shall be substituted therefor:

“A “Qualified Reservist Distribution” is a distribution that meets the following requirements: (i) the distribution is from amounts attributable to Elective Contributions (including Catch-Up Elective Contributions) and, effective August 1, 2006, designated Roth Contributions (including Roth Catch-Up Contributions); (ii) the Participant was, by reason of being a member of a reserve component, as defined in Section 101 of Title 37 of the United States Code, ordered or called to active duty for a period in excess of 179 days or for an indefinite period; and (iii) such distribution is made during the period beginning on the date of such order or call, and ending at the close of the Participant’s active duty period.”

13.           The last sentence of the first paragraph of Section 6.10(c) of the Plan shall be deleted and the following shall be substituted therefor:

“No loan shall have a maturity date in excess of five (5) years, unless the Loan Policy allows a later maturity date for a loan used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Qualified Participant.”

14.          As amended hereby, the Plan is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, this Third Amendment to the Anadarko Employee Savings Plan (as Amended and Restated Effective January 1, 2015) is hereby approved, ratified and executed by an authorized officer of Anadarko Petroleum Corporation on this 5TH day of DECEMBER , 2017, to be effective as provided above.

ANADARKO PETROLEUM CORPORATION

By:
Joseph H. Mongrain
Vice President, Human Resources

FOURTH AMENDMENT TO

ANADARKO EMPLOYEE SAVINGS PLAN

(As Amended and Restated Effective January 1, 2015)

WHEREAS, Anadarko Petroleum Corporation (the “Company”) has previously adopted the Anadarko Employee Savings Plan (as Amended and Restated Effective January 1, 2015) (the “Plan”), and

WHEREAS, the Company has reserved the right under Article X of the Plan to amend the Plan on behalf of the Employers at any time and from time to time; and

WHEREAS, the Company desires to amend the Plan to Plan to clarify certain provisions therein;

NOW, THEREFORE, the Company hereby amends the Plan as follows, effective as of April 1, 2019:

1.             The following sentence shall be added at the end of Section 11.3 of the Plan:

“Further notwithstanding the foregoing, the provisions of this Section 11.3 will not apply to revocable assignments pursuant to Treasury Regulation §1.401(a)-13(e) during the period beginning on April 1, 2019 and ending on October 30, 2019 with respect to Participants who elect to receive the balance of their Accounts in the form of a lump sum payment directly from the Plan.”

2.             As amended hereby, the Plan is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, this Fourth Amendment to the Anadarko Employee Savings Plan (as Amended and Restated Effective January 1, 2015) is hereby approved, ratified and executed by an authorized officer of Anadarko Petroleum Corporation on this 4th day of APRIL, 2019, to be effective as provided above.

ANADARKO PETROLEUM CORPORATION

By:
Joseph H. Mongrain
Vice President, Human Resources